Filed Pursuant to Rule 424(b)(3)
Registration No. 333-191706
CARTER VALIDUS MISSION CRITICAL REIT II, INC.
SUPPLEMENT NO. 10 DATED SEPTEMBER 15, 2017
TO THE PROSPECTUS DATED APRIL 27, 2017
This document supplements, and should be read in conjunction with, the prospectus of Carter Validus Mission Critical REIT II, Inc., dated April 27, 2017, and consolidates and replaces all previous supplements to the prospectus. Unless otherwise defined in this prospectus supplement, capitalized terms used in this prospectus supplement shall have the same meanings as set forth in the prospectus.
The purpose of this prospectus supplement is to describe the following:

(1)	the status of our initial public offering of common stock, the filing of a registration statement for our follow-on offering and the termination of our initial public offering of common stock;

(2)	the declaration of distributions to our stockholders and distributions made through September 15, 2017;

(3)	the reallocation of shares under our charter;

(4)	update regarding the distribution and servicing fee;

(5)	updates to the “Questions and Answers About this Offering” section of our prospectus;

(6)	updates to the “Management Compensation” section of our prospectus;

(7)	updates to the compensation, fees and reimbursements incurred to our advisor or its affiliates as of June 30, 2017;

(8)	updates to the “Incorporation of Certain Information by Reference” section of our prospectus;

(9)	certain information regarding individually material real property acquisition, including the placement of material debt on such material real property;

(10)	individually immaterial real property acquisitions;

(11)	updates regarding our credit facility;

(12)	updates regarding repurchases of our shares;

(13)	updates regarding the automatic purchase plan;

(14)	updates to the "Risk Factors" section of our prospectus;

(15)	the renewal of our advisory agreement;

(16)	the renewal of our management agreement;

(17)	an update to the "Selected Financial Data" section of our prospectus;

(18)	updates to the "Prior Performance Summary" section of our prospectus;

(19)	Management’s Discussion and Analysis of Financial Condition and Results of Operations section, substantially the same as that which was filed in our Quarterly Report on Form 10-Q on August 10, 2017;

(20)	our updated financial information;

(21)	financial information for the individually material real property acquisition;

(22)	revised forms of our subscription agreements; and

(23)	a revised form of automatic purchase plan.
Status of this Offering, Filing of a Registration Statement for Follow-On Offering and Termination of this Offering
We commenced our initial public offering of $2,350,000,000 of shares of our common stock (the “Offering”), consisting of up to $2,250,000,000 of shares in our primary offering and up to $100,000,000 of shares pursuant to our distribution reinvestment plan, on May 29, 2014. As of the date of this supplement, we are publicly offering shares of Class A common stock, shares of Class I common stock and shares of Class T common stock, in any combination with a dollar value up to the maximum offering amount. As of September 13, 2017, we had accepted investors’ subscriptions for and issued approximately 79,668,000 shares of Class A common stock, 3,326,000 shares of Class I common stock and 27,126,000 shares of Class T common stock in the Offering, resulting in receipt of gross proceeds of approximately $788,961,000, $30,256,000 and $259,911,000, respectively, for total gross proceeds raised of $1,079,128,000. As of September 13, 2017, we had approximately $1,270,872,000 in Class A shares, Class I shares and Class T shares of common stock remaining in the Offering.
On May 1, 2017, we filed a Registration Statement on Form S-11 (the “Follow-On Offering Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) to register up to $332,500,000 of shares of Class A common stock, Class I common stock, and Class T common stock to be offered to the public on a best efforts basis pursuant to a proposed follow-on offering and up to $17,500,000 of shares of Class A common stock, Class I common stock, and Class T common stock pursuant to our distribution reinvestment plan. Accordingly, pursuant to Rule 415 promulgated under the Securities Act, we extended our current Offering until the earlier of the SEC effective date of the Follow-On Offering Registration Statement or November 25, 2017, the date that is 180 days after the third anniversary of the SEC effective date of the Offering. As of the date of this supplement, the Follow-On Offering Registration Statement has not been declared effective by the SEC. Our board of directors determined to terminate our Offering on November 24, 2017. Our board of directors may revise the offering termination date as necessary in its discretion.
Distribution Policy and Distributions
The following information supplements, and should be read in conjunction with, the discussion contained in the “Prospectus Summary — Distribution Policy” section on page 15 of the prospectus and the “Description of Securities — Distribution Policy and Distributions” section beginning on page 150 of the prospectus:
As of September 15, 2017, we had paid aggregate distributions, since inception, of approximately $100,418,000 ($44,614,000 in cash and $55,804,000 reinvested in shares of common stock pursuant to the DRIP). Our board of directors intends to continue to pay distributions monthly in arrears for so long as it decides this policy is in the best interest of our stockholders.
On August 3, 2017, the board of directors of the Company approved and declared a distribution to the Company’s Class A stockholders of record as of the close of business on each day of the period commencing on September 1, 2017 and ending on November 30, 2017. The distributions will be calculated based on 365 days in the calendar year and will be equal to $0.001767101 per share of Class A common stock, which will be equal to an annualized distribution rate of 6.40%, assuming a purchase price of $10.078 per share of Class A common stock. The distributions declared for each record date in September 2017, October 2017 and November 2017 will be paid in October 2017, November 2017 and December 2017, respectively. The distributions will be payable to stockholders from legally available funds therefor.
On August 3, 2017, the board of directors of the Company approved and declared a daily distribution to the Company’s Class I stockholders of record as of the close of business on each day of the period commencing on September 1, 2017 and ending on November 30, 2017. The distribution will be calculated based on 365 days in the calendar year and will be equal to $0.001767101 per share of Class I common stock, which will be equal to an annualized distribution rate of 7.04%, assuming a purchase price of $9.162 per share. The distributions declared for each record date in September 2017, October 2017 and November 2017 will be paid in October 2017, November 2017 and December 2017, respectively. The distributions will be payable to stockholders from legally available funds therefor.
On August 3, 2017, the board of directors of the Company approved and declared a daily distribution to the Company’s Class T stockholders of record as of the close of business on each day of the period commencing on September 1, 2017 and ending on November 30, 2017. The distribution will be calculated based on 365 days in the calendar year and will be equal to $0.001501543 per share of Class T common stock, which will be equal to an annualized distribution rate of 5.68%, assuming a purchase price of $9.649 per share. The distributions declared for each record date in September 2017, October 2017 and November 2017 will be paid in October 2017, November 2017 and December 2017, respectively. The distributions will be payable to stockholders from legally available funds therefor.

We have made the following distributions to our Class A stockholders:

Period Ended	Date Paid	Distribution
July 31, 2014	August 1, 2014	$439
August 31, 2014	September 2, 2014	$24,635
September 30, 2014	October 1, 2014	$66,751
October 31, 2014	November 3, 2014	$131,229
November 30, 2014	December 1, 2014	$207,526
December 31, 2014	January 2, 2015	$324,704
January 31, 2015	February 2, 2015	$446,359
February 28, 2015	March 2, 2015	$537,939
March 31, 2015	April 1, 2015	$823,200
April 30, 2015	May 1, 2015	$1,039,171
May 31, 2015	June 1, 2015	$1,299,964
June 30, 2015	July 1, 2015	$1,471,336
July 31, 2015	August 3, 2015	$1,715,689
August 31, 2015	September 1, 2015	$1,894,852
September 30, 2015	October 1, 2015	$1,982,158
October 31, 2015	November 2, 2015	$2,200,851
November 30, 2015	December 1, 2015	$2,285,962
December 31, 2015	January 4, 2016	$2,547,214
January 31, 2016	February 1, 2016	$2,719,623
February 29, 2016	March 1, 2016	$2,676,459
March 31, 2016	April 1, 2016	$2,979,045
April 30, 2016	May 2, 2016	$3,006,480
May 31, 2016	June 1, 2016	$3,210,172
June 30, 2016	July 1, 2016	$3,202,527
July 31, 2016	August 1, 2016	$3,397,713
August 30, 2016	September 1, 2016	$3,485,007
September 30, 2016	October 3, 2016	$3,441,197
October 31, 2016	November 1, 2016	$3,645,779
November 30, 2016	December 1, 2016	$3,584,726
December 31, 2016	January 3, 2017	$3,772,059
January 31, 2017	February 1, 2017	$3,846,146
February 28, 2017	March 1, 2017	$3,531,060
March 31, 2017	April 3, 2017	$3,974,566
April 30, 2017	May 1, 2017	$3,913,291
May 31, 2017	June 1, 2017	$4,106,771
June 30, 2017	July 3, 2017	$4,028,071
July 31, 2017	August 1, 2017	$4,203,103
August 31, 2017	September 1, 2017	$4,247,975
Total Class A distributions		$89,971,749
We have made the following distributions to our Class I stockholders:

Period Ended	Date Paid	Distribution
March 9, 2017 to March 31, 2017	April 3, 2017	$1,060
April 30, 2017	May 1, 2017	$9,304
May 31, 2017	June 1, 2017	$37,369
June 30, 2017	July 3, 2017	$71,602
July 31, 2017	August 1, 2017	$106,622
August 31, 2017	September 1, 2017	$139,472
Total Class I distributions		$365,429
We have made the following distributions to our Class T stockholders:

Period Ended	Date Paid	Distribution
January 21, 2016 to January 31, 2016	February 1, 2016	$5,101
February 29, 2016	March 1, 2016	$36,989
March 31, 2016	April 1, 2016	$81,312
April 30, 2016	May 2, 2016	$131,960
May 31, 2016	June 1, 2016	$196,058
June 30, 2016	July 1, 2016	$241,283
July 31, 2016	August 1, 2016	$303,461
August 30, 2016	September 1, 2016	$350,322
September 30, 2016	October 3, 2016	$384,775
October 31, 2016	November 1, 2016	$444,087
November 30, 2016	December 1, 2016	$477,528
December 31, 2016	January 3, 2017	$563,099
January 31, 2017	February 1, 2017	$636,143
February 28, 2017	March 1, 2017	$629,645
March 31, 2017	April 3, 2017	$761,728
April 30, 2017	May 1, 2017	$797,400
May 31, 2017	June 1, 2017	$881,721
June 30, 2017	July 3, 2017	$933,731
July 31, 2017	August 1, 2017	$1,061,369
August 31, 2017	September 1, 2017	$1,162,709
Total Class T distributions		$10,080,421
For the six months ended June 30, 2017, we paid distributions of approximately $27,461,000, of which $12,812,000 was cash and $14,649,000 was reinvested in shares of our common stock pursuant to the DRIP, as compared to FFO for the six months ended June 30, 2017 of approximately $26,067,000. We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of National Association of Real Estate Investment Trusts, as revised in February 2004, or the White Paper. The White Paper defines FFO as net income or loss computed in accordance with generally accepted accounting principles in the United States, or GAAP, excluding gains or losses from sales of property and asset impairment writedowns, plus depreciation or amortization, and after adjustments for unconsolidated partnerships and joint ventures. Agreements for unconsolidated partnerships and joint ventures are calculated to reflect FFO. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Funds from Operations and Modified Funds from Operations” for the six months ended June 30, 2017, included in this prospectus supplement, for information regarding why we present funds from operations and for reconciliations of this non-GAAP financial measure to net income attributable to common stockholders. The payment of distributions from sources other than FFO may reduce the amount of proceeds available for investment and operations may cause us to incur additional interest expense as a result of borrowed funds and may cause subsequent investors to experience dilution.

The following table presents distributions and source of distributions for the six months ended June 30, 2017 (amounts are rounded and in thousands):

	Six Months Ended June 30,
	2017
Distributions paid in cash - common stockholders	$12,812
Distributions reinvested	14,649
Total distributions	$27,461
Source of distributions:
Cash flows provided by operations (1)	$12,812	47%
Offering proceeds from issuance of common stock pursuant to the DRIP (1)	14,649	53%
Total sources	$27,461	100%

(1)	Percentages were calculated by dividing the respective source amount by the total sources of distributions.
Reallocation of Shares Under Our Charter
All references to the allocation of shares authorized under our charter are updated as follows:
On June 2, 2017, we filed Articles Supplementary to the Second Articles of Amendment and Restatement with the State Department of Assessments and Taxation of Maryland reclassifying our Class A shares, Class I shares and Class T shares as Class T2 shares. Our charter permits our board of directors to issue up to 500,000,000 shares of common stock, of which 175,000,000 are designated as Class A shares, 75,000,000 are designated as Class I shares, 175,000,000 are designated as Class T shares and 75,000,000 are designated as Class T2 shares, and 100,000,000 shares of preferred stock. We currently do not plan to offer Class T2 shares.
Update Regarding the Distribution and Servicing Fee
On May 26, 2017, we executed the sixth amendment to our dealer manager agreement by and among us, SC Distributors, LLC, our dealer manager, and our advisor to amend certain terms of the distribution and servicing fee payable in connection with Class T shares sold in our primary offering. All references to the distribution and servicing fee are hereby updated accordingly:
With respect to Class T shares sold in the primary offering, we pay the dealer manager a distribution and servicing fee that accrues daily in an amount equal to 1/365th of up to 1.0% of the most recent offering price per Class T share on a continuous basis from year to year, payable out of amounts that otherwise would be distributed to holders of Class T shares; provided, however, that upon the termination of our primary offering, the distribution and servicing fee shall be an amount that accrues daily equal to 1/365th of up to 1.0% of the most recent estimated NAV per Class T share on a continuous basis from year to year. The dealer manager will reallow all of the distribution and servicing fees with respect to Class T shares sold in the primary offering to participating broker-dealers; provided, however, effective June 1, 2017, a participating broker-dealer may give written notice to the dealer manager that it waives all or a portion of the reallowance of the distribution and servicing fee, which waiver shall be irrevocable and will not retroactively apply to Class T shares that were previously sold through such participating broker-dealer. We will cease paying the distribution and servicing fee to the dealer manager on the earliest to occur of the following: (i) a listing of the Class T shares on a national securities exchange; (ii) following the completion of this Offering, the date on which total underwriting compensation in this Offering equals (a) 10% of the gross proceeds from our primary offering less (b) the total amount of distribution and servicing fees waived by participating broker-dealers; (iii) the date on which there are no longer any Class T shares outstanding; (iv) the fourth anniversary of the last day of the fiscal quarter in which our primary offering terminates; (v) with respect to a Class T share sold in the primary offering, the date on which a participating broker-dealer receives (a) total underwriting compensation equal to 10% of the gross offering proceeds of such Class T share less (b) the amount of any waived distribution and servicing fees by such participating broker-dealer; or (vi) the date on which the holder of such Class T share or its agent notifies us or our agent that he or she is represented by a new participating broker-dealer; provided that we will continue paying the Class T distribution and servicing fee, which shall be re-allowed to the new participating broker-dealer, if the new participating broker-dealer enters into a participating broker-dealer agreement with our dealer manager or otherwise agrees to provide the services set forth in the dealer manager agreement. We cannot predict when this will occur. The distribution and servicing fee paid in respect of Class T shares sold in the primary offering is allocated to the Class T shares as a class cost, and, therefore, these fees will impact the amount of distributions payable on all Class T shares, including those issued under our distribution reinvestment plan. We deduct the distribution and servicing fee from amounts that would otherwise be available for distribution to Class T stockholders on a class basis. We will continue to deduct the full amount of the distribution and servicing fee that we would have paid to the dealer manager (which the dealer manager would have reallowed to a participating broker-dealer) from amounts otherwise available for distribution to all Class T stockholders if we cease paying the distribution and servicing fee to the dealer manager because (i) a participating broker-dealer waives its right to receive reallowance of all of the distribution and servicing fees payable with respect to a Class T share or (ii) a Class T stockholder is represented by a new participating broker-dealer that does not enter into a participating broker-dealer agreement with our dealer manager or does not otherwise agree to provide the services set forth in the dealer manager agreement.
Questions and Answers About This Offering
The "Questions and Answers About This Offering — Why are we offering three classes of common stock, and what are the similarities and differences among the classes" section beginning on page 4 of the prospectus is hereby superseded and replaced with the following:
Q: Why are we offering three classes of our common stock, and what are the similarities and differences among the classes?
A: We are offering three classes of our common stock in order to provide investors with more flexibility in making their investment in us and to provide participating broker-dealers more flexibility to facilitate investment in us. Class A and Class T shares are available through brokerage and transaction-based accounts. Class I shares are available for purchase in this offering only (1) through fee-based programs of participating broker-dealers, also known as wrap accounts, that provide access to Class I shares, (2) through registered investment advisers not affiliated with a participating broker-dealer, (3) by endowments, foundations, pension funds and other institutional investors or (4) other categories of investors that we name in an amendment or supplement to this prospectus. Before making your investment decision, please consult with your investment adviser regarding your account type and the classes of common stock you may be eligible to purchase.
Each share of our common stock, regardless of class, will be entitled to one vote per share on matters presented to the common stockholders for approval, including election of directors. The differences between each class relate to the fees and selling commissions payable in respect of each class. The following summarizes the differences in fees and selling commissions among the classes of our common stock offered in our primary offering:

	Per Class A Share	Per Class I Share	Per Class T Share
Primary Offering Price	$10.078	$9.162	$9.649
Selling Commissions	7.0%	—	3.0%
Dealer Manager Fee	3.0%	1.0% (1)	3.0%
Distribution and Servicing Fee (3)	—	—	1.0% (2)

(1)
The dealer manager may receive up to 2.0% of the gross offering proceeds from the sale of Class I shares as a dealer manager fee, of which 1.0% will be funded by our advisor without reimbursement from us. The 1.0% of the dealer manager fee paid from offering proceeds will be waived in the event an investor purchases Class I shares through a registered investment adviser that is not affiliated with a broker dealer. In such event, the per share purchase price of the Class I shares would be $9.07. The dealer manager may reallow all or a portion of such dealer manager fee to participating broker-dealers.

(2)
With respect to Class T shares sold in the primary offering, we will pay our dealer manager a distribution and servicing fee that accrues daily equal to 1/365th of 1.0% of the amount of the most recent purchase price per Class T share on a continuous basis from year to year, payable out of amounts that otherwise would be distributed to holders of Class T shares; provided, however, that upon the termination of our primary offering, the distribution and servicing fee shall be an amount that accrues daily equal to 1/365th of up to 1.0% of the most recent estimated NAV per Class T share on a continuous basis from year to year. We will cease paying distribution and servicing fees with respect to all Class T shares sold in the primary offering (other than pursuant to the DRIP Offering) on the earliest to occur of the following: (i) a listing of the Class T shares on a national securities exchange, (ii) following the completion of this Offering, total underwriting compensation in this Offering equaling 10.0% of the gross proceeds from the primary offering, (iii) there are no longer any Class T shares outstanding, (iv) the fourth anniversary of the last day of the fiscal quarter in which our primary offering terminates, (v) with respect to a Class T share sold in the primary offering, the date on which a participating broker-dealer receives (a) total underwriting compensation equal to 10% of the gross offering proceeds of such Class T share less (b) the amount of any waived distribution and servicing fees by such participating broker-dealer; or (vi) the date on which the holder of such Class T share or its agent notifies us or our agent that he or she is represented by a new participating broker-dealer; provided that we will continue paying the Class T distribution and servicing fee, which shall be re-allowed to the new participating broker-dealer, if the new participating broker-dealer enters into a participating broker-dealer agreement with our dealer manager or otherwise agrees to provide the services set forth in the dealer manager agreement. We cannot predict the length of time over which we will pay distribution and servicing fees due to a number of factors that are not within our control, such as the pace of fundraising and the portion of shares sold that are Class A and Class I compared to Class T. As of September 13, 2017, we had $1,226,672,000 in gross proceeds remaining for sale in the primary offering. Assuming the remaining $1,226,672,000 in gross proceeds come solely from the sale of Class T shares, the aggregate amount of distribution and servicing fees we may pay is approximately $52,764,000, assuming no distribution and servicing fees are waived. We will not pay selling commissions, dealer manager fees or distribution and servicing fees with respect to shares issued under our DRIP.

(3)
The distribution and servicing fee will be paid with respect to ongoing services provided to our stockholders, which ongoing services may include providing ongoing or regular account or portfolio maintenance for the stockholder, assisting with recordkeeping, responding to investor inquiries regarding distribution payments, providing services to investors related to the share repurchase program, offering to meet with a stockholder to provide overall guidance on the stockholder’s investment in us or to answer questions about the account statement or valuations, and/or providing other similar services as the stockholder may reasonably require in connection with his or her investment. While we expect that the participating broker-dealer of record for a Class A stockholder or Class I stockholder may provide similar services to a Class A stockholder or Class I stockholder, it is under no contractual obligation to do so and we will not pay a distribution and servicing fee for such services.

Class A Shares

•
An upfront selling commission, which is a one-time fee charged at the time of purchase of the shares. The selling commissions and, in some cases, the dealer manager fee, will not be charged or may be reduced with regard to shares sold to or for the account of certain categories of purchasers. Class A shares are available through brokerage and transaction-based accounts. See “Plan of Distribution” for additional information.

•	No distribution and servicing fee.

•
Assuming (i) a constant primary offering price of $10.078 per Class A share; (ii) that shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees; and (iii) that none of the shares purchased are repurchased or otherwise disposed of, we expect that with respect to a one-time $10,000 investment in Class A shares, $700 in selling commissions will be paid at the time of the investment and $300 in dealer manager fees will be paid at the time of investment, for a total of $1,000 in selling commissions and dealer manager fees.

Class I Shares

•	No upfront selling commission and lower dealer manager fee than Class A and Class T shares.

•	No distribution and servicing fee.

•
Class I shares are available for purchase in this offering only (1) through fee-based programs of participating broker-dealers, also known as wrap accounts, that provide access to Class I shares, (2) through registered investment advisers not affiliated with a participating broker-dealer, (3) by endowments, foundations, pension funds and other institutional investors or (4) other categories of investors that we name in an amendment or supplement to this prospectus.

•
Assuming (i) a constant primary offering price of $9.162 per Class I share; (ii) that shares are sold with a 1.0% dealer manager fee (ii) that none of the shares purchased are repurchased or otherwise disposed of, we expect that with respect to a one-time $10,000 investment in Class I shares, $100 in dealer manager fees will be paid by an investor at the time of investment. Please see footnote (1) on page 6 of this prospectus supplement for more information on the dealer manager fees payable in connection with Class I shares.

Class T Shares

•
Lower upfront selling commission than Class A shares. The selling commissions and, in some cases, the dealer manager fee, will not be charged or may be reduced with regard to shares sold to or for the account of certain categories of purchasers. Class T shares are available through brokerage and transaction-based accounts. See “Plan of Distribution” for additional information.

•
Class T shares purchased in the primary offering pay a distribution and servicing fee which will accrue daily in the amount of 1/365th of 1.0% of the amount of the most recent offering price per Class T share on a continuous basis from year to year, payable out of amounts that otherwise would be distributed to holders of Class T shares; provided, however, that upon the termination of our primary offering, the distribution and servicing fee shall be an amount that accrues daily equal to 1/365th of up to 1.0% of the most recent estimated NAV per Class T share on a continuous basis from year to year. Such fee may increase the cost of your investment and may cost you more than paying other types of selling commissions. The distribution and servicing fee paid in respect of Class T shares sold in the primary offering will be allocated to the Class T shares as a class cost, and these fees will impact the amount of distributions payable on all Class T shares, including those issued under our distribution reinvestment plan.

•
Assuming (i) a constant primary offering price of $9.649 per Class T share; (ii) that shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees and (iii) that none of such shares purchased are redeemed or otherwise disposed of and that distribution and servicing fees are paid over four years after the last day of the fiscal quarter in which our primary offering terminates, we expect that with respect to a one-time investment of $10,000, $300 in selling commissions will be paid at the time of investment, $300 in dealer manager fees will be paid at the time of investment, and approximately $600 in distribution and servicing fees will be deducted from amounts otherwise distributable to Class T stockholders, assuming that the Class T stockholder purchased the Class T share in the primary offering on January 6, 2016, the date that we sold the first Class T share in the primary offering, and that the distribution and servicing fee is paid through the fourth anniversary of the last day of the fiscal quarter in which our primary offering terminates, which for purposes of this example, we have assumed a termination date of November 24, 2017, which is the termination date set by our board of directors. Our board of directors may revise the offering termination date as necessary in its discretion.

The fees and expenses listed above, including the distribution and servicing fee, will be allocated on a class-specific basis. The payments of class-specific expenses are expected to result in different amounts of distributions being paid with respect to each class of shares. Specifically, we will reduce the amount of distributions that would otherwise be authorized on Class T shares to account for the ongoing distribution and servicing fee payable on Class T shares. Therefore, distributions on Class T shares are expected to be lower than distributions on Class A shares and Class I shares because Class T shares are subject to ongoing distribution and servicing fees. In addition, as a result of the allocation of the distribution and servicing fee to the Class T shares as a class, the Class T shares could have a lower NAV per share than Class A shares and Class I shares if distributions on the Class T shares are not adjusted to take account of such fee. See “Description of Securities” and “Plan of Distribution” for a discussion of the differences between our classes of shares.
In the event of any voluntary or involuntary liquidation, dissolution or winding up of us, or any liquidating distribution of our assets, then such assets, or the proceeds therefrom, will be distributed between the holders of Class A shares, Class I shares, and Class T shares ratably in proportion to their respective NAV for each class until the NAV for each class has been paid. The estimated value per share will be calculated on a company-wide basis, with any adjustments to Class A shares, Class I shares, or Class T shares made subsequent to such company-wide calculation. Each holder of shares of a particular class of common stock will be entitled to receive, ratably with each other holder of shares of such class, that portion of such aggregate assets available for distribution as the number of outstanding shares of such class held by such holder bears to the total number of outstanding shares of such class then outstanding. See “Description of Securities” for more details regarding our classes of shares.
Only Class A shares (when Class A shares are purchased through a broker-dealer that sells Class A and Class T shares) and Class T shares (when Class T shares are purchased through a broker-dealer that only sells Class T shares) are available for purchase in this Offering by our executive officers and board of directors and their immediate family members, as well as officers and employees of the advisor and other affiliates of the advisor and their immediate family members and, if approved by our management, joint venture partners, consultants and other service providers. Before making your investment decision, please consult with your financial advisor regarding your account type and the classes of common stock you may be eligible to purchase.
Management Compensation Table
The following rows and footnotes supersede and replace the corresponding rows and footnotes in the table contained in the “Prospectus summary — Compensation to Our Advisor and Its Affiliates” section beginning on page 17 of the prospectus and the table contained in the “Management Compensation” table section beginning on page 83 of the prospectus:

Type of Compensation/Affiliate	Determination of Amount	Estimated Amount for Maximum Offering

Distribution and Servicing Fee – Class T shares – SC Distributors, LLC
With respect to Class T shares sold in our primary offering, we pay the dealer manager a distribution and servicing fee that accrues daily in an amount equal to 1/365th of up to1.0% of the most recent offering price per Class T share on a continuous basis from year to year, payable out of amounts that otherwise would be distributed to holders of Class T shares; provided, however, that upon the termination of our primary offering, the distribution and servicing fee shall be an amount that accrues daily equal to 1/365th of up to 1.0% of the most recent estimated NAV per Class T share on a continuous basis from year to year. The dealer manager will reallow all of the distribution and servicing fee to participating broker-dealers unless, on or after June 1, 2017 and until we cease offering Class T shares in our primary offering, a participating broker-dealer waived its right to receive reallowance of all of the distribution and servicing fee.
We will cease paying the distribution and servicing fee to the dealer manager on the earliest to occur of the following: (i) a listing of the Class T shares on a national securities exchange; (ii) following the completion of this Offering, the date on which total underwriting compensation in this Offering equals (a) 10% of the gross proceeds from our primary offering less (b) the total amount of distribution and servicing fees waived by participating broker-dealers; (iii) the date on which there are no longer any Class T shares outstanding; (iv) the fourth anniversary of the last day of the fiscal quarter in which our primary offering terminates; (v) with respect to a Class T share sold in the primary offering, the date on which a participating broker-dealer receives (a) total underwriting compensation equal to 10% of the gross offering proceeds of such Class T share less (b) the amount of any waived distribution and servicing fees by such participating broker-dealer, or (vi) the date on which the holder of such Class T share or its agent notifies us or our agent that he or she is represented by a new participating broker-dealer; provided that we will continue paying the Class T distribution and servicing fee, which shall be re-allowed to the new participating broker-dealer, if the new participating broker-dealer enters into a participating broker-dealer agreement with our dealer manager or otherwise agrees to provide the services set forth in the dealer manager agreement. We cannot predict when this will occur.
The distribution and servicing fee in connection with Class T shares is payable monthly in arrears. We will not pay a distribution and servicing fee with respect to Class A shares, Class I shares or any shares issued under our distribution reinvestment plan.

Actual amounts depend upon the number of Class T shares sold and, therefore, cannot be determined at this time. We currently estimate that we will pay the distribution and servicing fees up to 6 years, but in no event will our underwriting expenses exceed 10% of our gross offering proceeds. We cannot predict the length of time over which we will pay distribution and servicing fees due to a number of factors that are not within our control, such as the pace of fundraising and the portion of shares sold that are Class A and Class I compared to Class T. As of September 13, 2017, we had $1,226,672,000 in shares remaining for sale in the primary offering. Assuming the remaining $1,226,672,000 in gross proceeds come solely from the sale of Class T shares, the aggregate amount of distribution and servicing fees we may pay is approximately $52,764,000, assuming no distribution and servicing fees are waived.

Operating Expenses – Carter Validus Advisors II, LLC
We reimburse our advisor at the end of each fiscal quarter for operating expenses incurred on our behalf, subject to the limitation that we will not reimburse our advisor for any amount by which our operating expenses (2) (including the asset management fee) in the four immediately preceding fiscal quarters exceeds the greater of (a) 2.0% of average invested assets or (b) 25.0% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period, unless our independent directors have determined that such excess expenses are justified, based on unusual and non-recurring factors that they deem sufficient. Operating expenses do not include the property management and leasing fee or construction management fee. For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate assets before deducting depreciation, bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period. Additionally, we will not reimburse our advisor for personnel costs in connection with services for which our advisor receives acquisition fees or disposition fees.

We perform the above calculation on a quarterly basis to ensure that the operating expense reimbursements are within these limitations.
Not determinable at this time.

Type of Compensation/Affiliate	Determination of Amount	Estimated Amount for Maximum Offering

Property Management and Leasing Fees – Carter Validus Real Estate Management Services II, LLC (2)
In connection with the rental, leasing, operation and management of our properties, we pay our property manager and its affiliates aggregate fees equal to 3.0% of gross revenues from the properties managed. We also reimburse the property manager and its affiliates for property-level expenses that any of them pay or incur on our behalf, including salaries, bonuses and benefits of persons employed by the property manager and its affiliates except for the salaries, bonuses and benefits of persons who also serve as one of our executive officers. Our property manager and its affiliates may subcontract the performance of their duties to third parties and pay all or a portion of the property management fee to the third parties with whom they contract for these services. If we contract directly with third parties for such services, we will pay them customary market fees and may pay our property manager an oversight fee equal to 1.0% of the gross revenues of the property managed. In no event will we pay our property manager, our advisor or any affiliate both a property management fee and an oversight fee with respect to any particular property. (1)

We also will pay our property manager a separate fee in connection with leasing properties to new tenants or renewals or expansions of existing leases with existing tenants in an amount not to exceed the fee customarily charged in arm’s-length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area and which is typically less than $1,000.
Not determinable at this time. Because the fees are based on a fixed percentage of gross revenue or market rates, there is no maximum dollar amount of these fees.

Construction Management Fee – Carter Validus Real Estate Management Services II, LLC (2)
For acting as general contractor and/or construction manager to supervise or coordinate projects or to provide major repairs or rehabilitation on our properties, we may pay up to 5.0% of the cost of the projects, repairs and/or rehabilitation, as applicable.
Not determinable at this time. Because the fee is based on a fixed percentage of certain costs, there is no maximum dollar amount of this fee.

(1)
Notwithstanding the foregoing, our advisor and its affiliates may be entitled to receive higher fees if our property manager demonstrates to the satisfaction of a majority of our directors (including a majority of the independent directors) that a higher competitive fee is justified for the services rendered.

(2)
Property management and leasing fees and construction management fees are not operating expenses and therefore are not subject to the North American Securities Administrators Association, or NASAA, REIT Guidelines' limitations on operating expenses. The construction management fee is considered an acquisition fee pursuant to the NASAA REIT Guidelines and is subject to the NASAA REIT Guidelines' limitations on acquisition fees.

Compensation, Fees and Reimbursements Incurred to our Advisor and its Affiliates
The section that immediately follows the Management Compensation table beginning on page 83 of the prospectus supplements and should be read in conjunction with the following information:
The following table summarizes the cumulative compensation, fees and reimbursements related to the offering stage during the period reflected below and amounts outstanding during the period reflected below (amounts are rounded):

	Incurred	Outstanding
	As of June 30, 2017	As of June 30, 2017
Offering Stage:
Selling commissions (1)	$51,856,000	$—
Dealer manager fee (2)	27,587,000	—
Distribution and servicing fees (3)	10,672,000	9,475,000
Other offering expenses (4)	15,510,000	627,000
	$105,625,000	$10,102,000

(1)	Our dealer manager re-allowed approximately $51,856,000 of the selling commissions incurred as of June 30, 2017.

(2)	Our dealer manager re-allowed approximately $9,731,000 of the dealer manager fees incurred as of June 30, 2017.

(3)
Our dealer manager re-allowed approximately $1,197,000 of the distribution and servicing fees that were paid as of June 30, 2017. As of June 30, 2017, we had accrued approximately $9,475,000 of distribution and servicing fees, which represents the maximum amount the Company may pay in the future with respect to Class T shares issued in the primary portion of our offering.

(4)
We reimbursed our advisor or its affiliates approximately $14,528,000 in other offering costs as of June 30, 2017, and we paid our advisor or its affiliates $355,000 in other offering costs related to subscription agreements as of June 30, 2017.

The following table summarizes the cumulative compensation, fees and reimbursements related to the operational stage as of the period reflected below (amounts are rounded):

	Incurred	Outstanding
	As of June 30, 2017	As of June 30, 2017
Acquisitions and Operations Stage:
Acquisition fees	$28,790,000	$—
Asset management fees	11,249,000	883,000
Property management and leasing fees and expenses	3,452,000	352,000
Construction management fees	1,157,000	182,000
Operating expenses	3,222,000	397,000
	$47,870,000	$1,814,000
As of June 30, 2017, no commissions or fees were incurred for services provided by our advisor and its affiliates related to the liquidation/listing stage.
Incorporation of Certain Information By Reference
The section entitled “Incorporation of Certain Information By Reference” on page 184 of the prospectus is superseded and replaced in its entirety as follows:
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. You may read and copy any document we have electronically filed with the SEC at the SEC’s public reference room in Washington, D.C. at 100 F Street, N.E., Washington, D.C. 20549. Call the SEC at 1-800-SEC-0330 for further information about the operation of the public reference room. In addition, any document we have electronically filed with the SEC is available at no cost to the public over the Internet at the SEC’s website at www.sec.gov. You can also access documents that are incorporated by reference into this prospectus at our website, www.cvmissioncriticalreit2.com. The contents of our website are not incorporated by reference in, or otherwise a part of, this prospectus.
The following documents filed with the SEC are incorporated by reference in this prospectus, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 16, 2017;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the SEC on May 12, 2017;

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, filed with the SEC on August 10, 2017;

•
The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 26, 2017; and

•
Current Reports on Form 8-K and on Form 8-K/A filed with the SEC on January 18, 2017, February 10, 2017, March 6, 2017, March 23, 2017, April 4, 2017, May 5, 2017, May 15, 2017, May 17, 2017, May 30, 2017, June 6, 2017, June 21, 2017, June 22, 2017, July 5, 2017, July 17, 2017, July 21, 2017, August 7, 2017, August 18, 2017, August 22, 2017, August 29, 2017 and August 31, 2017.

We will provide to each person to whom this prospectus is delivered a copy of any or all of the information that we have incorporated by reference into this prospectus, as supplemented, but not delivered with this prospectus. To receive a free copy of any of the reports or documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, write or call us at 4890 West Kennedy Blvd., Suite 650, Tampa, Florida 33609, (888) 292-3178, Attn: Investor Services. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.
Description of Real Estate Investments
The following information replaces in its entirety the first full paragraph and the second full paragraph on page 14 of the “Prospectus Summary—Description of Real Estate Investments” section of the prospectus and on page 108 of the “Investment Objectives, Strategy and Policies—Description of Real Estate Investments” section of the prospectus:
We engage in the acquisition and ownership of quality income-producing commercial real estate with a focus on data centers and healthcare facilities, preferably with long-term creditworthy tenants.
As of September 15, 2017, on a portfolio level, we, through wholly-owned subsidiaries of our operating partnership, owned a combination of the fee simple interest and leasehold interest in 63 properties located in various states, consisting of approximately 4,656,000 gross rentable square feet of commercial space. As of September 15, 2017, our properties that are subject to net leases have a consolidated weighted average yield of 7.87%. As of September 15, 2017, our leases have average annual rent escalations of 2.12%.
The following information replaces in its entirety the first sentence of the first full paragraph on the cover page of the prospectus:
Carter Validus Mission Critical REIT II, Inc. is a Maryland corporation incorporated on January 11, 2013 that intends to invest primarily in quality income-producing commercial real estate, with a focus on the data center and healthcare property sectors, net leased to long-term creditworthy tenants, as well as making other real estate investments that relate to such property types.
Individually Material Real Property Acquisitions
The following information supplements, and should be read in conjunction with, the "Investment Objectives, Strategy and Policies - Description of Real Estate Investments" section beginning on page 108 of the prospectus:
On June 15, 2017, we, through CVOP II, acquired from an unaffiliated third-party seller a combination of fee simple and leasehold interests in a 995,728 gross rentable square foot data center, or the 250 Williams Atlanta Data Center, located in Atlanta, Georgia, which we consider a material property acquisition. We funded the acquisition with (1) a loan in the aggregate principal amount of $116,200,000 from KeyBank National Association, which is secured by the 250 Williams Atlanta Data Center, (2) net proceeds from our Offering and (3) proceeds from our secured credit facility.
The following information replaces in its entirety the table beginning on page 108 contained in the “Investment Objectives, Strategy and Policies—Description of Real Estate Investments” section of the prospectus:
The following table summarizes our material real estate property as of September 15, 2017:

Property Description*	Date Acquired	Year Constructed	Contract Purchase Price (1)	Property Taxes		Fees Paid to Sponsor (2)	Total Rentable Square Feet	Physical Occupancy	Location	MSA(3)
250 Williams Atlanta Data Center	06/15/2017	1989 (4)	$166,000,000	$2,034,000	(5)	$3,320,000	995,728	88.3%	Atlanta, GA	Atlanta - Sandy Springs - Roswell, GA

(1)	Contract purchase price excludes acquisition fees and costs.

(2)
Fees paid to the sponsor include payments made to an affiliate of our advisor for acquisition fees in connection with the property acquisition. It does not include fees paid to any property manager, including our affiliated property manager. For more detailed information on fees paid to our advisor or its affiliates, see the section captioned “Management Compensation” beginning on page 83 of the prospectus.

(3)	Our property is located in one metropolitan statistical area, or MSA, and as such may compete with other facilities for tenants if the current leases are not renewed.

(4)	The 250 Williams Atlanta Data Center was renovated in 2007.

(5)	Represents the real estate taxes for 2016.

*	We believe the property is suitable for its present and intended purposes and adequately covered by insurance.
Tenant Lease Terms
The following information replaces in its entirety the table on page 113 contained in the “Investment Objectives, Strategy and Policies–Tenant Lease Terms” section of the prospectus:

Property Description	Major Tenants (1)	Total Square Feet Leased	% of Total Square Feet Leased	Number of Renewal Options (2)	Annual Base Rent at Acquisition		Annual Base Rent Per Square Foot at Acquisition	Lease Expiration
250 Williams Atlanta Data Center	American Cancer Society, Inc. (3)	273,707	27.49%	2/5 yr. or 1/10 yr.	$4,789,872	(7)	$17.50	06/30/2022
		2,964	0.30%	None	$41,869	(8)	$14.13	11/30/2018
250 Williams Atlanta Data Center	U.S. South Communications, Inc. (4)	195,805	19.66%	2/5 yr.	$3,853,276	(9)	$19.68	12/31/2021
250 Williams Atlanta Data Center	Internap Network Services Corporation (5)	131,976	13.25%	1/5 yr.	$3,705,686	(10)	$28.08	04/30/2020
250 Williams Atlanta Data Center	Georgia Lottery Corporation (6)	102,568	10.30%	1/10 yr.	$2,006,366	(11)	$19.56	06/30/2023

(1)	Major tenants include those that occupy greater than 10% of the rentable square feet of their respective property. We believe each of these tenants is creditworthy.

(2)	Represents the number of option renewal period/term of each option.

(3)
The tenant entered into a modified gross lease pursuant to which the tenant is required to pay its pro rata share of operating expenses as defined in the lease. We are responsible for the roof, foundation, all structural portions of the building, the building mechanical, electrical, plumbing and HVAC systems, the parking facilities, the common areas, the landscaped areas, the base building life safety systems and exterior surface of the building.

(4)
The tenant entered into a modified gross lease pursuant to which the tenant is required to pay its pro rata share of operating expenses as defined in the lease. We are responsible for the building, the parking facilities, the public areas and the landscaped areas.

(5)
The tenant entered into a modified gross lease pursuant to which the tenant is required to pay its pro rata share of operating expenses as defined in the lease. We are responsible for the roof, structural portions of the exterior and interior of the building, the base building systems, including base building mechanical, electrical, plumbing, vertical transportation, and life safety systems, and the landscaped areas.

(6)
The tenant entered into a modified gross lease pursuant to which the tenant is required to pay its pro rata share of operating expenses as defined in the lease. We are responsible to maintain in good order and repair the building, including the roof and structural portions of the exterior and interior of the building, and the building systems.

(7)	The annual base rent under the lease increased by $2.25 per leased square foot on July 1, 2017 and no escalations thereafter.

(8)	The annual base rent under the lease increases by approximately 3.0% of the then-current annual base rent.

(9)
The annual base rent associated with 191,709 leased square feet increases by 2.0% of the then-current annual base rent, and the annual base rent associated with 4,096 leased square feet has no rental escalations.

(10)
The annual base rent associated with 110,797 leased square feet increases by an amount equal to 15 times the percentage increase in the Consumer Price Index of the then-current annual base rent, provided that in no event shall the annual base rent be less than the prior year, and in no event greater than the amounts provided in the lease. The annual base rent associated with 18,822 leased square feet increases by approximately 2.5% of the then-current annual base rent, and the annual base rent associated with 2,357 leased square feet increases by approximately 3.0% of the then-current annual base rent.

(11)
The annual base rent associated with 95,905 leased square feet increases by $2.00 per leased square foot on both July 1, 2017 and July 1, 2021 of the then-current annual base rent. The annual base rent associated with 5,900 leased square feet increases by approximately $0.45 per leased square foot on October 1, 2017 and by one cent per leased square foot each year thereafter. The annual base rent associated with 763 leased square feet increased by $2.35 per leased square foot on July 1, 2017 and $2.36 per leased square foot on July 1, 2021.

The following is a schedule of historical five year occupancy and average effective rent per square foot for the 250 Williams Atlanta Data Center:

Year	Occupancy Rate	Average Effective Rent Per Square Foot
2012	82.3%	$18.74
2013	82.6%	$19.58
2014	85.2%	$19.16
2015	86.6%	$19.98
2016	87.0%	$20.37
Depreciable Tax Basis
The following information replaces in its entirety the table on page 113 contained in the“Investment Objectives, Strategy and Policies—Depreciable Tax Basis” section of the prospectus:

Property Description	Depreciable Tax Basis
250 Williams Atlanta Data Center	$149,429,000
Placement of Material Debt on Certain Real Property
The following information supplements, and should be read in conjunction with, the "Investment Objectives, Strategy and Policies - Description of Real Estate Investments" section beginning on page 108 of the prospectus:
As of September 15, 2017, we had the following material note payable in connection with one property:

Property Description	Lender	Loan Balance (1)		Interest Rate (2)	Loan Date
250 Williams Atlanta Data Center	KeyBank National Association	$116,200,000	(3)	3.99%	06/15/2017 - 07/01/2027

(1)	Principal balance outstanding on the loan is as of the loan origination date.

(2)	Represents the fixed interest rate per annum.

(3)
The material terms of the Loan Agreement provide for the following: (i) a fixed interest rate of 3.99%; (ii) a default interest rate equal to the lesser of (x) the maximum legal rate, as defined in the Loan Agreement or (y) 5.0% above the interest rate; (iii) a maturity date of July 1, 2027; and (iv) prepayment is generally prohibited, except for certain limited circumstances as stated in the Loan Agreement. The Loan Agreement also contains a requirement to escrow certain funds for capital reserves, taxes, insurance and replacement reserve costs. Subject to certain exceptions, the loan is nonrecourse as to DCII-250 Williams , a wholly-owned subsidiary of CVOP II, and CVOP II, but both entities are liable jointly and severally for customary non-recourse carve-outs. The Loan Agreement also contains various affirmative and negative covenants that are customary for loan agreements and transactions of this type, including limitations on the incurrence of debt by DCII-250 Williams.

Individually Immaterial Real Property Acquisitions
The following information replaces in its entirety the first sentence of the first full paragraph on page 109 of the “Investment Objectives, Strategy and Policies—Description of Real Estate Investments” section of the prospectus:
As of September 15, 2017, we purchased, since inception, 62 individually immaterial properties for an aggregate contract purchase price of approximately $1,231,152,000 plus closing costs, with total annualized base rent at acquisition of approximately $84,378,000.
The following table replaces in its entirety the table beginning on page 109 contained in the “Investment Objectives, Strategy and Policies—Description of Real Estate Investments” section of the prospectus:
The following tables summarizes the 62 individually immaterial properties acquired since July 31, 2014 in order of acquisition date:

Property Description*	Location	MSA/µSA (1)	Date Acquired	Contract Purchase Price (2)	Property Taxes (3)	Fees Paid to Sponsor (4)	Major Tenants (5)	Total Rentable Square Feet	% of Total Rentable Square Feet Leased to Major Tenants	% of Total Rentable Square Feet Leased	Lease Expiration for Major Tenants
Cy Fair Surgical Center	Houston, TX	Houston-The Woodlands-Sugar Land, TX	07/31/2014	$4,450,000	$68,776	$89,000	Cy Fair Surgery Center, LTD.	13,645	100.00%	100.00%	07/31/2025
Mercy Healthcare Facility	Cincinnati, OH	Cincinnati, OH-KY-IN	10/29/2014	4,100,000	100,718	82,000	Mercy Health Physicians Cincinnati, LLC	14,868	100.00%	100.00%	05/31/2024
Winston-Salem, NC IMF	Winston-Salem, NC	Winston-Salem, NC	12/17/2014	6,254,000	46,713	125,080	Piedmont Ear, Nose and Throat Associates, P.A.	22,200	100.00%	100.00%	12/31/2024
New England Sinai Medical Center	Stoughton, MA	Boston-Cambridge- Newton, MA-NH	12/23/2014	23,398,094	360,823	526,400	New England Sinai Hospital, A Steward Family Hospital, Inc.	180,744	100.00%	100.00%	12/31/2029
Baylor Surgical Hospital at Fort Worth	Fort Worth, TX	Dallas-Fort Worth-Arlington, TX	12/31/2014	48,210,548	793,508	964,211	Fort Worth Surgicare Partners, Ltd.	83,464	100.00%	100.00%	10/31/2031
Baylor Surgical Hospital Integrated Medical Facility	Fort Worth, TX	Dallas-Fort Worth-Arlington, TX	12/31/2014	2,340,000	23,149	46,800	Fort Worth Surgicare Partners, Ltd.	8,268	50.00%	87.31%	09/30/2019
							THVG Bariatric, LLC		37.31%		04/30/2022
Winter Haven Healthcare Facility	Winter Haven, FL	Lakeland-Winter Haven, FL	01/27/2015	3,803,640	24,613	76,073	Central Polk, LLC	7,560	100.00%	100.00%	06/30/2029
Heartland Rehabilitation Hospital	Overland Park, KS	Kansas City, MO-KS	02/17/2015	24,579,302	365,531	491,586	Heartland Rehabilitation Hospital, LLC	54,568	100.00%	100.00%	12/31/2034

Property Description*	Location	MSA/µSA (1)	Date Acquired	Contract Purchase Price (2)	Property Taxes (3)	Fees Paid to Sponsor (4)	Major Tenants (5)	Total Rentable Square Feet	% of Total Rentable Square Feet Leased to Major Tenants	% of Total Rentable Square Feet Leased	Lease Expiration for Major Tenants
Indianapolis Data Center	Indianapolis, IN	Indianapolis-Carmel-Anderson, IN	04/01/2015	7,500,000	62,959	150,000	Online Tech, LLC	43,724	100.00%	100.00%	03/31/2030
Clarion IMF	Clarion, PA	Pittsburgh, PA	06/01/2015	6,920,000	(6)	138,400	The Primary Health Network	33,000	100.00%	100.00%	10/31/2027
Post Acute Webster Rehabilitation Hospital	Webster, TX	Houston-The Woodlands-Sugar Land, TX	06/05/2015	25,719,927	111,071	514,399	Clear Lake Institute for Rehabilitation, LLC	53,514	100.00%	100.00%	05/06/2035
Eagan Data Center	Eagan, MN	St. Cloud, MN	06/29/2015	5,800,000	126,308	116,000	DataBank Holdings, LTD.	87,402	100.00%	100.00%	09/30/2029
Houston Surgical Hospital and LTACH	Houston, TX	Houston-The Woodlands-Sugar Land, TX	06/30/2015	49,250,000	551,053	985,000	Victory Medical Center Houston, LP	102,369	55.54%	100.00%	10/31/2035
							CHG Cornerstone Hospital of South Houston, LP		36.42%		09/30/2022
KMO IMF - Cincinnati I	Cincinnati, OH	Cincinnati, OH-KY-IN	07/22/2015	29,696,445	566,118	593,929	The Christ Hospital	139,428	90.39%	100.00%	12/31/2025
KMO IMF - Cincinnati II	Cincinnati, OH	Cincinnati, OH-KY-IN	07/22/2015	12,548,760	283,100	250,975	UC Health	41,600	100.00%	100.00%	08/31/2029
KMO IMF - Florence	Florence, KY	Cincinnati, OH-KY-IN	07/22/2015	12,067,438	144,326	241,349	UC Health	41,600	100.00%	100.00%	09/30/2029
KMO IMF - Augusta	Augusta, ME	Augusta-Waterville, ME (µSA)	07/22/2015	18,029,143	207,067	360,583	MaineGeneral Medical Center	51,000	100.00%	100.00%	04/30/2029
KMO IMF - Oakland	Oakland, ME	Augusta-Waterville, ME (µSA)	07/22/2015	6,743,633	55,556	134,873	MaineGeneral Medical Center	20,000	100.00%	100.00%	05/31/2029
Reading Surgical Hospital	Wyomissing, PA	Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	07/24/2015	24,990,000	190,396	499,800	Surgical Institute of Reading, LP	33,217	100.00%	100.00%	07/31/2030
Post Acute Warm Springs Specialty Hospital of Luling	Luling, TX	Austin-Round Rock, TX	07/30/2015	9,675,000	93,375	193,500	Post Acute Medical at Luling, LLC	40,901	100.00%	100.00%	07/31/2030
Minnetonka Data Center	Minnetonka, MN	Minneapolis-St. Paul-Bloomington, MN-WI	08/28/2015	19,900,000	320,770	398,000	tw telecom of minnesota llc	135,240	78.43%	100.00%	06/30/2024
							Uroplasty, LLC		13.50%		06/30/2019

Property Description*	Location	MSA/µSA (1)	Date Acquired	Contract Purchase Price (2)	Property Taxes (3)	Fees Paid to Sponsor (4)	Major Tenants (5)	Total Rentable Square Feet	% of Total Rentable Square Feet Leased to Major Tenants	% of Total Rentable Square Feet Leased	Lease Expiration for Major Tenants
Nebraska Healthcare Facility	Omaha, NE	Omaha-Council Bluffs, NE-IA	10/14/2015	13,011,247	184,511	260,225	SNF Omaha Operating Company, LLC	40,402	100.00%	100.00%	04/30/2036
Heritage Park - Sherman I	Sherman, TX	Sherman-Denison, TX	11/20/2015	30,040,000	787,212	600,800	Heritage Park Surgical Hospital, LLC	57,576	100.00%	100.00%	05/31/2030
Heritage Park - Sherman II	Sherman, TX	Sherman-Denison, TX	11/20/2015	3,900,000	41,432	78,000	Heritage Park Surgical Hospital, LLC	8,055	100.00%	100.00%	05/31/2030
Baylor Surgery Center at Fort Worth	Fort Worth, TX	Dallas-Fort Worth-Arlington, TX	12/23/2015	14,382,550	225,756	287,651	Physicians Surgical Center of Fort Worth, LLP	36,800	91.46%	100.00%	11/30/2025
HPI - Oklahoma City I	Oklahoma City, OK	Oklahoma City, OK	12/29/2015	34,692,226	320,955	693,844	Community Hospital, LLC	94,076	100.00%	100.00%	12/31/2030
HPI - Oklahoma City II	Oklahoma City, OK	Oklahoma City, OK	12/29/2015	10,325,779	151,100	206,516	Healthcare Partners Investments, LLC	41,394	100.00%	100.00%	12/31/2030
Waco Data Center	Waco, TX	Waco, TX	12/30/2015	10,700,000	223,633	214,000	CVMS Waco Data Partners, LLC	43,596	100.00%	100.00%	12/31/2035
HPI - Edmond	Edmond, OK	Oklahoma City, OK	01/20/2016	4,400,000	28,627	88,000	Healthcare Partners Investments, LLC	17,700	100.00%	100.00%	01/31/2031
HPI - Oklahoma City III	Oklahoma City, OK	Oklahoma City, OK	01/27/2016	3,000,000	16,669	60,000	Kim King, D.O., PLLC	8,762	100.00%	100.00%	01/31/2026
HPI - Oklahoma City IV	Oklahoma City, OK	Oklahoma City, OK	01/27/2016	1,700,000	11,275	34,000	Healthcare Partners Investments, LLC	5,000	100.00%	100.00%	01/31/2031
Alpharetta Data Center III	Alpharetta, GA	Atlanta-Sandy Springs-Roswell, GA	02/02/2016	15,750,000	178,285	315,000	Sungard Availability Services, LP	77,322	100.00%	100.00%	11/30/2019
Flint Data Center	Flint, MI	Flint, MI	02/02/2016	8,500,000	25,826	170,000	Online Tech, LLC	32,500	100.00%	100.00%	02/28/2031
HPI - Newcastle	Newcastle, OK	Oklahoma, OK	02/03/2016	1,750,000	12,778	35,000	Healthcare Partners Investments, LLC	7,424	100.00%	100.00%	02/28/2031

Property Description*	Location	MSA/µSA (1)	Date Acquired	Contract Purchase Price (2)		Property Taxes (3)	Fees Paid to Sponsor (4)		Major Tenants (5)	Total Rentable Square Feet		% of Total Rentable Square Feet Leased to Major Tenants	% of Total Rentable Square Feet Leased	Lease Expiration for Major Tenants
HPI - Oklahoma City V	Oklahoma City, OK	Oklahoma City, OK	02/11/2016	15,000,000		91,471	300,000		Darryl D. Robinson, M.D., P.C. and Michael Sean O'Brien, D.O., P.C.	43,676		100.00%	100.00%	02/28/2026
Vibra Rehabilitation Hospital	Rancho Mirage, CA	Riverside-San Bernardino-Ontario, CA	03/01/2016	9,466,287	(7)	64,100	741,876	(7)	Vibra Rehabilitation Hospital of Rancho, LLC	40,688	(8)	(9)	(9)	(9)
HPI - Oklahoma City VI	Oklahoma City, OK	Oklahoma City, OK	03/07/2016	5,050,000		35,090	101,000		Michael H. Wright, M.D., P.C.	14,676		100.00%	100.00%	03/31/2026
Tennessee Data Center	Franklin, TN	Nashville-Davidson-Murfreesboro-Franklin, TN	03/31/2016	19,400,000		52,471	388,000		Peak 10 Rentech, LLC	71,726		100.00%	100.00%	11/30/2031
HPI - Oklahoma City VII	Oklahoma City, OK	Oklahoma City, OK	06/22/2016	40,581,916		20,658	811,638		Community Hospital, LLC	102,978		100.00%	100.00%	06/30/2031
Post Acute Las Vegas Rehabilitation Hospital	Las Vegas, NV	Las Vegas-Henderson-Paradise, NV	06/24/2016	2,613,600	(10)	31,792	481,052	(10)	PAM Squared at Las Vegas, LLC	56,220	(11)	(12)	(12)	(12)
Somerset Data Center	Somerset, NJ	New York-Newark-Jersey City, NY-NJ-PA	06/29/2016	12,375,000		180,322	247,500		Datapipe, Inc.	36,114		100.00%	100.00%	07/05/2028
Integris Lakeside Women's Hospital	Oklahoma City, OK	Oklahoma City, OK	06/30/2016	19,840,000		126,533	396,800		Lakeside Women's Hospital, LLC	62,857		100.00%	100.00%	12/31/2027
AT&T Hawthorne Data Center	Hawthorne, CA	Los Angeles-Long Beach-Anaheim, CA	09/27/2016	79,500,000		648,020	1,590,000		AT&T Corporation	288,000		100.00%	100.00%	05/31/2026
McLean I	McLean, VA	Washington-Arlington-Alexandria, DC-VA-MD-WV	10/17/2016	39,000,000		278,618	780,000		Level 3 Communications, LLC	69,329		94.90%	94.90%	04/30/2033
McLean II	McLean, VA	Washington-Arlington-Alexandria, DC-VA-MD-WV	10/17/2016	46,000,000		532,335	920,000		PAETEC Communications, Inc.	62,002		100.00%	100.00%	03/31/2024
Select Medical Rehabilitation Facility	Marlton, NJ	Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	11/01/2016	63,580,000		264,847	1,271,600		Kessler Institute for Rehabilitation, Inc.	89,000		100.00%	100.00%	10/31/2031

Property Description*	Location	MSA/µSA (1)	Date Acquired	Contract Purchase Price (2)	Property Taxes (3)	Fees Paid to Sponsor (4)	Major Tenants (5)	Total Rentable Square Feet	% of Total Rentable Square Feet Leased to Major Tenants	% of Total Rentable Square Feet Leased	Lease Expiration for Major Tenants
Andover Data Center II	Andover, MA	Boston-Cambridge-Newton, MA-NH	11/08/2016	37,000,000	390,627	740,000	NaviSite, LLC	153,000	64.89%	100.00%	01/31/2029
							WSI Corporation		35.11%		11/30/2018
Grand Rapids Healthcare Facility	Grand Rapids, MI	Grand Rapids-Wyoming, MI	12/07/2016	43,500,000	449,869	870,000	Grand Rapids Women's Health, P.C.	106,807	27.53%	92.68%	06/30/2018 - 07/31/2026
							Metropolitan Hospital		25.94%
							Orthopaedic Associates of Grand Rapids, P.C.		10.98%
							Spectrum Health Hospitals		10.82%
Corpus Christi Surgery Center	Corpus Christi, TX	Corpus Christi, TX	12/22/2016	6,350,000	47,700	127,000	Shoreline Surgery Center, LLP	25,102	61.31%	100.00%	12/31/2026
							Abdominal Specialists of South Texas, LLP		38.69%		08/31/2026
Chicago Data Center II	Downers Grove, IL	Chicago-Naperville-Elgin, IL-IN-WI	12/28/2016	33,100,000	186,960	662,000	Ensono, LP	115,352	100.00%	100.00%	02/28/2030
Blythewood Data Center	Blythewood, SC	Columbia, SC	12/29/2016	19,245,000	179,372	384,900	Atos IT Solutions and Services, Inc.	64,637	100.00%	100.00%	12/31/2030
Tempe Data Center	Tempe, AZ	Phoenix-Mesa-Scottsdale, AZ	01/26/2017	16,400,000	52,920	328,000	T-Mobile West, LLC	44,244	100.00%	100.00%	07/31/2027
Aurora Healthcare Facility	Aurora, IL	Chicago-Naperville-Elgin, IL-IN-WI	03/30/2017	11,250,000	88,977	225,000	Copley Memorial Hospital, Inc.	24,722	100.00%	100.00%	09/30/2026
Norwalk Data Center	Norwalk, CT	Bridgeport-Stamford-Norwalk, CT	03/30/2017	57,000,000	507,693	1,140,000	Cervalis, LLC	167,691	100.00%	100.00%	03/31/2035
Texas Rehab - Austin	Austin, TX	Austin-Round Rock, TX	03/31/2017	36,167,000	345,672	723,340	HealthSouth Rehabilitation Hospital of South Austin, LLC	66,095	100.00%	100.00%	04/30/2032
Texas Rehab - Allen	Allen, TX	Dallas-Fort Worth-Arlington, TX	03/31/2017	23,167,000	175,890	463,340	Post Acute Medical at Allen, LLC	42,627	100.00%	100.00%	04/30/2033

Property Description*	Location	MSA/µSA (1)	Date Acquired	Contract Purchase Price (2)	Property Taxes (3)	Fees Paid to Sponsor (4)	Major Tenants (5)	Total Rentable Square Feet	% of Total Rentable Square Feet Leased to Major Tenants	% of Total Rentable Square Feet Leased	Lease Expiration for Major Tenants
Texas Rehab - Beaumont	Beaumont, TX	Beaumont-Port Arthur, TX	03/31/2017	10,166,000	104,756	203,320	PAM Squared at Beaumont, LLC	61,000	100.00%	100.00%	05/31/2036
Charlotte Data Center II	Charlotte, NC	Charlotte-Concord-Gastonia, NC-SC	05/15/2017	16,112,000	57,271	322,240	Atos IT Solutions and Services, Inc.	52,924	100.00%	100.00%	05/31/2031
Sunnyvale Data Center	Sunnyvale, CA	San Jose-Sunnyvale-Santa Clara, CA	06/28/2017	36,800,000	626,505	736,000	Qwest Communications International, Inc.	76,573	100.00%	100.00%	09/30/2026
Texas Rehab - San Antonio	San Antonio, TX	San Antonio-New Braunfels, TX	06/29/2017	14,500,000	131,205	290,000	Post Acute Medical at San Antonio, LLC	44,746	100.00%	100.00%	01/31/2027
Cincinnati Data Center	Cincinnati, OH	Cincinnati, OH-KY-IN	06/30/2017	10,260,000	221,667	205,200	General Electric Company	69,826	100.00%	100.00%	06/30/2027
Silverdale Healthcare Facility	Silverdale, WA	Bremerton-Silverdale, WA	08/25/2017	$9,600,000	88,293	192,000	Surgery Center of Silverdale, LLC	10,952	41.92%	89.85%	07/30/2026
							Retina Center Northwest, PLLC	6,513	24.93%		08/24/2029
							Jason C. Cheung, MD, PS	3,025	11.58%		08/24/2029
							Eric A. Cole, MD, PS	2,983	11.42%		08/24/2029
				$1,231,151,535	$12,685,623	$25,662,800		3,755,004

(1)	Our properties are located in the MSAs of their respective cities and as such may compete with other facilities for tenants if the current leases are not renewed.

(2)	Contract purchase price excludes acquisition fees and costs.

(3)	Represents real estate taxes for 2016.

(4)
Fees paid to the sponsor include payments made to an affiliate of our advisor for acquisition fees in connection with the property acquisition. It does not include fees paid to any property manager, including our affiliated property manager. For more detailed information on fees paid to our advisor or its affiliates, see the section captioned "Management Compensation" beginning on page 83 of the prospectus.

(5)	Major tenants include those tenants who occupy greater than 10% of the rentable square feet of their respective property. We believe each of these tenants is creditworthy.

(6)	The property qualified and was approved for property tax abatement in 2016.

(7)
Construction costs for the Vibra Rehabilitation Hospital were budgeted at $27.6 million at acquisition. The fees paid to sponsor were based on the total estimated cost of the property, including budgeted future construction costs.

(8)	Represents the total estimated square feet of the Vibra Rehabilitation Hospital after construction is completed.

(9)
The lease with Vibra Rehabilitation Hospital of Rancho, LLC was entered into as of March 1, 2016 and occupancy will commence upon the earlier of the date of issuance of the certificate of occupancy or September 15, 2017. The lease expiration date is 16 years from the lease commencement date.

(10)
Construction costs for the Post Acute Las Vegas Rehabilitation Hospital were budgeted at $18.5 million at acquisition. The fees paid to the sponsor were based on the total estimated cost of the property, including budgeted future construction costs.

(11)	Represents the total estimated square feet of the Post Acute Las Vegas Rehabilitation Hospital after construction is completed.

(12)
The lease with PAM Squared at Las Vegas, LLC was entered into on June 24, 2016, and occupancy will commence upon the completion of construction in accordance with the terms of the lease agreement. The lease expiration date is 20 years from the lease commencement date.

Tenant Lease Expirations of Acquired Real Properties
The following information replaces in its entirety the table on page 116 contained in the“Investment Objectives, Strategy and Policies–Tenant Lease Expirations” section of the prospectus:
The following is a schedule of lease expirations of acquired real properties for each of the next ten years and thereafter:

Year	Number of Leases Expiring	Total Square Footage Expiring	Annualized Contractual Base Rent (in thousands) (1)	% of Annual Base Rentals
2017	1	2,026	$11	0.01%
2018	7	81,046	1,387	1.34%
2019	7	104,638	1,627	1.57%
2020	6	167,683	4,545	4.38%
2021	1	195,805	3,896	3.75%
2022	5	321,705	5,595	5.39%
2023	7	152,732	3,031	2.92%
2024	7	254,273	6,617	6.37%
2025	5	211,178	3,929	3.79%
2026	11	518,984	11,429	11.01%
Thereafter	47	2,514,365	61,737	59.47%
	104	4,524,435	$103,804	100.00%

(1)
Annualized contractual base rent is based on contractual base rent from leases in effect as June 30, 2017. For properties which were acquired subsequent to June 30, 2017, annualized contractual base rent is based on contractual base rent in effect as of the date of acquisition.

Property Statistics
The following table replaces in its entirety the table beginning on page 111 of the “Investment Objectives, Strategy and Policies – Property Statistics” section of the prospectus:
The following table shows the property diversification of our real estate portfolio as of September 15, 2017:

Property	MSA/µSA	Segment	Date Acquired	Year Constructed	Year Renovated	Physical Occupancy	Gross Leased Area (Sq Ft)	Encumbrances (in thousands) (9)
Cy Fair Surgical Center	Houston-The Woodlands-Sugar Land, TX	Healthcare	07/31/2014	1993	N/A	100.00%	13,645	(1)
Mercy Healthcare Facility	Cincinnati, OH-KY-IN	Healthcare	10/29/2014	2001	N/A	100.00%	14,868	(1)
Winston-Salem, NC IMF	Winston-Salem, NC	Healthcare	12/17/2014	2004	N/A	100.00%	22,200	(1)
New England Sinai Medical Center(2)	Boston-Cambridge- Newton, MA-NH	Healthcare	12/23/2014	1967/1973	1997	100.00%	180,744	(1)
Baylor Surgical Hospital at Fort Worth	Dallas-Fort Worth-Arlington, TX	Healthcare	12/31/2014	2014	N/A	100.00%	83,464	(1)
Baylor Surgical Hospital Integrated Medical Facility	Dallas-Fort Worth-Arlington, TX	Healthcare	12/31/2014	2014	N/A	87.31%	7,219	(1)
Winter Haven Healthcare Facility	Lakeland-Winter Haven, FL	Healthcare	01/27/2015	2009	N/A	100.00%	7,560	—
Heartland Rehabilitation Hospital	Kansas City, MO-KS	Healthcare	02/17/2015	2014	N/A	100.00%	54,568	(1)
Indianapolis Data Center	Indianapolis-Carmel-Anderson, IN	Data Center	04/01/2015	2000	2014	100.00%	43,724	(1)
Clarion IMF	Pittsburgh, PA	Healthcare	06/01/2015	2012	N/A	100.00%	33,000	(1)
Post Acute Webster Rehabilitation Hospital	Houston-The Woodlands-Sugar Land, TX	Healthcare	06/05/2015	2015	N/A	100.00%	53,514	(1)
Eagan Data Center	St. Cloud, MN	Data Center	06/29/2015	1998	2015	100.00%	87,402	(1)
Houston Surgical Hospital and LTACH	Houston-The Woodlands-Sugar Land, TX	Healthcare	06/30/2015	1950	2005/2008	100.00%	102,369	(1)
Kentucky Maine Ohio IMF Portfolio	(3)	Healthcare	07/22/2015	(3)	(3)	100.00%	293,628	(1)
Reading Surgical Hospital	Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	Healthcare	07/24/2015	2007	N/A	100.00%	33,217	(1)
Post Acute Warm Springs Specialty Hospital of Luling	Austin-Round Rock, TX	Healthcare	07/30/2015	2002	N/A	100.00%	40,901	(1)
Minnetonka Data Center	Minneapolis-St. Paul-Bloomington, MN-WI	Data Center	08/28/2015	1985	N/A	100.00%	135,240	(1)
Nebraska Healthcare Facility	Omaha-Council Bluffs, NE-IA	Healthcare	10/14/2015	2014	N/A	100.00%	40,402	(1)
Heritage Park Portfolio	Sherman-Denison, TX	Healthcare	11/20/2015	(4)	(4)	100.00%	65,631	(1)
Baylor Surgery Center at Fort Worth	Dallas-Fort Worth-Arlington, TX	Healthcare	12/23/2015	1998	2007/2015	100.00%	36,800	(1)
HPI Portfolio	Oklahoma City, OK	Healthcare	(5)	(5)	(5)	100.00%	335,686	47,500 (5)
Waco Data Center	Waco, TX	Data Center	12/30/2015	1956	2009	100.00%	43,596	(1)
Alpharetta Data Center III	Atlanta-Sandy Springs-Roswell, GA	Data Center	02/02/2016	1999	N/A	100.00%	77,322	—
Flint Data Center	Flint, MI	Data Center	02/02/2016	1987	N/A	100.00%	32,500	(1)
Vibra Rehabilitation Hospital	Riverside-San Bernardino-Ontario, CA	Healthcare	03/01/2016	(6)	N/A	—	—	—

Property	MSA/µSA	Segment	Date Acquired	Year Constructed	Year Renovated	Physical Occupancy	Gross Leased Area (Sq Ft)	Encumbrances (in thousands) (9)
Tennessee Data Center	Nashville-Davidson-Murfreesboro-Franklin, TN	Data Center	03/31/2016	2015	N/A	100.00%	71,726	(1)
Post Acute Las Vegas Rehabilitation Hospital	Las Vegas-Henderson-Paradise, NV	Healthcare	06/24/2016	(7)	N/A	—	—	—
Somerset Data Center	New York-Newark-Jersey City, NY-NJ-PA	Data Center	06/29/2016	1973	2006	100.00%	36,114	(1)
Integris Lakeside Women's Hospital	Oklahoma City, OK	Healthcare	06/30/2016	1997	2008	100.00%	62,857	(1)
AT&T Hawthorne Data Center	Los Angeles-Long Beach-Anaheim, CA	Data Center	09/27/2016	1963	1983/2001	100.00%	288,000	39,749
McLean Data Center Portfolio	Washington-Arlington-Alexandria, DC-VA-MD-WV	Data Center	10/17/2016	(8)	(8)	97.31%	127,796	51,000
Select Medical Rehabilitation Facility	Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	Healthcare	11/01/2016	1995	N/A	100.00%	89,000	31,790
Andover Data Center II	Boston-Cambridge-Newton, MA-NH	Data Center	11/08/2016	2000	N/A	100.00%	153,000	(1)
Grand Rapids Healthcare Facility	Grand Rapids-Wyoming, MI	Healthcare	12/07/2016	2008	N/A	92.68%	98,992	30,450
Corpus Christi Surgery Center	Corpus Christi, TX	Healthcare	12/22/2016	1992	N/A	100.00%	25,102	—
Chicago Data Center II	Chicago-Naperville-Elgin, IL-IN-WI	Data Center	12/28/2016	1987	2016	100.00%	115,352	(1)
Blythewood Data Center	Columbia, SC	Data Center	12/29/2016	1983	N/A	100.00%	64,637	(1)
Tempe Data Center	Phoenix-Mesa-Scottsdale, AZ	Data Center	01/26/2017	1977	1983/2008/2011	100.00%	44,244	(1)
Aurora Healthcare Facility	Chicago-Naperville-Elgin, IL-IN-WI	Healthcare	03/30/2017	2002	N/A	100.00%	24,722	(1)
Norwalk Data Center	Bridgeport-Stamford-Norwalk, CT	Data Center	03/30/2017	2013	N/A	100.00%	167,691	34,200
Texas Rehabilitation Hospital Portfolio	(10)	Healthcare	(10)	(10)	(10)	100.00%	214,468	50,400
Charlotte Data Center II	Charlotte-Concord-Gastonia, NC-SC	Data Center	05/15/2017	1989	2016	100.00%	52,924	(1)
250 Williams Atlanta Data Center	Atlanta-Sandy Springs-Roswell, GA	Data Center	06/15/2017	1989	2007	88.25%	878,738	116,200
Sunnyvale Data Center	San Jose-Sunnyvale-Santa Clara, CA	Data Center	06/28/2017	1992	1998	100.00%	76,573	(1)
Cincinnati Data Center	Cincinnati, OH-KY-IN	Data Center	06/30/2017	1985	2001	100.00%	69,826	(1)
Silverdale Healthcare Facility	Bremerton-Silverdale, WA	Healthcare	08/25/2017	2005	N/A	89.85%	23,473	(1)
							4,524,435	$401,289

(1)
Property collateralized under the KeyBank Credit Facility. As of September 15, 2017, 45 commercial real estate properties were collateralized under the KeyBank Credit Facility and we had an outstanding principal balance of $220,000,000.

(2)	The New England Sinai Medical Center consists of two buildings.

(3)	The Kentucky Maine Ohio IMF Portfolio consists of the following five properties:

Property Description	MSA/µSA	Year Constructed	Year Renovated
KMO IMF - Cincinnati I	Cincinnati, OH-KY-IN	1959	1970 & 2013
KMO IMF - Cincinnati II	Cincinnati, OH-KY-IN	2014	N/A
KMO IMF - Florence	Cincinnati, OH-KY-IN	2014	N/A
KMO IMF - Augusta	Augusta-Waterville, ME (µSA)	2010	N/A
KMO IMF - Oakland	Augusta-Waterville, ME (µSA)	2003	N/A

(4)	The Heritage Park Portfolio consists of the following two properties:

Property Description	Year Constructed	Year Renovated
Heritage Park - Sherman I	2005	2010
Heritage Park - Sherman II	2005	N/A

(5)	The HPI Portfolio consists of the following nine properties:

Property Description	Date Acquired	Year Constructed	Year Renovated	Encumbrances (in thousands)
HPI - Oklahoma City I	12/29/2015	1985	1998 & 2003	22,500
HPI - Oklahoma City II	12/29/2015	1994	1999	(1)
HPI - Edmond	01/20/2016	2002	N/A	(1)
HPI - Oklahoma City III	01/27/2016	2007	N/A	(1)
HPI - Oklahoma City IV	01/27/2016	2006	N/A	(1)
HPI - Newcastle	02/03/2016	1995	1999	(1)
HPI - Oklahoma City V	02/11/2016	2008	N/A	(1)
HPI - Oklahoma City VI	03/07/2016	2007	N/A	(1)
HPI - Oklahoma City VII	06/22/2016	2016	N/A	25,000

(6)	As of September 15, 2017, the Vibra Rehabilitation Hospital was under construction.

(7)	As of September 15, 2017, the Post Acute Las Vegas Rehabilitation Hospital was under construction.

(8)	The McLean Data Center Portfolio consists of the following two properties:

Property Description	Year Constructed	Year Renovated
McLean I	1966	1998
McLean II	1991	1998

(9)	Represents the initial loan amount for each property.

(10)	The Texas Rehabilitation Hospital Portfolio consists of the following four properties:

Property Description	MSA/µSA	Date Acquired	Year Constructed	Year Renovated
Texas Rehab - Austin	Austin-Round Rock, TX	3/31/2017	2012	N/A
Texas Rehab - Allen	Dallas-Fort Worth-Arlington, TX	3/31/2017	2007	N/A
Texas Rehab - Beaumont	Beaumont-Port Arthur, TX	3/31/2017	1991	N/A
Texas Rehab - San Antonio	San Antonio-New Braunfels, TX	6/29/2017	1985/1992	N/A

Credit Facility
The following information supplements, and should be read in conjunction with, the table on page 115 contained in the “Investment Objectives, Strategy and Policies—Entry into a Credit Facility” section of the prospectus:
The following table summarizes the properties added to the pool availability under our credit facility since April 27, 2017:

Property	Date Added	Pool Availability
Charlotte Data Center II	05/15/2017	$8,745,000
Sunnyvale Data Center	06/28/2017	$20,240,000
Cincinnati Data Center	08/25/2017	$5,720,000
Silverdale Healthcare Facility	08/25/2017	$5,280,000

CVOP II has pledged a security interest in the properties that serve as collateral for the KeyBank Credit Facility pursuant to the terms of the KeyBank Credit Facility Amendment.
In addition, on June 28, 2017, CVOP II removed a healthcare property from the collateralized pool of the KeyBank Credit Facility Agreement and subsequently refinanced such property through a loan with Siemens Financial Services, Inc., which decreased CVOP II’s total pool availability under the KeyBank Credit Facility Agreement by approximately $18,645,000.
As of September 15, 2017, CVOP II had a total pool availability under the KeyBank Credit Facility of $372,236,000 and an aggregate outstanding principal balance of $220,000,000. As of September 15, 2017, $152,236,000 remained available to be drawn on the KeyBank Credit Facility.
Share Repurchase Program
The following information supplements, and should be read in conjunction with, the discussion contained in the “Second Amended and Restated Share Repurchase Program” section beginning on page 164 of the prospectus:
During the six months ended June 30, 2017, we received valid repurchase requests related to 532,599 Class A shares and Class T shares of common stock (519,091 of Class A shares and 13,508 of Class T shares), all of which were repurchased in full for an aggregate purchase price of approximately $4,830,000 (an average of $9.07 per share). No shares of Class I common stock were requested to be, or were, repurchased during the six months ended June 30, 2017.
Automatic Purchase Plan
The following information supersedes and replaces the first and second sentences of the “Plan of Distribution - Automatic Purchase Plan” section beginning on page 179 of the prospectus:
Investors who desire to purchase shares in this Offering at regular intervals may be able to do so by electing to participate in the automatic purchase program by completing an enrollment form that we will provide upon request. Alabama, Maryland, Nebraska, New Jersey, North Carolina and Ohio investors are not eligible to participate in the automatic purchase program.
Risk Factors
The following risk factor supersedes and replaces in its entirety the tenth risk factor contained in the "Risk Factors — Risks Related to an Investment in Carter Validus Mission Critical REIT II, Inc." section beginning on page 29 of the prospectus:
Distributions paid from sources other than our cash flows from operations, including from the proceeds of this Offering, will result in us having fewer funds available for the acquisition of properties and other real estate-related investments, which may adversely affect our ability to fund future distributions with cash flows from operations and may adversely affect your overall return.
We have paid, and may continue to pay, distributions from sources other than from our cash flows from operations. For the six months ended June 30, 2017, our cash flows provided by operations of approximately $26.2 million was a shortfall of approximately $1.3 million, or 4.7%, of our distributions (total distributions were approximately $27.5 million, of which $12.8 million was cash and $14.7 million was reinvested in shares of our common stock pursuant to our DRIP) during such period and such shortfall was paid from proceeds from our DRIP Offering. For the year ended December 31, 2016, our cash flows provided by operations of approximately $25.0 million was a shortfall of approximately $15.6 million, or 38.4%, of our distributions (total distributions were approximately $40.6 million, of which $17.7 million was cash and $22.9 million was reinvested in shares of our common stock pursuant to our DRIP) during such period and such shortfall was paid from proceeds from our DRIP Offering. Until we acquire additional properties or other real estate-related investments, we may not generate sufficient cash flows from operations to pay distributions. Our inability to acquire additional properties or other real estate-related investments may result in a lower return on your investment than you expect.
We may pay, and have no limits on the amounts we may pay, distributions from any source, such as from borrowings, the sale of assets, the sale of additional securities, advances from our Advisor, our Advisor’s deferral, suspension and/or waiver of its fees and expense reimbursements and Offering proceeds. Funding distributions from borrowings could restrict the amount we can borrow for investments, which may affect our profitability. Funding distributions with the sale of assets may affect our ability to generate cash flows. Funding distributions from the sale of additional securities could dilute your interest in us if we sell shares of our common stock to third party investors. Funding distributions from the proceeds of our Offering will result in us having less funds available for acquiring properties or real estate-related investments. Our inability to acquire additional properties or real estate-related investments may have a negative effect on our ability to generate sufficient cash flow from operations from which to pay distributions. As a result, the return investors may realize on their investment may be reduced and investors who invest in us before we generate significant cash flow may realize a lower rate of return than later investors. Payment of distributions from any of the aforementioned sources could restrict our ability to generate sufficient cash flow from operations, affect our profitability and/or affect the distributions payable upon a liquidity event, any or all of which may have an adverse effect on an investment in us.
The following risk factor supersedes and replaces in its entirety the twelfth risk factor contained in the "Risk Factors — Risks Related to an Investment in Carter Validus Mission Critical REIT II, Inc." section on page 30 of the prospectus:
A high concentration of our properties in a particular geographic area, or of tenants in a similar industry, would magnify the effects of downturns in that geographic area or industry.
As of June 30, 2017, we owned 45 real estate investments, located in 35 MSAs and one micropolitan statistical area, one of which accounted for 10.0% or more of our contractual rental revenue. Real estate investments located in the Oklahoma City, Oklahoma MSA accounted for 11.7% of our contractual rental revenue for the six months ended June 30, 2017. In the event that we have a concentration of properties in any particular geographic area, any adverse situation that disproportionately effects that geographic area would have a magnified adverse effect on our portfolio. Similarly, if tenants of our properties become concentrated in a certain industry or industries, any adverse effect to that industry generally would have a disproportionately adverse effect on our portfolio.
The following information supersedes and replaces in its entirety the second risk factor contained in the “Risk Factors — Risks Related to This Offering and Our Corporate Structure — Our charter permits our board of directors to issue stock with terms that may subordinate the rights of common stockholders or discourage a third party from acquiring us in a manner that might result in a premium price to our stockholders” on page 33 of the prospectus:
Our charter permits our board of directors to issue stock with terms that may subordinate the rights of common stockholders or discourage a third party from acquiring us in a manner that might result in a premium price to our stockholders.
Our charter permits our board of directors to issue up to 500,000,000 shares of common stock, of which 175,000,000 are designated as Class A shares, 75,000,000 are designated as Class I shares, 175,000,000 are designated as Class T shares and 75,000,000 are designated as Class T2 shares, and 100,000,000 shares of preferred stock. We are not currently offering Class T2 shares in the Offering. In addition, our board of directors, without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares or the number of shares of any class or series of stock that we have authority to issue. Our board of directors may classify or reclassify any unissued common stock or preferred stock into other classes or series of stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of repurchase of any such stock. Thus, if also approved by a majority of our independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or independent legal counsel, our board of directors could authorize the issuance of additional preferred stock with terms and conditions that could have a priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all our assets) that might provide a premium price for holders of our common stock. See the section entitled “Description of Securities — Preferred Stock” in this prospectus.
The following information supersedes and replaces the “Risk Factors — Risks Related to This Offering and Our Corporate Structure — Your interest in us will be diluted if we issue additional shares” beginning on page 36 of the prospectus:
Your interest in us will be diluted if we issue additional shares.

Existing stockholders and potential investors in this Offering do not have preemptive rights to any shares issued by us in the future. Our charter authorizes 600,000,000 shares of stock, of which 500,000,000 shares are classified as common stock and 100,000,000 are classified as preferred stock. Of the 500,000,000 shares of common stock, 175,000,000 shares are designated as Class A shares, 75,000,000 shares are designated as Class I shares, 175,000,000 shares are designated as Class T shares and 75,000,000 shares are designated as Class T2 shares. We are not currently offering Class T2 shares in the Offering. Other than the differing fees with respect to each class and the payment of a distribution and servicing fee in connection with Class T shares, Class A shares, Class I shares and Class T shares have identical rights and privileges, such as identical voting rights. The net proceeds from the sale of the classes of shares will be commingled for investment purposes and all earnings from all of the investments will proportionally accrue to each share regardless of the class. Subject to any limitations set forth under Maryland law, our board of directors may amend our charter from time to time to increase or decrease the aggregate number of authorized shares of stock or the number of shares of any class or series of stock that we have authority to issue, or reclassify any unissued shares into other classes or series of stock without the necessity of obtaining stockholder approval. All such shares may be issued in the discretion of our board of directors except that issuance of preferred stock must also be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel. Further, we have adopted the Carter Validus Mission Critical REIT II, Inc. 2014 Restricted Share Plan, or the Incentive Plan, pursuant to which we will have the power and authority to grant restricted or deferred stock awards to persons eligible under the Incentive Plan. We have authorized and reserved 300,000 of our Class A shares for issuance under the Incentive Plan and we granted 3,000 restricted shares of Class A common stock to each of our independent directors at the time we satisfied the minimum offering requirement and broke escrow and we granted 3,000 restricted shares of Class A common stock to each of our independent directors when they were re-elected to the board of directors. We will also grant 3,000 shares of Class A common stock in connection with such independent director’s subsequent election or re-election, as applicable. Existing stockholders and investors purchasing shares in this Offering likely will suffer dilution of their equity investment in us, if we:

•	sell shares in this Offering or sell additional shares in the future, including those issued pursuant to our distribution reinvestment plan;

•	sell securities that are convertible into shares of our common stock;

•	issue shares of our common stock in a private offering of securities to institutional investors;

•	issue restricted share awards to our directors;

•	issue shares to our advisor or its successors or assigns, in payment of an outstanding fee obligation as set forth under our advisory agreement; or

•	issue shares of our common stock to sellers of properties acquired by us in connection with an exchange of limited partnership interests of Carter Validus Operating Partnership II, LP.
In addition, the partnership agreement for our operating partnership contains provisions that would allow, under certain circumstances, other entities, including other programs affiliated with our advisor and its affiliates, to merge into or cause the exchange or conversion of their interest for interests of our operating partnership. Because the limited partnership interests of our operating partnership may, at the discretion of our board of directors, be exchanged for shares of our common stock, any merger, exchange or conversion between our operating partnership and another entity ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders. Because of these and other reasons described in this “Risk Factors” section, you should not expect to be able to own a significant percentage of our shares.
The following risk factor supersedes and replaces in its entirety the third risk factor contained in the "Risk Factors—General Risks Related to Investments in Real Estate" section on page 39 of the prospectus:
Our investments in properties where the underlying tenant has a below investment grade credit rating, as determined by major credit rating agencies, or unrated tenants, may have a greater risk of default.
As of June 30, 2017, approximately 10.4% of our tenants had an investment grade credit rating from a major ratings agency, 21.9% of our tenants were rated but did not have an investment grade credit rating from a major ratings agency and 67.7% of our tenants are not rated.  Approximately 16.5% of our non-rated tenants were affiliates of companies having an investment grade credit rating. Our investments with tenants that do not have an investment grade credit rating from a major ratings agency or were not rated and are not affiliated with companies having an investment grade credit rating may have a greater risk of default and bankruptcy than investments in properties leased exclusively to investment grade tenants. When we invest in properties where the tenant does not have a publicly available credit rating, we use certain credit assessment tools as well as rely on our own estimates of the tenant’s credit rating which includes reviewing the tenant’s financial information (i.e., financial ratios, net worth, revenue, cash flows, leverage and liquidity). If our lender or a credit rating agency disagrees with our ratings estimates, or our ratings estimates are otherwise inaccurate, we may not be able to obtain our desired level of leverage or our financing costs may exceed those that we projected. This outcome could have an adverse impact on our returns on that asset and hence our operating results.
The fifteenth risk factor of the "Risk Factors — General Risks Related to Investments in Real Estate" section on page 41 of our prospectus is superseded and replaced with the following risk factor:
Our operating results may be negatively affected by potential development and construction delays and resultant increased costs and risks.
We may use proceeds from this Offering to acquire and develop properties upon which we will construct improvements. We will be subject to uncertainties associated with re-zoning for development, environmental concerns of governmental entities and/or community groups, and our builder’s ability to build in conformity with plans, specifications, budgeted costs, and timetables. A builder’s performance also may be affected or delayed by conditions beyond the builder’s control. Delays in completion of construction could also give tenants the right to terminate preconstruction leases. We may incur additional risks when we make periodic progress payments or other advances to builders before they complete construction. These and other such factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and our return on our investment could suffer.
We may invest in unimproved real property, subject to the limitations on investments in unimproved real property contained in our charter, which complies with the NASAA REIT Guidelines limitation restricting us from investing more than 10% of our total assets in unimproved real property. For purposes of this paragraph, “unimproved real property” is real property which has not been acquired for the purpose of producing rental or other operating income, has no development or construction in process and on which no construction or development is planned in good faith to commence within one year. Returns from development of unimproved properties are also subject to risks associated with re-zoning the land for development and environmental concerns of governmental entities and/or community groups. Although we intend to limit any investment in unimproved property to property we intend to develop, your investment nevertheless is subject to the risks associated with investments in unimproved real property.
The following risk factor supersedes and replaces in its entirety the fourth risk factor contained in the "Risk Factors—Risks Associated with Investments in the Healthcare Property Sector" section on beginning page 44 of the prospectus:
Reductions in reimbursement from third party payors, including Medicare and Medicaid, could adversely affect the profitability of our tenants and hinder their ability to make rental payments to us.
Sources of revenue for our tenants may include the federal Medicare program, state Medicaid programs, private insurance carriers and health maintenance organizations, among others. Efforts by such payors to reduce healthcare costs will likely continue, which may result in reductions or slower growth in reimbursement for certain services provided by some of our tenants. In addition, the healthcare billing rules and regulations are complex, and the failure of any of our tenants to comply with various laws and regulations could jeopardize their ability to continue participating in Medicare, Medicaid and other government sponsored payment programs. Moreover, the state and federal governmental healthcare programs are subject to reductions by state and federal legislative actions. The American Taxpayer Relief Act of 2012 prevented the reduction in physician reimbursement of Medicare from being implemented in 2013. The Protecting Access to Medicare Act of 2014 prevented the reduction of 24.4% in the physician fee schedule by replacing the scheduled reduction with a 0.5% increase to the physician fee schedule through December 31, 2014, and a 0% increase for January 1, 2015 through March 31, 2015. The potential 21.0% cut in reimbursement that was to be effective April 1, 2015 was removed by the Medicare Access & CHIP Reauthorization Act of 2015 (MACRA) and replaced with a new methodology that will focus on payment based upon quality outcomes. The second payment model created by MACRA is the Merit-Based Incentive Payment System (MIPS), which will combine the PQRS and Meaningful Use program with the Value Based Modifier program to provide for one payment model based upon (i) quality; (ii) resource use; (iii) clinical practice improvement and (iv) advancing care information through the use of certified EHR technology.
The healthcare industry continues to face various challenges, including increased government and private payor pressure on healthcare providers to control or reduce costs. It is possible that our tenants will continue to experience a shift in payor mix away from fee-for-service payors, resulting in an increase in the percentage of revenues attributable to reimbursement based upon value based principles and quality driven managed care programs, and general industry trends that include pressures to control healthcare costs. The federal government's goal is to move approximately ninety percent (90%) of its reimbursement for providers to be based upon quality outcome models. Pressures to control healthcare costs and a shift away from traditional health insurance reimbursement to payment based upon quality outcomes have increased the uncertainty of payments.
In 2014, state insurance exchanges were implemented, which provide a new mechanism for individuals to obtain insurance. At this time, the number of payers that are participating in the state insurance exchanges varies, and in some regions there are very limited insurance plans available for individuals to choose from when purchasing insurance. In addition, not all healthcare providers will maintain participation agreements with the payers that are participating in the state health insurance exchange. Therefore, it is possible that our tenants may incur a change in their reimbursement if the tenant does not have a participation agreement with the state insurance exchange payers and a large number of individuals elect to purchase insurance from the state insurance exchange. Further, the rates of reimbursement from the state insurance exchange payers to healthcare providers will vary greatly. The rates of reimbursement will be subject to negotiation between the healthcare provider and the payer, which may vary based upon the market, the healthcare provider’s quality metrics, the number of providers participating in the area and the patient population, among other factors. Therefore, it is uncertain whether healthcare providers will incur a decrease in reimbursement from the state insurance exchange, which may impact a tenant’s ability to pay rent.
The insurance plans that participated on the health insurance exchanges created by the Patient Protection and Affordable Care Act of 2010 (“Healthcare Reform Act”) were expecting to receive risk corridor payments to address the high risk claims that it paid through the exchange product. However, the federal government currently owes the insurance companies approximately $8.3 billion under the risk corridor payment program that is currently disputed by the federal government. The federal government is currently defending several lawsuits from the insurance plans that participate on the health insurance exchange. If the insurance companies do not receive the payments, the insurance companies may cease to participate on the insurance exchange which limits insurance options for patients. If patients do not have access to insurance coverage it may adversely impact the tenant’s revenues and the tenant’s ability to pay rent.
In addition, the healthcare legislation passed in 2010 included new payment models with new shared savings programs and demonstration programs that include bundled payment models and payments contingent upon reporting on satisfaction of quality benchmarks. The new payment models will likely change how physicians are paid for services. These changes could have a material adverse effect on the financial condition of some or all of our tenants. The financial impact on our tenants could restrict their ability to make rent payments to us, which would have a material adverse effect on our business, financial condition and results of operations and our ability to pay distributions to stockholders.
Furthermore, beginning in 2016, the Centers for Medicare and Medicaid Services applies a negative payment adjustment to individual eligible professionals, Comprehensive Primary Care practice sites, and group practices participating in the Physician Quality Reporting System, or PQRS, group practice reporting option (including Accountable Care Organizations) that did not satisfactorily report PQRS in 2014. Program participation during a calendar year will affect payments after two years, such that individuals and groups that receive the 2016 negative payment adjustment will not receive a 2014 PQRS incentive payment. Providers can appeal the determination, but if the provider is not successful, the provider’s reimbursement may be adversely impacted, which could adversely impact a tenant’s ability to make rent payments to us.
Moreover, President Trump signed an Executive Order on January 20, 2017 to “ease the burden of Obamacare”. At this time, the implications of this Executive Order are unknown, but it is possible that it may adversely impact the insurance exchanges or remove the requirement for all individuals to obtain insurance. If individuals are not required to have insurance or if the insurance exchange products are not available to the general public, our tenants would not have as many patients that have insurance coverage, which could adversely impact the tenant’s revenues and ability to pay rent.
On May 4, 2017, members of the House of Representatives approved legislation to repeal portions of the Healthcare Reform Act, which legislation was submitted to the Senate for approval. On July 25, 2017, the Senate rejected a complete repeal and, further, on July 27, 2017, the Senate rejected a repeal on the Healthcare Reform Act’s individual and employer mandates and a temporary repeal on the medical device tax. At this time, it is uncertain whether any healthcare reform legislation will ultimately become law. If our tenants’ patients do not have insurance, it could adversely impact the tenants’ ability to pay rent and operate a practice.
Although the Healthcare Reform Act has not been replaced or repealed, the current Administration has commented on the possibility that it may seek to cease subsidies to the qualified health plans that provide coverage for beneficiaries on the health insurance exchange. There are also multiple lawsuits in several judicial districts brought by qualified health plans to recover the prior risk corridor payments that were anticipated to be paid as part of the health insurance exchange program. The multiple lawsuits are moving through the judicial process. Further, there is a current lawsuit, United States House of Representatives vs. Price, which alleges that the Executive Branch of the United States of America exceeded its authority in implementing the risk corridor payments under the HealthCare Reform and therefore the payments should not be made. At this time, the case is pending. If the Administration or the court system determines that risk corridor or risk share payments are not required to be paid to the qualified health plans offering insurance coverage on the health insurance exchange program, the insurance companies may cease participation causing millions of beneficiaries to lose insurance coverage. Therefore, our tenants may have an increase of self-pay patients and collections may decline adversely impacting the tenants’ ability to pay rent.
The following risk factor supersedes and replaces in its entirety the ninth risk factor contained in the "Risk Factors—Risks Associated with Investments in the Healthcare Property Sector" section on page 47 of the prospectus:

Comprehensive healthcare reform legislation, the effects of which are not yet known, could materially and adversely affect our business, financial condition and results of operations and our ability to pay distributions to our stockholders.
On March 23, 2010, the President signed into law the Patient Protection and Affordable Care Act of 2010, or the Patient Protection and Affordable Care Act, and on March 30, 2010, the President signed into law the Health Care and Education Reconciliation Act of 2010, or the Reconciliation Act, which in part modified the Patient Protection and Affordable Care Act. Together, the two acts serve as the primary vehicle for comprehensive healthcare reform in the U.S (collectively, the “Healthcare Reform Act”). The acts are intended to reduce the number of individuals in the U.S. without health insurance and effect significant other changes to the ways in which healthcare is organized, delivered and reimbursed. Included with the legislation is a limitation on physician-owned hospitals from expanding, unless the facility satisfies very narrow federal exceptions to this limitation. Therefore, if our tenants are physicians that own and refer to a hospital, the hospital would be limited in its operations and expansion potential, which may limit the hospital’s services and resulting revenues and may impact the owner’s ability to make rental payments. The legislation will become effective through a phased approach, beginning in 2010 and concluding in 2018. On June 28, 2012, the United States Supreme Court upheld the individual mandate under the healthcare reform legislation, although substantially limiting the legislation’s expansion of Medicaid. At this time, the effects of healthcare reform and its impact on our properties are not yet known but could materially and adversely affect our business, financial condition, results of operations and ability to pay distributions to our stockholders. See the risk factor entitled "Reductions in reimbursement from third party payors, including Medicare and Medicaid, could adversely affect the profitability of our tenants and hinder their ability to make rental payments to us" above for information on legislation surrounding healthcare reform.
The second risk factor of the "Risk Factors — Employee Benefit Plan, IRA, and Other Tax-Exempt Investor Risks" section on page 54 of our prospectus is superseded and replaced with the following risk factor:
The U.S. Department of Labor has issued a final regulation revising the definition of “fiduciary” and the scope of “investment advice” under ERISA, which may have a negative impact on our ability to raise capital.
On April 8, 2016, the U.S. Department of Labor, or DOL, issued a final regulation relating to the definition of a fiduciary under ERISA and Section 4975 of the Code. The final regulation broadens the definition of fiduciary by expanding the range of activities that would be considered to be fiduciary investment advice under ERISA and is accompanied by new and revised prohibited transaction exemptions relating to investments by employee benefit plans subject to Title I of ERISA or retirement plans or accounts subject to Section 4975 of the Code (including IRAs). Under the final regulation, a person is deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the plan pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the plan based on its particular needs. The final regulation and the related exemptions were expected to become applicable for investment transactions on and after April 10, 2017, but generally should not apply to purchases of our shares before the final regulation becomes applicable. However, on February 3, 2017, the President asked for additional review of this regulation; the results of such review are unknown. In response, on March 2, 2017, the DOL published a notice seeking public comments on, among other things, a proposal to adopt a 60-day delay of the April 10 applicability date of the final regulation. On April 7, 2017, the DOL published a final rule extending for 60 days the applicability date of the final regulation. On May 22, 2017, the DOL announced that the final regulation will become effective on June 9, 2017.
The final regulation and the accompanying exemptions are complex, and plan fiduciaries and the beneficial owners of IRAs are urged to consult with their own advisors regarding this development. The final regulation could have negative implications on our ability to raise capital from potential investors, including those investing through IRAs.
Renewal of our Advisory Agreement
The following information supersedes and replaces in its entirety the first and second sentences of the third paragraph of the “Management—The Advisory Agreement” section on page 79 of the prospectus:
On May 4, 2017, our board of directors, including our independent directors, after review of our advisor’s performance during the last year, authorized us to execute a mutual consent to renew the advisory agreement by and among us, our operating partnership and our advisor, dated June 10, 2014, as amended and renewed. The renewal is for a one-year term and became effective on June 10, 2017.
Renewal of our Management Agreement
The following information supersedes and replaces in its entirety the second and third sentences of the sixth paragraph of the “Management—Affiliated Companies—Property Manager” section on page 81 of the prospectus:

On May 4, 2017, our board of directors, including our independent directors, after review of our property manager’s performance during the last year, authorized us to execute a mutual consent to renew the management agreement by and among us, our property manager and our operating partnership, dated May 19, 2014, as amended and renewed. The renewal is for a one-year term and became effective on May 19, 2017.
Selected Financial Data
The following information supplements, and should be read in conjunction with, the discussion contained in the “Selected Financial Data” section beginning on page 118 of the prospectus:
The following selected financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our condensed consolidated financial statements and the notes thereto for the period ended June 30, 2017, which are included in this prospectus supplement.
The selected financial data presented below as of June 30, 2017, and for the six months ended June 30, 2017, has been derived from our unaudited condensed consolidated financial statements. Amounts are rounded, in thousands, except share and per share amounts:

As of or for the Six Months Ended June 30,
Selected Financial Data	2017
Balance Sheet Data:
Total real estate, net	$1,270,002
Cash and cash equivalents	$74,350
Acquired intangible assets, net	$147,244
Total assets	$1,529,118
Notes payable, net	$397,308
Credit facility, net	$274,249
Total liabilities	$732,451
Total equity	$796,667
Operating Data:
Total revenue	$51,624
Rental and parking expenses	$10,226
Depreciation and amortization	$16,635
Income from operations	$18,269
Net income attributable to common stockholders	$9,432
Funds from operations attributable to common stockholders (1)	$26,067
Modified funds from operations attributable to common stockholders (1)	$20,876
Per Share Data:
Net income per common share attributable to common stockholders:
Basic	$0.10
Diluted	$0.10
Distributions declared for common stock	$28,160
Distributions declared per common share	$0.31
Weighted average number of common shares outstanding:
Basic	90,721,343
Diluted	90,737,075
Cash Flow Data:
Net cash provided by operating activities	$26,194
Net cash used in investing activities	$(419,015)
Net cash provided by financing activities	$424,285

(1)
See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Funds From Operations and Modified Funds From Operations” for the six months ended June 30, 2017, included in this prospectus supplement, for information regarding why we present funds from operations and modified funds from operations and for a reconciliation of this non-GAAP financial measure to net income.

Prior Performance Summary
The fifth paragraph of the "Prior Performance Summary" section beginning on page 120 of our prospectus is superseded and replaced with the following information:
The following tables for CVMCR Properties are included as Appendix A herein:
Table I    —  Experience in Raising and Investing Funds (As a Percentage of Investment)
Table II   —  Compensation to Sponsor (in Dollars)
Table III  —  Annual Operating Results of Prior Real Estate Programs
Table IV (Results of Completed Programs) is omitted since CVMCR has not completed its operations and sold all of its properties during the five years ended December 31, 2016.
Table V (Sales or Disposals of Properties) also is omitted since CVMCR has not sold or disposed of any of its properties as of December 31, 2016.

Management's Discussion and Analysis of Financial Condition and Results of Operations
The following discussion and analysis of our financial condition and results of operations is substantially the same as that in our Quarterly Report on Form 10-Q that was filed with the SEC on August 10, 2017, and should be read in conjunction with our condensed consolidated financial statements and the notes thereto and the other financial information appearing elsewhere in this prospectus supplement.
The terms “we,” “our,” and the “Company” refer to Carter Validus Mission Critical REIT II, Inc., Carter Validus Operating Partnership II, LP, or our Operating Partnership, and all wholly-owned subsidiaries.
Overview
We were formed on January 11, 2013 under the laws of Maryland to acquire and operate a diversified portfolio of income-producing commercial real estate with a focus on data centers and healthcare properties, preferably with long-term net leases to creditworthy tenants, as well as to make other real estate-related investments that relate to such property types. We are offering for sale a maximum of $2,350,000,000 in shares of common stock, or the maximum offering amount, consisting of up to $2,250,000,000 in shares of common stock in our primary offering and up to $100,000,000 in shares of common stock pursuant to our distribution reinvestment plan, or the DRIP, on a “best efforts” basis pursuant to a registration statement on Form S-11, or the Registration Statement, filed with the SEC under the Securities Act, or our Offering. As of June 30, 2017, we were offering Class A shares, Class I shares and Class T shares of common stock, in any combination with a dollar value up to the maximum offering amount. The offering price for the common shares in the primary offering is $10.078 per Class A share, $9.162 per Class I share, and $9.649 per Class T share and the offering price for shares in the DRIP is $9.07 per Class A share, $9.07 per Class I share and $9.07 per Class T share, which is equal to the most recent estimated per share net asset value, or NAV, of each of our Class A common stock and Class T common stock, as determined by our board of directors on September 29, 2016.
On May 1, 2017, we filed a registration statement on Form S-11 under the Securities Act to register a maximum of $332,500,000 of shares of Class A, Class I and Class T common stock in the primary offering pursuant to a proposed follow-on offering, and a maximum of $17,500,000 of additional shares pursuant to the DRIP. Accordingly, as provided pursuant to Rule 415 promulgated under the Securities Act, we extended the Offering until the earlier of (i) the effective date of the registration statement for the proposed follow-on public offering, (ii) November 25, 2017, that date that is 180 days after the third anniversary of the effective date of the Offering, or (iii) the date the maximum offering amount under the Offering is sold. Our board of directors determined to terminate the Offering on November 24, 2017. Our board of directors may revise the offering termination date as necessary in its discretion. We have not issued any shares in connection with the proposed follow-on offering as the registration statement on Form S-11 has not been declared effective by the SEC.
On June 2, 2017, we filed Articles Supplementary to the Second Articles of Amendment and Restatement with the State Department of Assessments and Taxation of Maryland reclassifying a portion of our Class A shares, Class I shares and Class T shares as Class T2 shares. We currently are not offering Class T2 shares in the Offering.
As of June 30, 2017, we had accepted investors’ subscriptions for and issued approximately 100,752,000 shares of Class A, Class I and Class T common stock (including shares of common stock issued pursuant to the DRIP) in our Offering, resulting in receipt of gross proceeds of approximately $989,732,000, before selling commissions and dealer manager fees of approximately $79,443,000 and other offering costs of approximately $19,908,000. As of June 30, 2017, we had approximately $1,360,268,000 in Class A shares, Class I shares and Class T shares of common stock remaining in our Offering.
Substantially all of our operations are conducted through Carter Validus Operating Partnership II, LP, or our Operating Partnership. We are externally advised by Carter Validus Advisors II, LLC, or our Advisor, which is our affiliate, pursuant to an advisory agreement between us and our Advisor. Our Advisor supervises and manages our day-to-day operations and selects the properties and real estate-related investments we acquire, subject to the oversight and approval of our board of directors. Our Advisor also provides marketing, sales and client services related to real estate on our behalf. Our Advisor engages affiliated entities to provide various services to us. Our Advisor is managed by, and is a subsidiary of, our sponsor, Carter Validus REIT Management Company II, LLC, or our Sponsor. We have no paid employees and we rely on our Advisor to provide substantially all of our services.
Carter Validus Real Estate Management Services II, LLC, or our Property Manager, a wholly-owned subsidiary of our Sponsor, serves as our property manager. Our Advisor and our Property Manager received, and will continue to receive, fees during the acquisition and operational stages and our Advisor may be eligible to receive fees during the liquidation stage of the Company. SC Distributors, LLC, an affiliate of the Advisor, or the Dealer Manager, serves as the dealer manager of the Offering. The Dealer Manager has received, and will continue to receive, fees for services related to our Offering.

We currently operate through two reportable segments – commercial real estate investments in data centers and healthcare. As of June 30, 2017, we had purchased 45 real estate investments, consisting of 62 properties and comprising approximately 4,630,000 of gross rental square feet, for an aggregate purchase price of approximately $1,406,516,000.
Critical Accounting Policies
Our critical accounting policies were disclosed in our 2016 Annual Report on Form 10-K. There have been no material changes to our critical accounting policies as disclosed therein.
Interim Unaudited Financial Data
Our accompanying condensed consolidated financial statements have been prepared by us in accordance with GAAP in conjunction with the rules and regulations of the SEC. Certain information and footnote disclosures required for annual financial statements have been condensed or excluded pursuant to SEC rules and regulations. Accordingly, our accompanying condensed consolidated financial statements do not include all of the information and footnotes required by GAAP for complete financial statements. Our accompanying condensed consolidated financial statements reflect all adjustments, which are, in our view, of a normal recurring nature and necessary for a fair presentation of our financial position, results of operations and cash flows for the interim period. Interim results of operations are not necessarily indicative of the results to be expected for the full year; such full year results may be less favorable. Our accompanying condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and the notes thereto included in our 2016 Annual Report on Form 10-K.
Qualification as a REIT
We qualified and elected to be taxed as a REIT for federal income tax purposes and we intend to continue to be taxed as a REIT. To maintain our qualification as a REIT, we must continue to meet certain organizational and operational requirements, including a requirement to currently distribute at least 90.0% of our REIT taxable income to our stockholders. As a REIT, we generally will not be subject to federal income tax on taxable income that we distribute to our stockholders. If we fail to maintain our qualification as a REIT in any taxable year, we would then be subject to federal income taxes on our taxable income at regular corporate rates and would not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the Internal Revenue Service grants us relief under certain statutory provisions. Such an event could have a material adverse effect on our net income and net cash available for distribution to our stockholders.
Recently Issued Accounting Pronouncements
For a discussion of recently issued accounting pronouncements, see Note 2—“Summary of Significant Accounting Policies—Recently Issued Accounting Pronouncements” to our condensed consolidated financial statements that are a part of this prospectus supplement.
Segment Reporting
We report our financial performance based on two reporting segments—commercial real estate investments in data centers and healthcare. See Note 10—"Segment Reporting" to our condensed consolidated financial statements that are part of this prospectus supplement for additional information on our two reporting segments.

Factors that May Influence Results of Operations
We are not aware of any material trends and uncertainties, other than national economic conditions affecting real estate generally, that may be reasonably expected to have a material impact, favorable or unfavorable, on revenues or incomes from the acquisition, management and operation of properties other than those set forth in our Annual Report on Form 10-K for the year ended December 31, 2016 and in Part II, Item 1A. "Risk Factors" of the Quarterly Report on Form 10-Q for the six months ended June 30, 2017 filed on August 10, 2017.
Results of Operations
Our results of operations are influenced by the timing of acquisitions and the operating performance of our real estate properties. The following table shows the property statistics of our real estate properties as of June 30, 2017 and 2016:

	June 30,
	2017	2016
Number of commercial operating real estate properties (1)	60	40
Leased rentable square feet	4,496,000	2,003,000
Weighted average percentage of rentable square feet leased	97.1%	99.9%

(1)	As of June 30, 2017, we owned 62 real estate properties, two of which were under construction. As of June 30, 2016, we owned 42 real estate properties, two of which were under construction.
The following table summarizes our real estate acquisition activity for the three and six months ended June 30, 2017 and 2016:

	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016		2017	2016
Commercial operating real estate properties acquired	5	3	(1)	11	12	(1)
Approximate aggregate purchase price of acquired real estate properties	$248,694,000	$76,046,000		$406,384,000	$161,462,000
Leased rentable square feet	1,119,000	202,000		1,525,000	481,000

(1)
During the three months ended June 30, 2016, we acquired four real estate properties, one of which was under construction. During the six months ended June 30, 2016, we acquired 14 real estate properties, two of which were under construction.

The following discussion is based on our condensed consolidated financial statements for the three and six months June 30, 2017 and 2016.
This section describes and compares our results of operations for the three and six months ended June 30, 2017 and 2016. We generate almost all of our net operating income from property operations. In order to evaluate our overall portfolio, management analyzes the net operating income of same store properties. We define "same store properties" as operating properties that were owned and operated for the entirety of both calendar periods being compared and exclude properties under development.
By evaluating the property net operating income of our same store properties, management is able to monitor the operations of our existing properties for comparable periods to measure the performance of our current portfolio and determine the effects of our new acquisitions on net income.
Three Months Ended June 30, 2017 Compared to the Three Months Ended June 30, 2016
Changes in our revenues are summarized in the following table (amounts in thousands):

	Three Months Ended June 30,
	2017	2016	Change
Same store rental and parking revenue	$10,827	$10,814	$13
Non-same store rental and parking revenue	12,856	73	12,783
Same store tenant reimbursement revenue	1,562	1,314	248
Non-same store tenant reimbursement revenue	2,356	1	2,355
Other operating income	1	1	—
Total revenue	$27,602	$12,203	$15,399

•	There was an increase in contractual rental revenue resulting from average annual rent escalations of 2.15% at our same store properties, which was offset entirely by straight-line rental revenue.

•	Non-same store rental and parking revenue increased due to the acquisition of 23 operating properties since April 1, 2016.

•	Same store tenant reimbursement revenue increased primarily due to an increase in real estate tax and common area maintenance reimbursements at certain same store properties.

•	Non-same store tenant reimbursement revenue increased due to the acquisition of 23 operating properties since April 1, 2016.
Changes in our expenses are summarized in the following table (amounts in thousands):

	Three Months Ended June 30,
	2017	2016	Change
Same store rental and parking expenses	$1,933	$1,576	$357
Non-same store rental and parking expenses	3,367	1	3,366
General and administrative expenses	1,212	757	455
Acquisition related expenses	—	1,946	(1,946)
Asset management fees	2,351	1,058	1,293
Depreciation and amortization	9,025	4,300	4,725
Total expenses	$17,888	$9,638	$8,250

•
Same store rental and parking expenses, certain of which are subject to reimbursement by our tenants, increased primarily due to an increase in real estate taxes and repairs and maintenance at certain same store properties.

•	Non-same store rental and parking expenses, certain of which are subject to reimbursement by our tenants, increased primarily due to the acquisition of 23 operating properties since April 1, 2016.

•	General and administrative expenses increased due to an increase in professional and legal fees, personnel costs and other administrative costs, in connection with our Company's growth.

•
Acquisition related expenses decreased due to a decrease in real estate properties determined to be business combinations due to the early adoption of ASU 2017-01, Business Combinations. Acquisition fees and expenses associated with transactions determined to be business combinations are expensed as incurred. During the three months ended June 30, 2017, we did not acquire any real estate properties determined to be business combinations as compared to three real estate properties determined to be business combinations during the three months ended June 30, 2016.

•	Asset management fees increased due to an increase in the weighted average operating assets held to $1,115.9 million as of June 30, 2017, as compared to $521.2 million as of June 30, 2016.

•	Depreciation and amortization increased due to an increase in the weighted average depreciable basis of operating real estate investments.
Changes in interest expense, net are summarized in the following table (amounts in thousands):

	Three Months Ended June 30,
	2017	2016	Change
Interest expense, net:
Interest on notes payable	$(2,830)	$—	$(2,830)
Interest on secured credit facility	(2,139)	(616)	(1,523)
Amortization of deferred financing costs	(624)	(245)	(379)
Cash deposits interest	50	28	22
Capitalized interest	470	101	369
Total interest expense, net	(5,073)	(732)	(4,341)

•	Interest on notes payable increased due to an increase in the outstanding principal balance on notes payable to $401.3 million as of June 30, 2017, as compared to $0 as of June 30, 2016.

•
Interest on secured credit facility increased due to an increase in the weighted average outstanding principal balance on the secured credit facility. The weighted average outstanding principal balance of the secured credit facility was

$247.0 million for the three months ended June 30, 2017, as compared to $79.6 million for the three months ended June 30, 2016.

•
Capitalized interest increased due to an increase in the average accumulated expenditures on development properties to $35.0 million for the three months ended June 30, 2017, as compared to $8.8 million during the three months ended June 30, 2016.

Six Months Ended June 30, 2017 Compared to the Six Months Ended June 30, 2016
Changes in our revenues are summarized in the following table (amounts in thousands):

	Six Months Ended June 30,
	2017	2016	Change

Same store rental and parking revenue	$18,749	$18,721	$28
Non-same store rental and parking revenue	24,607	2,186	22,421
Same store tenant reimbursement revenue	3,080	2,549	531
Non-same store tenant reimbursement revenue	5,178	169	5,009
Other operating income	10	2	8
Total revenue	$51,624	$23,627	$27,997

•	There was an increase in contractual rental revenue resulting from average annual rent escalations of 2.14% at our same store properties, which was offset entirely by straight-line rental revenue.

•	Non-same store rental and parking revenue increased due to the acquisition of 32 operating properties since January 1, 2016.

•	Same store tenant reimbursement revenue increased primarily due to an increase in real estate tax reimbursements at certain same store properties.

•	Non-same store tenant reimbursement revenue primarily increased due to the acquisition of 32 operating properties since January 1, 2016.
Changes in our expenses are summarized in the following table (amounts in thousands):

	Six Months Ended June 30,
	2017	2016	Change

Same store rental and parking expenses	$3,689	$3,053	$636
Non-same store rental and parking expenses	6,537	208	6,329
General and administrative expenses	2,137	1,522	615
Acquisition related expenses	—	3,611	(3,611)
Asset management fees	4,357	2,013	2,344
Depreciation and amortization	16,635	8,166	8,469
Total expenses	$33,355	$18,573	$14,782

•	Same store rental and parking expenses, certain of which are subject to reimbursement by our tenants, increased primarily due to an increase in real estate taxes at certain same store properties.

•	Non-same store rental and parking expenses, certain of which are subject to reimbursement by our tenants, increased primarily due to the acquisition of 32 operating properties since January 1, 2016.

•	General and administrative expenses increased due to an increase in professional and legal fees, personnel costs and other administrative costs, in connection with our Company's growth.

•
Acquisition related expenses decreased due to a decrease in real estate properties determined to be business combinations due to the early adoption of ASU 2017-01, Business Combinations. Acquisition fees and expenses associated with transactions determined to be business combinations are expensed as incurred. During the six months ended June 30, 2017, we did not acquire any real estate properties determined to be business combinations as compared to 11 real estate properties determined to be business combinations during the six months ended June 30, 2016.

•	Asset management fees increased due to an increase in the weighted average operating assets held to $1,115.9 million as of June 30, 2017, as compared to $521.2 million as of June 30, 2016.

•	Depreciation and amortization increased due to an increase in the weighted average depreciable basis of operating real estate investments.
Changes in interest expense, net are summarized in the following table (amounts in thousands):

	Six Months Ended June 30,
	2017	2016	Change
Interest expense, net:
Interest on notes payable	$(4,691)	$—	$(4,691)
Interest on secured credit facility	(3,887)	(1,317)	(2,570)
Amortization of deferred financing costs	(1,185)	(447)	(738)
Cash deposits interest	91	52	39
Capitalized interest	835	101	734
Total interest expense, net	(8,837)	(1,611)	(7,226)

•	Interest on notes payable increased due to an increase in the outstanding principal balance on notes payable to $401.3 million as of June 30, 2017, as compared to $0 as of June 30, 2016.

•
Interest on secured credit facility increased due to an increase in the weighted average outstanding principal balance on the secured credit facility. The weighted average outstanding principal balance of the secured credit facility was $228.3 million for the six months ended June 30, 2017, as compared to $90.9 million for the six months ended June 30, 2016.

•
Capitalized interest increased due to an increase in the average accumulated expenditures on development properties to $31.2 million for the six months ended June 30, 2017, as compared to $4.4 million during the six months ended June 30, 2016.

Organization and Offering Costs
We reimburse our Advisor or its affiliates for organization and offering costs it incurs on our behalf, but only to the extent the reimbursement would not cause the selling commissions, dealer manager fees, distribution and servicing fees and other organization and offering costs incurred by us to exceed 15% of gross offering proceeds as of the date of the reimbursement. We expect that other offering costs associated with the Offering (other than selling commissions, dealer manager fees and distribution and servicing fees) will be approximately 1.50% of the gross offering proceeds. Since inception, our Advisor and its affiliates incurred other organization and offering costs on our behalf of approximately $15,510,000 as of June 30, 2017. As of June 30, 2017, we reimbursed our Advisor or its affiliates approximately $14,528,000 in other offering costs. In addition, we paid our Advisor or its affiliates $355,000 in other offering costs related to subscription agreements. As of June 30, 2017, we accrued approximately $627,000 of other offering costs to our Advisor and its affiliates. As of June 30, 2017, we incurred approximately $79,443,000 in selling commissions and dealer manager fees and $10,672,000 in distribution and servicing fees to our Dealer Manager. As of June 30, 2017, we incurred other offering costs (other than selling commissions, dealer manager fees and distribution and servicing fees) of approximately $19,908,000.
When incurred, organization costs are expensed and offering costs, including selling commissions, dealer manager fees, distribution and servicing fees and other offering costs are charged to stockholders’ equity. For a further discussion of other organization and offering costs, see Note 9—"Related-Party Transactions and Arrangements" to the condensed consolidated financial statements that are a part of this prospectus supplement.
Inflation
We are exposed to inflation risk as income from long-term leases is the primary source of our cash flows from operations. There are provisions in certain of our leases with tenants that are intended to protect us from, and mitigate the risk of, the impact of inflation. These provisions include scheduled increases in contractual base rent receipts, reimbursement billings for operating expenses, pass-through charges and real estate tax and insurance reimbursements. However, due to the long-term nature of our leases, among other factors, the leases may not reset frequently enough to adequately offset the effects of inflation.

Liquidity and Capital Resources
Our principal demands for funds are for acquisitions of real estate and real estate-related investments, to pay operating expenses and interest on our current and future indebtedness and to pay distributions to our stockholders. Our sources of funds are primarily the net proceeds of our Offering, funds equal to amounts reinvested in the DRIP, operating cash flows, the secured credit facility and other borrowings. In addition, we require resources to make certain payments to our Advisor and our Dealer Manager, which, during our Offering, include payments to our Advisor and its affiliates for reimbursement of other organization and offering expenses and other costs incurred on our behalf, and payments to our Dealer Manager and its affiliates for selling commissions, dealer manager fees, distribution and servicing fees, and offering expenses.
Generally, cash needs for items other than acquisitions of real estate and real estate-related investments are met from operations, borrowings, and the net proceeds of our Offering. However, there may be a delay between the sale of shares of our common stock and our investments in real estate, which could result in a delay in the benefits to our stockholders, if any, of returns generated from our investment operations.
Our Advisor evaluates potential additional investments and engages in negotiations with real estate sellers, developers, brokers, investment managers, lenders and others on our behalf. Until we invest all of the proceeds of our Offering in properties and real estate-related investments, we may invest in short-term, highly liquid or other authorized investments. Such short-term investments will not earn significant returns, and we cannot predict how long it will take to fully invest the proceeds in properties and real estate-related investments. The number of properties we acquire and other investments we make will depend upon the number of shares sold in our Offering and the resulting amount of net proceeds available for investment.
When we acquire a property, our Advisor prepares a capital plan that contemplates the estimated capital needs of that investment. In addition to operating expenses, capital needs may also include costs of refurbishment, tenant improvements or other major capital expenditures. The capital plan also sets forth the anticipated sources of the necessary capital, which may include a line of credit or other loans established with respect to the investment, operating cash generated by the investment, additional equity investments from us or joint venture partners or, when necessary, capital reserves. Any capital reserves would be established from the net proceeds of our Offering, proceeds from sales of other investments, operating cash generated by other investments or other cash on hand. In some cases, a lender may require us to establish capital reserves for a particular investment. The capital plan for each investment will be adjusted through ongoing, regular reviews of our portfolio or as necessary to respond to unanticipated additional capital needs.
Short-term Liquidity and Capital Resources
On a short-term basis, our principal demands for funds will be for the acquisition of real estate and real estate-related notes and investments and payments of tenant improvements, acquisition related costs, operating expenses, distributions, and interest and principal payments on current and future debt financings. We expect to meet our short-term liquidity requirements through net cash flows provided by operations, net proceeds from our Offering, borrowings on the secured credit facility, as well as secured and unsecured borrowings from banks and other lenders to finance our expected future acquisitions.
Long-term Liquidity and Capital Resources
On a long-term basis, our principal demands for funds will be for the acquisition of real estate and real estate-related notes and investments and payments of tenant improvements, acquisition related costs, operating expenses, distributions and repurchases to stockholders, and interest and principal payments on current and future indebtedness. We expect to meet our long-term liquidity requirements through proceeds from cash flow from operations, borrowings on the secured credit facility, proceeds from secured or unsecured borrowings from banks or other lenders, proceeds from our Offering and funds equal to amounts reinvested in the DRIP.
We expect that substantially all cash flows from operations will be used to pay distributions to our stockholders after certain capital expenditures; however, we have used, and may continue to use other sources to fund distributions, as necessary, such as, proceeds from our Offering, borrowings on the secured credit facility and/or future borrowings on unencumbered assets. To the extent cash flows from operations are lower due to fewer properties being acquired or lower-than-expected returns on the properties held, distributions paid to stockholders may be lower. We expect that substantially all net cash flows from our Offering or debt financings will be used to fund acquisitions, certain capital expenditures identified at acquisition, repayments of outstanding debt or distributions to our stockholders in excess of cash flows from operations.
Capital Expenditures
We will require approximately $32.3 million in expenditures for capital improvements over the next 12 months. We cannot provide assurances, however, that actual expenditures will not exceed these estimated expenditure levels. As of June 30, 2017, we had $8.2 million of restricted cash in escrow reserve accounts for such capital expenditures. In addition, as of June 30, 2017, we had approximately $74.4 million in cash and cash equivalents. For the six months ended June 30, 2017, we had capital expenditures of $13.7 million that primarily related to three healthcare real estate investments.

Credit Facility
As of June 30, 2017, the maximum commitments available under the secured credit facility were $425,000,000, consisting of a $325,000,000 revolving line of credit, with a maturity date of December 22, 2018, subject to our Operating Partnership's right to two, 12-month extension periods, and a $100,000,000 term loan, with a maturity date of December 22, 2019, subject to our Operating Partnership's right to one, 12-month extension.
The proceeds of loans made under the secured credit facility may be used to finance the acquisition of real estate investments, for tenant improvements and leasing commissions with respect to real estate, for repayment of indebtedness, for capital expenditures with respect to real estate and for general corporate and working capital purposes. The secured credit facility can be increased to $550,000,000, subject to certain conditions. See Note 8—"Notes Payable and Secured Credit Facility" to the condensed consolidated financial statements that are part of this prospectus supplement.
As of June 30, 2017, we had a total pool availability under the secured credit facility of $361,236,000 and an aggregate outstanding principal balance of $275,000,000. As of June 30, 2017, $86,236,000 remained available to be drawn on the secured credit facility.
Cash Flows
Six Months Ended June 30, 2017 Compared to the Six Months Ended June 30, 2016

	Six Months Ended June 30,
(in thousands)	2017	2016	Change
Net cash provided by operating activities	$26,194	$9,061	$17,133
Net cash used in investing activities	$(419,015)	$(163,106)	$(255,909)
Net cash provided by financing activities	$424,285	$160,946	$263,339
Operating Activities

•
Net cash provided by operating activities increased due to annual rental increases at our same store properties and the acquisition of our new operating properties, partially offset by increased operating expenses.

Investing Activities

•	Net cash used in investing activities increased primarily due to an increase in investments in real estate of $244.3 million and an increase in capital expenditures of $11.6 million.
Financing Activities

•
Net cash provided by financing activities increased primarily due to an increase in proceeds from notes payable of $248.3 million, a net increase in proceeds from the secured credit facility of $50.0 million and a decrease in offering costs related to the issuance of common stock of $3.0 million, offset by a decrease in proceeds from the issuance of common stock of $26.7 million, an increase in distributions to our stockholders of $5.3 million, an increase in repurchases of our common stock of $3.7 million and an increase in deferred financing costs of $2.3 million.

Distributions
The amount of distributions payable to our stockholders is determined by our board of directors and is dependent on a number of factors, including our funds available for distribution, financial condition, capital expenditure requirements and the annual distribution requirements needed to maintain our status as a REIT under the Code. Our board of directors must authorize each distribution and may, in the future, authorize lower amounts of distributions or not authorize additional distributions and, therefore, distribution payments are not guaranteed. Our Advisor may also defer, suspend and/or waive fees and expense reimbursements if we have not generated sufficient cash flow from our operations and other sources to fund distributions. Additionally, our organizational documents permit us to pay distributions from unlimited amounts of any source, and we may use sources other than operating cash flows to fund distributions, including proceeds from our Offering, which may reduce the amount of capital we ultimately invest in properties or other permitted investments.

We have funded distributions with operating cash flows from our properties, proceeds raised in our Offering and reinvestments pursuant to the DRIP. To the extent that we do not have taxable income, distributions paid will be considered a return of capital to stockholders. The following table shows distributions paid during the three and six months ended June 30, 2017 and 2016 (amounts in thousands):

	Six Months Ended June 30,
	2017		2016
Distributions paid in cash - common stockholders	$12,812		$7,493
Distributions reinvested	14,649		10,096
Total distributions	$27,461		$17,589
Source of distributions:
Cash flows provided by operations (1)	$12,812	47%	$7,493	43%
Offering proceeds from issuance of common stock pursuant to the DRIP (1)	14,649	53%	10,096	57%
Total sources	$27,461	100%	$17,589	100%
(1)Percentages were calculated by dividing the respective source amount by the total sources of distributions.
Total distributions declared but not paid on Class A shares, Class I shares and Class T shares as of June 30, 2017 were approximately $5.0 million for common stockholders. These distributions were paid on July 3, 2017.
For the six months ended June 30, 2017, we declared and paid distributions of approximately $27.5 million to Class A stockholders, Class I stockholders and Class T stockholders, including shares issued pursuant to the DRIP, as compared to FFO (as defined below) for the six months ended June 30, 2017 of approximately $26.1 million. The payment of distributions from sources other than FFO may reduce the amount of proceeds available for investment and operations or cause us to incur additional interest expense as a result of borrowed funds.
For a discussion of distributions paid subsequent to June 30, 2017, see Note 17—"Subsequent Events" to the condensed consolidated financial statements included in this prospectus supplement.
Contractual Obligations
As of June 30, 2017, we had approximately $676.3 million of principal debt outstanding, of which $401.3 million related to notes payable and $275.0 million related to the secured credit facility. See Note 8—"Notes Payable and Secured Credit Facility" to the condensed consolidated financial statements that are a part of this prospectus supplement for certain terms of the debt outstanding.
Our contractual obligations as of June 30, 2017 were as follows (amounts in thousands):

	Less than 1 Year	1-3 Years	3-5 Years	More than 5 Years	Total
Principal payments—fixed rate debt	$—	$1,208	$76,377	$137,114	$214,699
Interest payments—fixed rate debt	9,193	18,543	16,856	24,459	69,051
Principal payments—variable rate debt fixed through interest rate swap (1)	—	101,896	134,294	—	236,190
Interest payments—variable rate debt fixed through interest rate swap (2)	9,592	17,444	9,559	—	36,595
Principal payments—variable rate debt	—	175,713	49,687	—	225,400
Interest payments—variable rate debt (3)	7,746	8,567	5,424	—	21,737
Capital expenditures	32,349	—	—	—	32,349
Ground lease payments	131	264	264	3,208	3,867
Total	$59,011	$323,635	$292,461	$164,781	$839,888

(1)	As of June 30, 2017, we had $236.2 million outstanding principal on notes payable and borrowings under the secured credit facility that were fixed through the use of interest rate swap agreements.

(2)	We used the fixed rates under our interest rate swap agreements as of June 30, 2017 to calculate the debt payment obligations in future periods.

(3)	We used LIBOR plus the applicable margin under our variable rate debt agreement as of June 30, 2017 to calculate the debt payment obligations in future periods.

Off-Balance Sheet Arrangements
As of June 30, 2017, we had no off-balance sheet arrangements.
Related-Party Transactions and Arrangements
We have entered into agreements with our Advisor and its affiliates whereby we agree to pay certain fees to, or reimburse certain expenses of, our Advisor or its affiliates for acquisition fees and expenses, organization and offering expenses, asset and property management fees and reimbursement of operating costs. Refer to Note 9—"Related-Party Transactions and Arrangements" to our condensed consolidated financial statements that are a part of this prospectus supplement for a detailed discussion of the various related-party transactions and agreements.
Funds from Operations and Modified Funds from Operations
One of our objectives is to provide cash distributions to our stockholders from cash generated by our operations. The purchase of real estate assets and real estate-related investments, and the corresponding expenses associated with that process, is a key operational feature of our business plan in order to generate cash from operations. Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a measure known as funds from operations, or FFO, which we believe is an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to our net income as determined under GAAP.
We define FFO, consistent with NAREIT’s definition, as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and asset impairment write-downs, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnership and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis.
We, along with others in the real estate industry, consider FFO to be an appropriate supplemental measure of a REIT’s operating performance because it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation and amortization and asset impairment write-downs, which we believe provides a more complete understanding of our performance to investors and to our management, and when compared year over year, reflects the impact on our operations from trends in occupancy.
Historical accounting convention (in accordance with GAAP) for real estate assets requires companies to report their investment in real estate at its carrying value, which consists of capitalizing the cost of acquisitions, development, construction, improvements and significant replacements, less depreciation and amortization and asset impairment write-downs, if any, which is not necessarily equivalent to the fair market value of their investment in real estate assets.
The historical accounting convention requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, which could be the case if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or as requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that, since the fair value of real estate assets historically rises and falls with market conditions including, but not limited to, inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation could be less informative.
In addition, we believe it is appropriate to disregard asset impairment write-downs as they are a non-cash adjustment to recognize losses on prospective sales of real estate assets. Since losses from sales of real estate assets are excluded from FFO, we believe it is appropriate that asset impairment write-downs in advancement of realization of losses should be excluded. Impairment write-downs are based on negative market fluctuations and underlying assessments of general market conditions, which are independent of our operating performance, including, but not limited to, a significant adverse change in the financial condition of our tenants, changes in supply and demand for similar or competing properties, changes in tax, real estate, environmental and zoning law, which can change over time. When indicators of potential impairment suggest that the carrying value of real estate and related assets may not be recoverable, we assess the recoverability by estimating whether we will recover the carrying value of the asset through undiscounted future cash flows and eventual disposition (including, but not limited to, net rental and lease revenues, net proceeds on the sale of property and any other ancillary cash flows at a property or group level under GAAP). If based on this analysis, we do not believe that we will be able to recover the carrying value of the real estate asset, we will record an impairment write-down to the extent that the carrying value exceeds the estimated fair value of the real estate asset. Testing for indicators of impairment is a continuous process and is analyzed on a quarterly basis. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that due to the fact that impairments are based on estimated future undiscounted cash flows and that we intend to have a relatively limited term of our operations, it could be difficult to recover any impairment charges through the eventual sale of the property. No impairment losses have been recorded to date.
In developing estimates of expected future cash flow, we make certain assumptions regarding future market rental income amounts subsequent to the expiration of current lease arrangements, property operating expenses, terminal capitalization and discount rates, the expected number of months it takes to re-lease the property, required tenant improvements and the number of years the property will be held for investment. The use of alternative assumptions in the future cash flow analysis could result in a different determination of the property’s future cash flows and a different conclusion regarding the existence of an asset impairment, the extent of such loss, if any, as well as the carrying value of the real estate asset.
Publicly registered, non-listed REITs, such as us, typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operations. While other start up entities may also experience significant acquisition activity during their initial years, we believe that publicly registered, non-listed REITs are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after the acquisition activity ceases. We will use the proceeds raised in our offering to acquire real estate assets and real estate-related investments, and we intend to begin the process of achieving a liquidity event (i.e., listing of our shares of common stock on a national securities exchange, a merger or sale, the sale of all or substantially all of our assets, or another similar transaction) within five to seven years after the completion of our offering stage, which is generally comparable to other publicly registered, non-listed REITs. Thus, we do not intend to continuously purchase real estate assets and intend to have a limited life. Due to these factors and other unique features of publicly registered, non-listed REITS, the Investment Program Association, or the IPA, an industry trade group, has standardized a measure known as modified funds from operations, or MFFO, which we believe to be another appropriate supplemental measure to reflect the operating performance of a publicly registered, non-listed REIT. MFFO is a metric used by management to evaluate sustainable performance and dividend policy. MFFO is not equivalent to our net income as determined under GAAP.
We define MFFO, a non-GAAP measure, consistent with the IPA’s definition: FFO further adjusted for the following items included in the determination of GAAP net income; acquisition fees and expenses; amounts related to straight-line rental income and amortization of above and below intangible lease assets and liabilities; accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income; nonrecurring gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, adjustments related to contingent purchase price obligations where such adjustments have been included in the derivation of GAAP net income, and after adjustments for a consolidated and unconsolidated partnership and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. Our MFFO calculation complies with the IPA’s Practice Guideline, described above. In calculating MFFO, we exclude paid and accrued acquisition fees and expenses that are reported in our condensed consolidated statements of comprehensive income, amortization of above and below-market leases, amounts related to straight-line rents (which are adjusted in order to reflect such payments from a GAAP accrual basis to closer to an expected to be received cash basis of disclosing the rent and lease payments) and ineffectiveness of interest rate swaps. The other adjustments included in the IPA’s guidelines are not applicable to us.
Since MFFO excludes acquisition fees and expenses, it should not be construed as a historic performance measure. Acquisition fees and expenses are paid in cash by us, and we have not set aside or put into escrow any specific amount of proceeds from our offerings to be used to fund acquisition fees and expenses. Acquisition fees and expenses include payments to our Advisor or its affiliates and third parties. Such fees and expenses will not be reimbursed by our Advisor or its affiliates and third parties, and therefore if there are no further proceeds from the sale of shares of our common stock to fund future acquisition fees and expenses, such fees and expenses will need to be paid from either additional debt, operational earnings or cash flows, net proceeds from the sale of properties, or from ancillary cash flows. As a result, the amount of proceeds available for investment and operations would be reduced, or we may incur additional interest expense as a result of borrowed funds. Nevertheless, our Advisor or its affiliates will not accrue any claim on our assets if acquisition fees and expenses are not paid from the proceeds of our offerings. Under GAAP, acquisition fees and expenses related to the acquisition of properties determined to be business combinations are expensed as incurred, including investment transactions that are no longer under consideration, and are included in acquisition related expenses in the accompanying condensed consolidated statements of comprehensive income and acquisition fees and expenses associated with transactions determined to be an asset purchase are capitalized.
All paid and accrued acquisition fees and expenses have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the real estate asset, these fees and expenses and other costs related to such property. In addition, MFFO may not be an indicator of our operating performance, especially during periods in which properties are being acquired.
In addition, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income in determining cash flows from operations in accordance with GAAP.
We use MFFO and the adjustments used to calculate it in order to evaluate our performance against other publicly registered, non-listed REITs, which intend to have limited lives with short and defined acquisition periods and targeted exit strategies shortly thereafter. As noted above, MFFO may not be a useful measure of the impact of long-term operating performance if we do not continue to operate in this manner. We believe that our use of MFFO and the adjustments used to calculate it allow us to present our performance in a manner that reflects certain characteristics that are unique to publicly registered, non-listed REITs, such as their limited life, limited and defined acquisition period and targeted exit strategy, and hence the use of such measures may be useful to investors. For example, acquisition fees and expenses are intended to be funded from the proceeds of our offering and other financing sources and not from operations. By excluding acquisition fees and expenses, the use of MFFO provides information consistent with management’s analysis of the operating performance of its real estate assets. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such charges that may reflect anticipated and unrealized gains or losses, we believe MFFO provides useful supplemental information.
Presentation of this information is intended to assist management and investors in comparing the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and MFFO the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income as an indication of our performance, as an indication of our liquidity, or indicative of funds available for our cash needs, including our ability to make distributions to our stockholders. FFO and MFFO should be reviewed in conjunction with other measurements as an indication of our performance. MFFO has limitations as a performance measure. However, it may be useful in assisting management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete and net asset value is disclosed. MFFO is not a useful measure in evaluating net asset value since impairment write-downs are taken into account in determining net asset value but not in determining MFFO.
FFO and MFFO, as described above, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operational performance. The method used to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operating performance and considered more prominently than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO. MFFO has not been scrutinized to the level of other similar non-GAAP performance measures by the SEC or any other regulatory body.

The following is a reconciliation of net income attributable to common stockholders, which is the most directly comparable GAAP financial measure, to FFO and MFFO for the three and six months ended June 30, 2017 and 2016 (amounts in thousands, except share data and per share amounts):

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net income attributable to common stockholders	$4,641	$1,833	$9,432	$3,443
Adjustments:
Depreciation and amortization	9,025	4,300	16,635	8,166
FFO attributable to common stockholders	$13,666	$6,133	$26,067	$11,609
Adjustments:
Acquisition related expenses (1)	$—	$1,946	$—	$3,611
Amortization of intangible assets and liabilities (2)	(222)	(124)	(347)	(249)
Straight-line rent (3)	(2,610)	(1,533)	(4,842)	(2,699)
Ineffectiveness of interest rate swaps	(10)	22	(2)	22
MFFO attributable to common stockholders	$10,824	$6,444	$20,876	$12,294
Weighted average common shares outstanding - basic	94,910,818	63,514,780	90,721,343	58,591,709
Weighted average common shares outstanding - diluted	94,925,665	63,530,999	90,737,075	58,608,490
Net income per common share - basic	$0.05	$0.03	$0.10	$0.06
Net income per common share - diluted	$0.05	$0.03	$0.10	$0.06
FFO per common share - basic	$0.14	$0.10	$0.29	$0.20
FFO per common share - diluted	$0.14	$0.10	$0.29	$0.20

(1)
In evaluating investments in real estate assets, management differentiates the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for publicly registered, non-listed REITs that have completed their acquisitions activities and have other similar operating characteristics. By excluding expensed acquisition related expenses, management believes MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties. Acquisition fees and expenses include payments in cash to our Advisor and third parties. Acquisition fees and expenses incurred in a business combination, under GAAP, are considered operating expenses and as expenses are included in the determination of net income, which is a performance measure under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to the property.

(2)
Under GAAP, certain intangibles are accounted for at cost and reviewed at least annually for impairment, and certain intangibles are assumed to diminish predictably in value over time and are amortized, similar to depreciation and amortization of real estate-related assets that are excluded from FFO. However, because real estate values and market lease rates historically rise or fall with market conditions, management believes that by excluding charges related to amortization of these intangibles, MFFO provides useful supplemental information on the performance of the real estate.

(3)
Under GAAP, rental revenue is recognized on a straight-line basis over the terms of the related lease (including rent holidays if applicable). This may result in income recognition that is significantly different than the underlying contract terms. By adjusting for the change in deferred rent receivables, MFFO may provide useful supplemental information on the realized economic impact of lease terms, providing insight on the expected contractual cash flows of such lease terms, and aligns with our analysis of operating performance.

Updated Financial Information
The following financial pages should be read in conjunction with the financial pages of our Annual Report on Form 10-K for the year ended December 31, 2016, which was filed with the SEC on March 16, 2017, and incorporated by reference into the prospectus:
INDEX TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
OF CARTER VALIDUS MISSION CRITICAL REIT II, INC.

CARTER VALIDUS MISSION CRITICAL REIT II, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	(Unaudited) June 30, 2017	December 31, 2016
ASSETS
Real estate:
Land	$204,641	$154,385
Buildings and improvements, less accumulated depreciation of $29,989 and $18,521, respectively	1,028,553	722,492
Construction in progress	36,808	20,123
Total real estate, net	1,270,002	897,000
Cash and cash equivalents	74,350	50,446
Acquired intangible assets, less accumulated amortization of $13,198 and $7,995, respectively	147,244	98,053
Other assets, net	37,522	24,539
Total assets	$1,529,118	$1,070,038
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Notes payable, net of deferred financing costs of $3,981 and $1,945, respectively	$397,308	$151,045
Credit facility, net of deferred financing costs of $751 and $876, respectively	274,249	219,124
Accounts payable due to affiliates	11,938	7,384
Accounts payable and other liabilities	26,755	17,184
Intangible lease liabilities, less accumulated amortization of $1,020 and $634, respectively	22,201	6,873
Total liabilities	732,451	401,610
Stockholders’ equity:
Preferred stock, $0.01 par value per share, 100,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value per share, 500,000,000 shares authorized; 100,760,807 and 83,109,025 shares issued, respectively; 99,863,473 and 82,744,288 shares outstanding, respectively	999	827
Additional paid-in capital	870,592	723,859
Accumulated distributions in excess of earnings	(75,828)	(57,100)
Accumulated other comprehensive income	902	840
Total stockholders’ equity	796,665	668,426
Noncontrolling interests	2	2
Total equity	796,667	668,428
Total liabilities and stockholders’ equity	$1,529,118	$1,070,038
The accompanying notes are an integral part of these condensed consolidated financial statements.

CARTER VALIDUS MISSION CRITICAL REIT II, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands, except share data and per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenue:
Rental and parking revenue	$23,684	$10,888	$43,366	$20,909
Tenant reimbursement revenue	3,918	1,315	8,258	2,718
Total revenue	27,602	12,203	51,624	23,627
Expenses:
Rental and parking expenses	5,300	1,577	10,226	3,261
General and administrative expenses	1,212	757	2,137	1,522
Acquisition related expenses	—	1,946	—	3,611
Asset management fees	2,351	1,058	4,357	2,013
Depreciation and amortization	9,025	4,300	16,635	8,166
Total expenses	17,888	9,638	33,355	18,573
Income from operations	9,714	2,565	18,269	5,054
Interest expense, net	5,073	732	8,837	1,611
Net income attributable to common stockholders	$4,641	$1,833	$9,432	$3,443
Other comprehensive income:
Unrealized (loss) income on interest rate swaps, net	$(706)	$(101)	$62	$(101)
Other comprehensive (loss) income attributable to common stockholders	(706)	(101)	62	(101)
Comprehensive income attributable to common stockholders	$3,935	$1,732	$9,494	$3,342
Weighted average number of common shares outstanding:
Basic	94,910,818	63,514,780	90,721,343	58,591,709
Diluted	94,925,665	63,530,999	90,737,075	58,608,490
Net income per common share attributable to common stockholders:
Basic	$0.05	$0.03	$0.10	$0.06
Diluted	$0.05	$0.03	$0.10	$0.06
Distributions declared per common share	$0.16	$0.16	$0.31	$0.32
The accompanying notes are an integral part of these condensed consolidated financial statements.

CARTER VALIDUS MISSION CRITICAL REIT II, INC.
CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
(in thousands, except for share data)
(Unaudited)

	Common Stock
	No. of Shares	Par Value	Additional Paid-in Capital	Accumulated Distributions in Excess of Earnings	Accumulated Other Comprehensive Income	Total Stockholders’ Equity	Noncontrolling Interests	Total Equity
Balance, December 31, 2016	82,744,288	$827	$723,859	$(57,100)	$840	$668,426	$2	$668,428
Issuance of common stock	16,046,414	161	155,639	—	—	155,800	—	155,800
Issuance of common stock under the distribution reinvestment plan	1,603,120	16	14,633	—	—	14,649	—	14,649
Vesting of restricted common stock	2,250	—	34	—	—	34	—	34
Commissions on sale of common stock and related dealer manager fees	—	—	(10,258)	—	—	(10,258)	—	(10,258)
Distribution and servicing fees	—	—	(4,459)	—	—	(4,459)	—	(4,459)
Other offering costs	—	—	(4,031)	—	—	(4,031)	—	(4,031)
Repurchase of common stock	(532,599)	(5)	(4,825)	—	—	(4,830)	—	(4,830)
Distributions declared to common stockholders	—	—	—	(28,160)	—	(28,160)	—	(28,160)
Other comprehensive income	—	—	—	—	62	62	—	62
Net income	—	—	—	9,432	—	9,432	—	9,432
Balance, June 30, 2017	99,863,473	$999	$870,592	$(75,828)	$902	$796,665	$2	$796,667
The accompanying notes are an integral part of these condensed consolidated financial statements.

CARTER VALIDUS MISSION CRITICAL REIT II, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Six Months Ended June 30,
	2017	2016
Cash flows from operating activities:
Net income	$9,432	$3,443
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,635	8,166
Amortization of deferred financing costs	1,185	447
Amortization of above-market leases	39	19
Amortization of intangible lease liabilities	(386)	(268)
Straight-line rent	(4,842)	(2,699)
Stock-based compensation	34	24
Ineffectiveness of interest rate swaps	(2)	22
Changes in operating assets and liabilities:
Accounts payable and other liabilities	4,853	1,162
Accounts payable due to affiliates	632	111
Other assets	(1,386)	(1,366)
Net cash provided by operating activities	26,194	9,061
Cash flows from investing activities:
Investment in real estate	(405,569)	(161,462)
Acquisition costs capitalized subsequent	(44)	—
Capital expenditures	(13,692)	(2,087)
Real estate deposits, net	290	443
Net cash used in investing activities	(419,015)	(163,106)
Cash flows from financing activities:
Proceeds from issuance of common stock	155,800	182,504
Proceeds from notes payable	248,299	—
Proceeds from credit facility	175,000	45,000
Payments on credit facility	(120,000)	(40,000)
Payments of deferred financing costs	(2,551)	(281)
Repurchases of common stock	(4,830)	(1,135)
Offering costs on issuance of common stock	(14,621)	(17,649)
Distributions to stockholders	(12,812)	(7,493)
Net cash provided by financing activities	424,285	160,946
Net change in cash, cash equivalents and restricted cash	31,464	6,901
Cash, cash equivalents and restricted cash - Beginning of period	56,904	33,189
Cash, cash equivalents and restricted cash - End of period	$88,368	$40,090
Supplemental cash flow disclosure:
Interest paid, net of interest capitalized of $835 and $101, respectively	$7,882	$1,242
Supplemental disclosure of non-cash transactions:
Common stock issued through distribution reinvestment plan	$14,649	$10,096
Distribution and servicing fees accrued during the period	$3,725	$2,963
Net unrealized gain (loss) on interest rate swap	$62	$(101)
Liability assumed at acquisition	$815	$—
Accrued capital expenditures	$3,172	$—
The accompanying notes are an integral part of these condensed consolidated financial statements.

CARTER VALIDUS MISSION CRITICAL REIT II, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
June 30, 2017
Note 1—Organization and Business Operations
Carter Validus Mission Critical REIT II, Inc., or the Company, is a Maryland corporation that was formed on January 11, 2013. The Company elected to be taxed as a real estate investment trust, or a REIT, under the Internal Revenue Code of 1986, as amended, for federal income tax purposes, on September 11, 2015. Substantially all of the Company’s business is conducted through Carter Validus Operating Partnership II, LP, a Delaware limited partnership, or the Operating Partnership, formed on January 10, 2013. The Company is the sole general partner of the Operating Partnership and Carter Validus Advisors II, LLC, or the Advisor, is the initial limited partner of the Operating Partnership.
The Company is offering for sale a maximum of $2,350,000,000 in shares of common stock, consisting of up to $2,250,000,000 in shares in its primary offering and up to $100,000,000 in shares of common stock to be made available pursuant to the Company’s distribution reinvestment plan, or the DRIP, on a “best efforts” basis, or the Offering, pursuant to a registration statement on Form S-11, or the Registration Statement, filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act, which was declared effective on May 29, 2014. As of June 30, 2017, the Company was offering Class A shares, Class I shares and Class T shares of common stock, in any combination with a dollar value up to the maximum offering amount.
On May 1, 2017, the Company filed a registration statement on Form S-11 under the Securities Act to register a maximum of $332,500,000 of shares of common stock in the primary offering pursuant to a proposed follow-on offering, and a maximum of $17,500,000 of additional shares pursuant to the DRIP. Accordingly, as provided pursuant to Rule 415 promulgated under the Securities Act, the Company extended the Offering until the earlier of (i) the effective date of the registration statement for the proposed follow-on public offering, (ii) November 25, 2017, that date that is 180 days after the third anniversary of the effective date of the Offering, or (iii) the date the maximum offering amount under the Offering is sold. The Company's board of directors determined to terminate the Offering on November 24, 2017. The Company's board of directors may revise the offering termination date as necessary in its discretion. The Company has not issued any shares in connection with the proposed follow-on offering as the registration statement on Form S-11 has not been declared effective by the SEC.
As of June 30, 2017, the Company had issued approximately 100,752,000 shares of Class A, Class I and Class T common stock (including shares of common stock issued pursuant to the DRIP) in the Offering, resulting in receipt of gross proceeds of approximately $989,732,000, before selling commissions and dealer manager fees of approximately $79,443,000 and other offering costs of approximately $19,908,000. As of June 30, 2017, the Company had approximately $1,360,268,000 in Class A shares, Class I shares and Class T shares of common stock remaining in the Offering.
Substantially all of the Company’s business is managed by the Advisor. Carter Validus Real Estate Management Services II, LLC, or the Property Manager, an affiliate of the Advisor, serves as the Company’s property manager. The Advisor and the Property Manager have received, and will continue to receive, fees for services related to the acquisition and operational stages. The Advisor will also be eligible to receive fees during the liquidation stage. SC Distributors, LLC, an affiliate of the Advisor, or the Dealer Manager, serves as the dealer manager of the Offering. The Dealer Manager has received, and will continue to receive, fees for services related to the Offering.
The Company was formed to invest primarily in quality income-producing commercial real estate, with a focus on data centers and healthcare properties, preferably with long-term net leases to creditworthy tenants, as well as to make other real estate-related investments that relate to such property types, which may include equity or debt interests, including securities, in other real estate entities. The Company also may originate or invest in real estate-related notes receivable. The Company expects real estate-related notes receivable originations and investments to be focused on first mortgage loans, but also may include real estate-related bridge loans, mezzanine loans and securitized notes receivable. As of June 30, 2017, the Company owned 45 real estate investments, consisting of 62 properties, located in 35 metropolitan statistical areas, or MSAs, and one micropolitan statistical area, or µSA.
Except as the context otherwise requires, “we,” “our,” “us,” and the “Company” refer to Carter Validus Mission Critical REIT II, Inc., the Operating Partnership and all wholly-owned subsidiaries.
Note 2—Summary of Significant Accounting Policies
The summary of significant accounting policies presented below is designed to assist in understanding the Company’s condensed consolidated financial statements. Such condensed consolidated financial statements and the accompanying notes thereto are the representation of management. These accounting policies conform to accounting principles generally accepted in the United States of America, or GAAP, for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and notes required by GAAP for complete financial statements. In the opinion of management, all adjustments, consisting of normal and recurring nature considered for a fair presentation, have been included. Operating results for the three and six months ended June 30, 2017 are not necessarily indicative of the results that may be expected for the year ending December 31, 2017.
The condensed consolidated balance sheet at December 31, 2016 has been derived from the audited consolidated financial statements at that date but does not include all the information and notes required by GAAP for complete financial statements. The information included in this prospectus supplement should be read in conjunction with the Company's audited consolidated financial statements as of and for the year ended December 31, 2016 and related notes thereto set forth in the Company's Annual Report on Form 10-K, filed with the SEC on March 16, 2017.
Principles of Consolidation and Basis of Presentation
The accompanying condensed consolidated financial statements include the accounts of the Company, the Operating Partnership, and all wholly-owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.
Use of Estimates
The preparation of the condensed consolidated financial statements and accompanying notes in conformity with GAAP requires the Company to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. These estimates are made and evaluated on an ongoing basis using information that is currently available as well as various other assumptions believed to be reasonable under the circumstances. Actual results could differ from those estimates.
Concentration of Credit Risk and Significant Leases
As of June 30, 2017, the Company had cash on deposit, including restricted cash, in certain financial institutions that had deposits in excess of current federally insured levels; however, the Company has not experienced any losses in such accounts. The Company limits its cash investments to financial institutions with high credit standing; therefore, the Company believes it is not exposed to any significant credit risk on its cash deposits. To date, the Company has experienced no loss or lack of access to cash in its accounts.
As of June 30, 2017, the Company owned real estate investments in 35 MSAs, one of which accounted for 10.0% or more of contractual rental revenue. Real estate investments located in the Oklahoma City, Oklahoma MSA accounted for 11.7% of contractual rental revenue for the six months ended June 30, 2017.
As of June 30, 2017, the Company had no exposure to tenant concentration that accounted for 10.0% or more of rental revenue.
Restricted Cash
Restricted cash consists of restricted cash held in escrow and restricted bank deposits. Restricted cash held in escrow includes cash held in escrow accounts for capital improvements for certain properties as well as cash held by lenders in escrow accounts for tenant and capital improvements, repairs and maintenance and other lender reserves for certain properties, in accordance with the respective lender’s loan agreement. Restricted cash held in escrow is reported in other assets, net in the accompanying condensed consolidated balance sheets. See Note 6—"Other Assets, Net". Restricted bank deposits consist of tenant receipts for certain properties which are required to be deposited into lender-controlled accounts in accordance with the respective lender's loan agreement. Restricted bank deposits are reported in other assets, net in the accompanying condensed consolidated balance sheets.
On April 1, 2017, the Company adopted Accounting Standards Update, or ASU, 2016-18, Restricted Cash, or ASU 2016-18. ASU 2016-18 requires that a statement of cash flows explain the change during a reporting period in the total of cash, cash equivalents and restricted cash. This ASU states that transfers between cash, cash equivalents and restricted cash are not part of the Company’s operating, investing and financing activities. Therefore, restricted cash should be included with cash and cash equivalents when reconciling the beginning of period and end of period total amounts shown on the statement of cash flows. As required, the Company retrospectively applied the guidance in ASU 2016-18 to the prior period presented, which resulted in a decrease of $2,515,000 in net cash used in investing activities on the condensed consolidated statements of cash flows for the six months ended June 30, 2016.

The following table presents a reconciliation of the beginning of period and end of period cash, cash equivalents and restricted cash reported within the condensed consolidated balance sheets to the totals shown in the condensed consolidated statements of cash flows:

	Six Months Ended June 30,
Beginning of period:	2017	2016
Cash and cash equivalents	50,446	31,262
Restricted cash	6,458	1,927
Cash, cash equivalents and restricted cash	$56,904	$33,189

End of period:
Cash and cash equivalents	74,350	35,648
Restricted cash	14,018	4,442
Cash, cash equivalents and restricted cash	$88,368	$40,090
Share Repurchase Program
The Company’s share repurchase program allows for repurchases of shares of the Company’s common stock when certain criteria are met. The share repurchase program provides that all repurchases during any calendar year, including those redeemable upon death or a Qualifying Disability of a stockholder, are limited to those that can be funded with equivalent proceeds raised from the DRIP Offering during the prior calendar year and other operating funds, if any, as the board of directors, in its sole discretion, may reserve for this purpose.
Repurchases of shares of the Company’s common stock are at the sole discretion of the Company’s board of directors. The Company will limit the number of shares repurchased pursuant to the share repurchase program as follows: during any calendar year, the Company will not repurchase in excess of 5.0% of the number of shares of common stock outstanding on December 31st of the previous calendar year. In addition, the Company’s board of directors, in its sole discretion, may amend, suspend, reduce, terminate or otherwise change the share repurchase program upon 30 days' prior notice to the Company’s stockholders for any reason it deems appropriate.
During the six months ended June 30, 2017, the Company received valid repurchase requests related to 532,599 Class A shares and Class T shares of common stock (519,091 of Class A shares and 13,508 of Class T shares), all of which were repurchased in full for an aggregate purchase price of approximately $4,830,000 (an average of $9.07 per share). During the six months ended June 30, 2016, the Company received valid repurchase requests related to 118,641 Class A shares of common stock, all of which were repurchased in full for an aggregate purchase price of approximately $1,135,000 (an average of $9.57 per share). No shares of Class T common stock were requested to be, or were, repurchased during the six months ended June 30, 2016. No shares of Class I common stock were requested to be, or were, repurchased during the six months ended June 30, 2017 and 2016.
Earnings Per Share
The Company calculates basic earnings per share by dividing net income attributable to common stockholders for the period by the weighted average shares of its common stock outstanding for that period. Diluted earnings per share are computed based on the weighted average number of shares outstanding and all potentially dilutive securities. Shares of non-vested restricted common stock give rise to potentially dilutive shares of common stock. For the three months ended June 30, 2017 and 2016, diluted earnings per share reflected the effect of approximately 15,000 and 16,000, respectively, of non-vested shares of restricted stock that were outstanding as of such period. For the six months ended June 30, 2017 and 2016, diluted earnings per share reflected the effect of approximately 16,000 and 17,000, respectively, of non-vested shares of restricted stock that were outstanding as of such period.
Recently Issued Accounting Pronouncements
On May 28, 2014, the Financial Accounting Standards Board, or the FASB, issued ASU 2014-09, Revenue from Contracts with Customers, or ASU 2014-09. The objective of ASU 2014-09 is to clarify the principles for recognizing revenue and to develop a common revenue standard for GAAP. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods and services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASU 2014-09 defines a five-step process to achieve this core principle, which may require more judgment and estimates within the revenue recognition process than are required under existing GAAP. In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers (Topic 606) Deferral of the Effective Date, or ASU 2015-14. ASU 2015-14 defers the effective date of ASU 2014-09 by one year to fiscal years and interim periods beginning after December 15, 2017. Early adoption is permitted as of the original effective date, which was annual reporting periods beginning after December 15, 2016, and the interim periods within that year. On March 17, 2016, the FASB issued ASU 2016-08, Revenue from Contracts with Customers Principal versus Agent Considerations (Reporting Revenue Gross versus Net), or ASU 2016-08, which clarifies the implementation guidance on principal versus agent considerations in the new revenue recognition standard. ASU 2016-08 clarifies that an entity is a principal when it controls the specified good or service before that good or service is transferred to the customer, and is an agent when it does not control the specified good or service before it is transferred to the customer. The effective date and transition of this update is the same as the effective date and transition of ASU 2015-14. As the majority of the Company's revenue is derived from real estate lease contracts, as discussed in relation to ASU 2016-02, Leases, the Company does not expect that the adoption of ASU 2014-09 or related amendments and modifications will have a material impact on the condensed consolidated financial statements.
On February 25, 2016, the FASB issued ASU 2016-02, Leases, or ASU 2016-02. ASU 2016-02 establishes the principles to increase the transparency about the assets and liabilities arising from leases. ASU 2016-02 results in a more faithful representation of the rights and obligations arising from leases by requiring lessees to recognize the lease assets and lease liabilities that arise from leases in the statement of financial position and to disclose qualitative and quantitative information about lease transactions and aligns lessor accounting and sale leaseback transactions guidance more closely to comparable guidance in Topic 606, Revenue from Contracts with Customers, and Topic 610, Other Income. Under ASU 2016-02, a lessee is required to record a right of use asset and a lease liability for all leases with a term of greater than 12 months regardless of their classification. The Company is a lessee on a limited number of ground leases, which will result in the recognition of a right of use asset and lease liability upon the adoption of ASU 2016-02. Lessor accounting remains largely unchanged, apart from the narrower scope of initial direct costs that can be capitalized. The new standard will result in certain costs, such as legal costs related to lease negotiations, being expensed rather than capitalized. In addition, ASU 2016-02 requires lessors to identify the lease and non-lease components, such as common area maintenance, contained within each lease. The non-lease components would have to be evaluated under the revenue recognition guidance of ASU 2014-09. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early adoption is permitted. The Company is in process of evaluating the impact ASU 2016-02 will have on the Company's condensed consolidated financial statements.
On June 16, 2016, the FASB issued ASU 2016-13, Financial Instruments-Credit Losses, or ASU 2016-13. ASU 2016-13 requires more timely recording of credit losses on loans and other financial instruments that are not accounted for at fair value through net income, including loans held for investment, held-to-maturity debt securities, trade and other receivables, net investment in leases and other such commitments. ASU 2016-13 requires that financial assets measured at amortized cost be presented at the net amount expected to be collected, through an allowance for credit losses that is deducted from the amortized cost basis. The amendments in ASU 2016-13 require the Company to measure all expected credit losses based upon historical experience, current conditions and reasonable and supportable forecasts that affect the collectability of the financial assets and eliminates the “incurred loss” methodology in current GAAP. ASU 2016-13 is effective for fiscal years, and interim periods within, beginning after December 15, 2019. Early adoption is permitted for fiscal years, and interim periods within, beginning after December 15, 2018. The Company is in the process of evaluating the impact ASU 2016-13 will have on the Company’s condensed consolidated financial statements. The Company believes that certain financial statements' accounts will be impacted by the adoption of ASU 2016-13, including allowances for doubtful accounts with respect to accounts receivable and straight-line rents receivable.
On February 23, 2017, the FASB issued ASU 2017-05, Clarifying the Scope of Asset Derecognition Guidance and Accounting for Partial Sales of Nonfinancial Assets, or ASU 2017-05. ASU 2017-05 clarifies the scope of asset derecognition guidance and accounting for partial sales of nonfinancial assets. Partial sales of nonfinancial assets are common in the real estate industry and include transactions in which the seller retains an equity interest in the entity that owns the assets or has an equity interest in the buyer. ASU 2017-05 is effective for fiscal years beginning after December 15, 2017, including interim reporting periods within those fiscal years. Early adoption is permitted. The Company is in process of evaluating the impact ASU 2017-05 will have on the Company’s condensed consolidated financial statements. The Company does not expect that the adoption of ASU 2017-05 will have a material impact on the condensed consolidated financial statements.

Note 3—Real Estate Investments
During the six months ended June 30, 2017, the Company purchased eleven real estate properties, all of which were determined to be asset acquisitions. Upon the acquisition of the real estate properties determined to be asset acquisitions, the Company allocates the purchase price of such properties to acquired tangible assets, consisting of land and buildings and improvements, and acquired intangible assets, based on a relative fair value method allocating all accumulated costs.
The following table summarizes the acquisitions paid in cash during the six months ended June 30, 2017:

Property Description	Date Acquired	Ownership Percentage	Purchase Price (amounts in thousands)
Tempe Data Center	01/26/2017	100%	$16,224
Norwalk Data Center	03/30/2017	100%	58,835
Aurora Healthcare Facility	03/30/2017	100%	11,531
Texas Rehab - Austin	03/31/2017	100%	36,945
Texas Rehab - Allen	03/31/2017	100%	23,691
Texas Rehab - Beaumont	03/31/2017	100%	9,649
Charlotte Data Center II	05/15/2017	100%	16,646
250 Williams Atlanta Data Center	06/15/2017	100%	168,588
Sunnyvale Data Center	06/28/2017	100%	38,105
Texas Rehab - San Antonio	06/29/2017	100%	14,853
Cincinnati Data Center	06/30/2017	100%	10,502
Total			$405,569
The following table summarizes management's allocation of the acquisitions during the six months ended June 30, 2017, based on a relative fair value method allocating all accumulated costs (amounts in thousands):

Total
Land	$50,180
Buildings and improvements	318,266
In-place leases	52,204
Above market leases	1,448
Total assets acquired	422,098
Below market leases and liabilities assumed at acquisitions	(16,529)
Total liabilities acquired	(16,529)
Net assets acquired	$405,569
Acquisition fees and expenses associated with transactions determined to be asset acquisitions are capitalized. The Company capitalized acquisition fees and costs of approximately $6,023,000 related to properties acquired during the three months ended June 30, 2017 and $10,116,000 during the six months ended June 30, 2017. The Company expensed acquisition fees and expenses of approximately of approximately $1,839,000 and $3,368,000, respectively, for the three and six months ended June 30, 2016 in connection with the acquisition of properties determined to be business combinations. The total amount of all acquisition fees and costs is limited to 6.0% of the contract purchase price of a property. The contract purchase price is the amount actually paid or allocated in respect of the purchase, development, construction or improvement of a property exclusive of acquisition fees and costs. For the three and six months ended June 30, 2017 and 2016, acquisition fees and costs did not exceed 6.0% of the contract purchase price of the Company's acquisitions during such periods.

Note 4—Acquired Intangible Assets, Net
Acquired intangible assets, net consisted of the following as of June 30, 2017 and December 31, 2016 (amounts in thousands, except weighted average life amounts):

	June 30, 2017	December 31, 2016
In-place leases, net of accumulated amortization of $13,082 and $7,918, respectively (with a weighted average remaining life of 11.1 years and 12.8 years, respectively)	$145,014	$97,232
Above-market leases, net of accumulated amortization of $93 and $58, respectively (with a weighted average remaining life of 3.3 years and 7.4 years, respectively)	1,609	196
Ground lease interest, net of accumulated amortization of $23 and $19, respectively (with a weighted average remaining life of 66.3 years and 66.8 years, respectively)	621	625
	$147,244	$98,053
The aggregate weighted average remaining life of the acquired intangible assets was 11.2 years and 13.1 years as of June 30, 2017 and December 31, 2016, respectively.
Amortization of the acquired intangible assets for the three months ended June 30, 2017 and 2016 was $2,845,000 and $1,318,000, respectively, and for the six months ended June 30, 2017 and 2016 was $5,203,000 and $2,499,000, respectively. Amortization of the above-market leases is recorded as an adjustment to rental and parking revenue, amortization expense for the in-place leases is included in depreciation and amortization and amortization expense for the ground lease interest is included in rental and parking expenses in the accompanying condensed consolidated statements of comprehensive income.
Note 5—Intangible Lease Liabilities, Net
Intangible lease liabilities, net consisted of the following as of June 30, 2017 and December 31, 2016 (amounts in thousands, except weighted average life amounts):

	June 30, 2017	December 31, 2016
Below-market leases, net of accumulated amortization of $1,020 and $634, respectively (with a weighted average remaining life of 9.4 years and 13.6 years, respectively)	$22,201	$6,873
	$22,201	$6,873
Amortization of below-market leases for the three months ended June 30, 2017 and 2016 was $252,000 and $134,000, respectively, and for the six months ended June 30, 2017 and 2016 was $386,000 and $268,000, respectively. Amortization of below-market leases is recorded as an adjustment to rental and parking revenue in the accompanying condensed consolidated statements of comprehensive income.
Note 6—Other Assets, Net
Other assets, net consisted of the following as of June 30, 2017 and December 31, 2016 (amounts in thousands):

	June 30, 2017	December 31, 2016
Deferred financing costs, related to the revolver portion of the secured credit facility, net of accumulated amortization of $2,569 and $1,789, respectively	$2,525	$3,071
Real estate escrow deposits	—	290
Restricted cash	14,018	6,458
Tenant receivable	3,526	3,126
Straight-line rent receivable	13,567	8,725
Prepaid and other assets	2,073	1,087
Derivative assets	1,813	1,782
	$37,522	$24,539

Note 7—Accounts Payable and Other Liabilities
Accounts payable and other liabilities as of June 30, 2017 and December 31, 2016, were comprised of the following (amounts in thousands):

	June 30, 2017	December 31, 2016
Accounts payable and accrued expenses	$11,884	$7,657
Accrued interest expense	1,643	945
Accrued property taxes	3,468	1,164
Distributions payable to stockholders	5,035	4,336
Tenant deposits	1,218	1,551
Deferred rental income	2,742	733
Derivative liabilities	765	798
	$26,755	$17,184
Note 8—Notes Payable and Secured Credit Facility
The Company's debt outstanding as of June 30, 2017 and December 31, 2016 consisted of the following (amounts in thousands):

	June 30, 2017	December 31, 2016
Notes payable:
Fixed rate notes payable	$214,699	$51,000
Variable rate notes payable fixed through interest rate swaps	136,190	71,540
Variable rate notes payable	50,400	30,450
Total notes payable, principal amount outstanding	401,289	152,990
Unamortized deferred financing costs related to notes payable	(3,981)	(1,945)
Total notes payable, net of deferred financing costs	397,308	151,045
Secured credit facility:
Revolving line of credit	175,000	120,000
Term loan	100,000	100,000
Total secured credit facility, principal amount outstanding	275,000	220,000
Unamortized deferred financing costs related to the term loan of the secured credit facility	(751)	(876)
Total secured credit facility, net of deferred financing costs	274,249	219,124
Total debt outstanding	$671,557	$370,169
Significant debt activity since December 31, 2016, excluding scheduled principal payments, includes:

•	During the six months ended June 30, 2017, the Company drew $175,000,000 and repaid $120,000,000 on its secured credit facility.

•
During the six months ended June 30, 2017, the Company increased the borrowing base availability under the secured credit facility by $83,348,000 by adding seven properties to the aggregate pool availability and removed a property from the collateralized pool, which decreased the aggregate pool availability by $18,645,000.

•
As of June 30, 2017, the Company had an aggregate pool availability under the secured credit facility of $361,236,000 and an aggregate outstanding principal balance of $275,000,000. As of June 30, 2017, $86,236,000 remained to be drawn on the secured credit facility.

•	During the six months ended June 30, 2017, the Company entered into five notes payable collateralized by real estate assets in the principal amount of $248,299,000.

•
During the six months ended June 30, 2017, the Company entered into four interest rate swap agreements to effectively fix the London Interbank Offered Rate, or LIBOR, on $75,000,000 of the term loan of the secured credit facility and two interest rate swap agreements of variable rate notes payable in the aggregate amount of $84,600,000.

The principal payments due on the notes payable and secured credit facility for the six months ending December 31, 2017 and for each of the next four years ending December 31 and thereafter, are as follows (amounts in thousands):

Year	Total Amount
Six months ending December 31, 2017	$—
2018	175,050
2019	101,749
2020	4,456
2021	154,251
Thereafter	240,783
$676,289
Note 9—Related-Party Transactions and Arrangements
The Company reimburses the Advisor and its affiliates for organization and offering expenses it incurs on the Company’s behalf, but only to the extent the reimbursement would not cause the selling commissions, dealer manager fees, distribution and servicing fees and other organization and offering expenses to exceed 15% of the gross proceeds of the Offering. The Company expects that organization and offering expenses associated with the Offering (other than selling commissions, dealer manager fees and distribution and servicing fees) will be approximately 1.50% of the gross proceeds. As of June 30, 2017, since inception, the Advisor and its affiliates incurred approximately $15,510,000 on the Company’s behalf in offering costs, of which approximately $627,000 of other organization and offering costs remained accrued as of June 30, 2017. Other organization expenses are expensed as incurred and offering costs are charged to stockholders’ equity as incurred.
The Company pays to the Advisor 2.0% of the contract purchase price of each property or asset acquired. For the three months ended June 30, 2017 and 2016, the Company incurred approximately $4,873,000 and $1,937,000, respectively, and for the six months ended June 30, 2017 and 2016, the Company incurred $7,956,000 and $4,170,000, respectively, in acquisition fees to the Advisor or its affiliates. In addition, the Company reimburses the Advisor for acquisition expenses incurred in connection with the selection and acquisition of properties or other real estate-related investments (including expenses relating to potential investments that the Company does not close), such as legal fees and expenses, costs of real estate due diligence, appraisals, non-refundable option payments on properties not acquired, travel and communications expenses, accounting fees and expenses and title insurance premiums, whether or not the property was acquired. The Company expects these expenses will be approximately 0.75% of the purchase price of each property or real estate-related investment.
The Company pays to the Advisor an asset management fee calculated on a monthly basis in an amount equal to 1/12th of 0.75% of gross assets (including amounts borrowed), which is payable monthly in arrears. For the three months ended June 30, 2017 and 2016, the Company incurred approximately $2,351,000 and $1,058,000, respectively, and for the six months ended June 30, 2017 and 2016, the Company incurred approximately $4,357,000 and $2,013,000, respectively, in asset management fees.
In connection with the rental, leasing, operation and management of the Company’s properties, the Company pays the Property Manager and its affiliates aggregate fees equal to 3.0% of gross revenues from the properties managed, or property management fees. The Company will reimburse the Property Manager and its affiliates for property-level expenses that any of them pay or incur on the Company’s behalf, including salaries, bonuses and benefits of persons employed by the Property Manager and its affiliates except for the salaries, bonuses and benefits of persons who also serve as one of its executive officers. The Property Manager and its affiliates may subcontract the performance of their duties to third parties and pay all or a portion of the property management fee to the third parties with whom they contract for these services. If the Company contracts directly with third parties for such services, it will pay them customary market fees and may pay the Property Manager an oversight fee equal to 1.0% of the gross revenues of the properties managed. In no event will the Company pay the Property Manager or any affiliate both a property management fee and an oversight fee with respect to any particular property. The Company also will pay the Property Manager a separate fee for the one-time initial rent-up, leasing-up of newly constructed properties or re-leasing to existing tenants. For the three months ended June 30, 2017 and 2016, the Company incurred approximately $738,000 and $312,000, respectively, and for the six months ended June 30, 2017 and 2016, the Company incurred approximately $1,409,000 and $611,000, respectively, in property management fees to the Property Manager, which are recorded in rental and parking expenses in the accompanying condensed consolidated statements of comprehensive income. For the three and six months ended June 30, 2017, the Company incurred $0 and $23,000, respectively, in leasing commissions to the Property Manager. As of June 30, 2016, the Company had not incurred any leasing commissions to the Property Manager. Leasing commission fees are capitalized in other assets, net in the accompanying condensed consolidated balance sheets.

For acting as general contractor and/or construction manager to supervise or coordinate projects or to provide major repairs or rehabilitation on our properties, the Company may pay the Property Manager up to 5.0% of the cost of the projects, repairs and/or rehabilitation, as applicable, or construction management fees. For the three and six months ended June 30, 2017, the Company incurred approximately $244,000 and $403,000, respectively, in construction management fees to the Property Manager. As of June 30, 2016, the Company had not incurred any construction management fees to the Property Manager. Construction management fees are capitalized in real estate, net in the accompanying condensed consolidated balance sheets.
The Company reimburses the Advisor for all expenses it paid or incurred in connection with the services provided to the Company, subject to certain limitations. Expenses in excess of the operating expenses in the four immediately preceding quarters that exceeds the greater of (a) 2.0% of average invested assets or (b) 25% of net income, subject to certain adjustments, will not be reimbursed unless the independent directors determine such excess expenses are justified. The Company will not reimburse the Advisor for personnel costs in connection with services for which the Advisor receives an acquisition fee or a disposition fee. For the three months ended June 30, 2017 and 2016, the Advisor allocated approximately $482,000 and $321,000, respectively, and for the six months ended June 30, 2017 and 2016, the Advisor allocated $847,000 and $598,000 respectively, in operating expenses to the Company, which are recorded in general and administrative expenses in the accompanying condensed consolidated statements of comprehensive income.
The Company will pay its Advisor or its affiliates, if it provides a substantial amount of services (as determined by a majority of the Company’s independent directors) in connection with the sale of properties, a disposition fee equal to up to the lesser of 1.0% of the contract sales price and one-half of the total brokerage commission paid if a third party broker is also involved, without exceeding the lesser of 6.0% of the contract sales price or a reasonable, customary and competitive real estate commission. As of June 30, 2017, the Company has not incurred any disposition fees to the Advisor or its affiliates.
Upon the sale of the Company, the Advisor will receive 15% of the remaining net sale proceeds after return of capital contributions plus payment to investors of a 6.0% annual cumulative, non-compounded return on the capital contributed by investors, or the subordinated participation in net sale proceeds. As of June 30, 2017, the Company has not incurred any subordinated participation in net sale proceeds to the Advisor or its affiliates.
Upon the listing of the Company’s shares on a national securities exchange, the Advisor will receive 15.0% of the amount by which the sum of the Company’s adjusted market value plus distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to a 6.0% annual cumulative, non-compounded return to investors, or the subordinated incentive listing fee. As of June 30, 2017, the Company has not incurred any subordinated incentive listing fees to the Advisor or its affiliates.
Upon termination or non-renewal of the advisory agreement, with or without cause, the Advisor will be entitled to receive subordinated termination fees from the Operating Partnership equal to 15% of the amount by which the sum of the Company’s adjusted market value plus distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to an annual 6.0% cumulative, non-compounded return to investors. In addition, the Advisor may elect to defer its right to receive a subordinated termination fee upon termination until either shares of the Company’s common stock are listed and traded on a national securities exchange or another liquidity event occurs. As of June 30, 2017, the Company has not incurred any subordinated termination fees to the Advisor or its affiliates.
The Company pays the Dealer Manager selling commissions of up to 7.0% of the gross offering proceeds per Class A share and up to 3.0% of gross offering proceeds per Class T share. All selling commissions are expected to be re-allowed to participating broker-dealers. The Company does not pay selling commissions with respect to Class I shares and shares of any class sold pursuant to the DRIP. In addition, the Company pays the Dealer Manager a dealer manager fee of up to 3.0% of gross offering proceeds from the sale of Class A and Class T shares. The Dealer Manager may receive up to 2.0% of the gross offering proceeds from the sale of Class I shares as a dealer manager fee, of which 1.0% will be funded by our Advisor without reimbursement from us. The 1.0% of the dealer manager fee paid from offering proceeds will be waived in the event an investor purchases Class I shares through a registered investment advisor that is not affiliated with a broker dealer. The dealer manager fee may be partially re-allowed to participating broker-dealers. No dealer manager fees will be paid in connection with purchases of shares of any class made pursuant to the DRIP. For the three months ended June 30, 2017 and 2016, the Company incurred approximately $5,313,000 and $6,940,000, respectively, and for the six months ended June 30, 2017 and 2016, the Company incurred approximately $10,258,000 and $14,944,000, respectively, for selling commissions and dealer manager fees in connection with the Offering to the Dealer Manager.
The Company pays the Dealer Manager a distribution and servicing fee with respect to its Class T shares that are sold in the primary offering that accrues daily in an amount equal to 1/365th of 1.0% of the most recent offering price per Class T share sold in the primary offering on a continuous basis from year to year; provided, however, that upon the termination of the primary offering, the distribution and servicing fee will accrue daily in an amount equal to 1/365th of 1.0% of the most recent estimated NAV per Class T share on a continuous basis from year to year. The Dealer Manager will reallow all of the distribution and servicing fees with respect to Class T shares sold in the primary offering to participating broker-

dealers; provided, however, effective June 1, 2017, a participating broker-dealer may give written notice to the Dealer Manager that it waives all or a portion of the reallowance of the distribution and servicing fee, which waiver shall be irrevocable and will not retroactively apply to Class T shares that were previously sold through such participating broker-dealer. Termination of such payment will commence on the earliest to occur of the following: (i) a listing of the Class T shares on a national securities exchange; (ii) following the completion of the Offering, the date on which total underwriting compensation in the Offering equals (a) 10% of the gross proceeds from our primary offering less (b) the total amount of distribution and servicing fees waived by participating broker-dealers; (iii) the date on which there are no longer any Class T shares outstanding; (iv) the fourth anniversary of the last day of the fiscal quarter in which the Company's primary offering terminates; (v) with respect to a Class T share sold in the primary offering, the date on which a participating broker-dealer receives (a) total underwriting compensation equal to 10% of the gross offering proceeds of such Class T share less (b) the amount of any waived distribution and servicing fees by such participating broker-dealer; or (vi) the date on which the holder of such Class T share or its agent notifies the Company or its agent that he or she is represented by a new participating broker-dealer; provided that the Company will continue paying the distribution and servicing fee, which shall be re-allowed to the new participating broker-dealer, if the new participating broker-dealer enters into a participating broker-dealer agreement with the Dealer Manager or otherwise agrees to provide the services set forth in the dealer manager agreement.
The distribution and servicing fee is paid monthly in arrears. The distribution and servicing fee will not be payable with respect to Class T shares issued under the DRIP or in connection with Class A shares and Class I shares. For the three months ended June 30, 2017 and 2016, the Company incurred approximately $2,810,000 and $3,020,000, respectively, and for the six months ended June 30, 2017 and 2016, the Company incurred approximately $4,459,000 and $3,042,000, respectively, in distribution and servicing fees to the Dealer Manager.
Accounts Payable Due to Affiliates
The following amounts were due to affiliates as of June 30, 2017 and December 31, 2016 (amounts in thousands):

Entity	Fee	June 30, 2017	December 31, 2016
Carter Validus Advisors II, LLC and its affiliates	Asset management fees	$883	$627
Carter Validus Real Estate Management Services II, LLC	Property management fees	352	252
Carter Validus Real Estate Management Services II, LLC	Construction management fees	182	323
Carter Validus Advisors II, LLC and its affiliates	General and administrative costs	397	138
Carter Validus Advisors II, LLC and its affiliates	Offering costs	627	289
SC Distributors, LLC	Distribution and servicing fees	9,475	5,750
Carter Validus Advisors II, LLC and its affiliates	Acquisition expenses and fees	22	5
		$11,938	$7,384
Note 10—Segment Reporting
Management reviews the performance of individual properties and aggregates individual properties based on operating criteria into two reportable segments—commercial real estate investments in data centers and healthcare, and makes operating decisions based on these two reportable segments. The Company’s commercial real estate investments in data centers and healthcare are based on certain underwriting assumptions and operating criteria, which are different for data centers and healthcare. There were no intersegment sales or transfers during the six months ended June 30, 2017 and 2016.
The Company evaluates performance based on net operating income of the individual properties in each segment. Net operating income, a non-GAAP financial measure, is defined as total revenues, less rental and parking expenses, which excludes depreciation and amortization, general and administrative expenses, acquisition related expenses, asset management fees and interest expense, net. The Company believes that segment net operating income serves as a useful supplement to net income because it allows investors and management to measure unlevered property-level operating results and to compare operating results to the operating results of other real estate companies between periods on a consistent basis. Segment net operating income should not be considered as an alternative to net income determined in accordance with GAAP as an indicator of financial performance, and accordingly, the Company believes that in order to facilitate a clear understanding of the consolidated historical operating results, segment net operating income should be examined in conjunction with net income as presented in the accompanying condensed consolidated financial statements and data included elsewhere in this prospectus supplement.
General and administrative expenses, acquisition related expenses, asset management fees, depreciation and amortization and interest expense, net are not allocated to individual segments for purposes of assessing segment performance.

Non-segment assets primarily consist of corporate assets, including cash and cash equivalents, real estate and escrow deposits, deferred financing costs attributable to the revolving line of credit portion of the Company's secured credit facility and other assets not attributable to individual properties.

Summary information for the reportable segments during the three and six months ended June 30, 2017 and 2016, is as follows (amounts in thousands):

	Data Center	Healthcare	Three Months Ended June 30, 2017
Revenue:
Rental, parking and tenant reimbursement revenue	$11,761	$15,841	$27,602
Expenses:
Rental and parking expenses	(3,027)	(2,273)	(5,300)
Segment net operating income	$8,734	$13,568	22,302

Expenses:
General and administrative expenses			(1,212)
Asset management fees			(2,351)
Depreciation and amortization			(9,025)
Income from operations			9,714
Interest expense, net			(5,073)
Net income attributable to common stockholders			$4,641

	Data Center	Healthcare	Three Months Ended June 30, 2016
Revenue:
Rental, parking and tenant reimbursement revenue	$2,177	$10,026	$12,203
Expenses:
Rental and parking expenses	(317)	(1,260)	(1,577)
Segment net operating income	$1,860	$8,766	10,626

Expenses:
General and administrative expenses			(757)
Acquisition related expenses			(1,946)
Asset management fees			(1,058)
Depreciation and amortization			(4,300)
Income from operations			2,565
Interest expense, net			(732)
Net income attributable to common stockholders			$1,833

	Data Centers	Healthcare	Six Months Ended June 30, 2017
Revenue:
Rental, parking and tenant reimbursement revenue	$21,465	$30,159	$51,624
Expenses:
Rental and parking expenses	(5,687)	(4,539)	(10,226)
Segment net operating income	$15,778	$25,620	41,398

Expenses:
General and administrative expenses			(2,137)
Asset management fees			(4,357)
Depreciation and amortization			(16,635)
Income from operations			18,269
Interest expense, net			(8,837)
Net income attributable to common stockholders			$9,432

	Data Centers	Healthcare	Six Months Ended June 30, 2016
Revenue:
Rental, parking and tenant reimbursement revenue	$3,714	$19,913	$23,627
Expenses:
Rental and parking expenses	(571)	(2,690)	(3,261)
Segment net operating income	$3,143	$17,223	20,366

Expenses:
General and administrative expenses			(1,522)
Acquisition related expenses			(3,611)
Asset management fees			(2,013)
Depreciation and amortization			(8,166)
Income from operations			5,054
Interest expense, net			(1,611)
Net income attributable to common stockholders			$3,443

Assets by each reportable segment as of June 30, 2017 and December 31, 2016 are as follows (amounts in thousands):

	June 30, 2017	December 31, 2016
Assets by segment:
Data centers	$697,585	$362,969
Healthcare	763,576	653,416
All other	67,957	53,653
Total assets	$1,529,118	$1,070,038
Capital additions and acquisitions by reportable segments for the six months ended June 30, 2017 and 2016 are as follows (amounts in thousands):

	Six Months Ended June 30,
	2017	2016
Capital additions and acquisitions by segment:
Data centers	$308,931	$56,544
Healthcare	110,374	107,005
Total capital additions and acquisitions	$419,305	$163,549
Note 11—Future Minimum Rent
Rental Income
The Company’s real estate assets are leased to tenants under operating leases with varying terms. The leases frequently have provisions to extend the terms of the lease agreements. The Company retains substantially all of the risks and benefits of ownership of the real estate assets leased to tenants.
The future minimum rent to be received from the Company’s investment in real estate assets under non-cancelable operating leases for the six months ending December 31, 2017 and for each of the next four years ending December 31 and thereafter, are as follows (amounts in thousands):

Year	Amount
Six months ending December 31, 2017	$51,882
2018	105,015
2019	105,934
2020	102,979
2021	103,493
Thereafter	815,468
$1,284,771

Rental Expense
The Company has ground lease obligations that generally require fixed annual rental payments and may also include escalation clauses and renewal options.
The future minimum rent obligations under non-cancelable ground leases for the six months ending December 31, 2017 and for each of the next four years ending December 31 and thereafter, are as follows (amounts in thousands):

Year	Amount
Six months ending December 31, 2017	$18
2018	38
2019	38
2020	38
2021	38
Thereafter	2,481
$2,651
Note 12—Fair Value
Notes payable—Fixed Rate—The estimated fair value of notes payable—fixed rate measured using quoted prices and observable inputs from similar liabilities (Level 2) was approximately $213,413,000 and $49,930,000 as of June 30, 2017 and December 31, 2016, respectively, as compared to the outstanding principal of $214,699,000 and $51,000,000 as of June 30, 2017 and December 31, 2016, respectively. The estimated fair value of notes payable—variable rate fixed through interest rate swap agreements (Level 2) was approximately $133,774,000 and $69,247,000 as of June 30, 2017 and December 31, 2016, respectively, as compared to the outstanding principal of $136,190,000 and $71,540,000 as of June 30, 2017 and December 31, 2016, respectively.
Notes payable – Variable—The outstanding principal of the notes payable – variable was $50,400,000 and $30,450,000 as of June 30, 2017 and December 31, 2016, respectively, which approximated its fair value. The fair value of the Company's variable rate notes payable is estimated based on the interest rates currently offered to the Company by financial institutions.
Secured credit facility—The outstanding principal of the secured credit facility – variable was $175,000,000 and $195,000,000, which approximated its fair value as of June 30, 2017 and December 31, 2016, respectively. The fair value of the Company's variable rate secured credit facility is estimated based on the interest rates currently offered to the Company by financial institutions. The estimated fair value of the secured credit facility – variable rate fixed through an interest rate swap agreement (Level 2) was approximately $99,149,000 and $24,195,000 as of June 30, 2017 and December 31, 2016, respectively, as compared to the outstanding principal of $100,000,000 and $25,000,000 as of June 30, 2017 and December 31, 2016, respectively.
Derivative instruments—Considerable judgment is necessary to develop estimated fair values of financial instruments. Accordingly, the estimates presented herein are not necessarily indicative of the amount the Company could realize, or be liable for, on disposition of the financial instruments. The Company has determined that the majority of the inputs used to value its interest rate swaps fall within Level 2 of the fair value hierarchy. The credit valuation adjustments associated with these instruments utilize Level 3 inputs, such as estimates of current credit spreads, to evaluate the likelihood of default by the Company and the respective counterparty. However, as of June 30, 2017, the Company has assessed the significance of the impact of the credit valuation adjustments on the overall valuation of its derivative positions, and has determined that the credit valuation adjustments are not significant to the overall valuation of its interest rate swaps. As a result, the Company determined that its interest rate swaps valuation is classified in Level 2 of the fair value hierarchy.

The following table shows the fair value of the Company’s financial assets and liabilities that are required to be measured at fair value on a recurring basis as of June 30, 2017 and December 31, 2016 (amounts in thousands):

	June 30, 2017
	Fair Value Hierarchy
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Fair Value
Assets:
Derivative assets	$—	$1,813	$—	$1,813
Total assets at fair value	$—	$1,813	$—	$1,813
Liabilities:
Derivative liabilities	$—	$765	$—	$765
Total liabilities at fair value	$—	$765	$—	$765

	December 31, 2016
	Fair Value Hierarchy
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Fair Value
Assets:
Derivative assets	$—	$1,782	$—	$1,782
Total assets at fair value	$—	$1,782	$—	$1,782
Liabilities:
Derivative liabilities	$—	$798	$—	$798
Total liabilities at fair value	$—	$798	$—	$798
Note 13—Derivative Instruments and Hedging Activities
Cash Flow Hedges of Interest Rate Risk
The Company’s objectives in using interest rate derivatives are to add stability to interest expense and to manage its exposure to interest rate movements. To accomplish these objectives, the Company primarily uses interest rate swaps as part of its interest rate risk management strategy. Interest rate swaps designated as cash flow hedges involve the receipt of variable rate amounts from a counterparty in exchange for the Company making fixed rate payments over the life of the agreements without exchange of the underlying notional amount.
The effective portion of changes in the fair value of derivatives designated, and that qualify, as cash flow hedges is recorded in accumulated other comprehensive income in the accompanying condensed consolidated statement of stockholders' equity and is subsequently reclassified into earnings in the period that the hedged forecasted transaction affects earnings.
During the six months ended June 30, 2017, the Company's derivative instruments were used to hedge the variable cash flows associated with variable rate debt. The ineffective portion of changes in fair value of the derivatives are recognized directly in earnings. During the three months ended June 30, 2017 and 2016, the Company recognized a gain of $10,000 and a loss of $22,000, respectively, and during the six months ended June 30, 2017 and 2016, the Company recognized a gain of $2,000 and a loss of $22,000, respectively, due to ineffectiveness of its hedges of interest rate risk, which were recorded in interest expense, net in the accompanying condensed consolidated statements of comprehensive income.
Amounts reported in accumulated other comprehensive income related to the derivative will be reclassified to interest expense, net as interest payments are made on the Company’s variable rate debt. During the next twelve months, the Company estimates that an additional $885,000 will be reclassified from accumulated other comprehensive income as an increase to interest expense, net.
See Note 12—"Fair Value" for a further discussion of the fair value of the Company’s derivative instruments.

The following table summarizes the notional amount and fair value of the Company’s derivative instruments (amounts in thousands):

Derivatives Designated as Hedging Instruments	Balance Sheet Location	Effective Dates	Maturity Dates	June 30, 2017			December 31, 2016
				Outstanding Notional Amount	Fair Value of		Outstanding Notional Amount	Fair Value of
					Asset	(Liability)		Asset	(Liability)

Interest rate swaps	Other assets, net/Accounts payable and other liabilities	07/01/2016 to 05/10/2017	12/22/2020 to 04/19/2022	$236,190	$1,813	$(765)	$96,540	$1,782	$(798)
The notional amount under the agreements is an indication of the extent of the Company’s involvement in the instruments at the time, but does not represent exposure to credit, interest rate or market risks.
Accounting for changes in the fair value of a derivative instrument depends on the intended use and designation of the derivative instrument. The Company designated the interest rate swaps as cash flow hedges to hedge the variability of the anticipated cash flows on its variable rate secured credit facility and notes payable. The change in fair value of the effective portion of the derivative instruments that are designated as hedges is recorded in other comprehensive income, or OCI, in the accompanying condensed consolidated statements of comprehensive income.
The table below summarizes the amount of income recognized on the interest rate derivatives designated as cash flow hedging relationships for the three and six months ended June 30, 2017 and 2016 (amounts in thousands):

Derivatives in Cash Flow Hedging Relationships	Amount of Loss Recognized in OCI on Derivative (Effective Portion)	Location of Loss Reclassified From Accumulated Other Comprehensive Income to Net Income (Effective Portion)	Amount of Loss Reclassified From Accumulated Other Comprehensive Income to Net Income (Effective Portion)
Three Months Ended June 30, 2017
Interest rate swap	$(1,048)	Interest expense, net	$(342)
Total	$(1,048)		$(342)
Three Months Ended June 30, 2016
Interest rate swap	$(101)	Interest expense, net	$—
Total	$(101)		$—
Six Months Ended June 30, 2017
Interest rate swaps	$(635)	Interest expense, net	$(697)
Total	$(635)		$(697)
Six Months Ended June 30, 2016
Interest rate swaps	$(101)	Interest expense, net	$—
Total	$(101)		$—
Credit Risk-Related Contingent Features
The Company has agreements with each of its derivative counterparties that contain cross-default provisions, whereby if the Company defaults on certain of its indebtedness, then the Company could also be declared in default on its derivative obligation, resulting in an acceleration of payment thereunder.
In addition, the Company has agreements with each of its derivative counterparties that contain a provision where if the Company either defaults or is capable of being declared in default on any of its indebtedness, then the Company could also be declared in default on its derivative obligations. The Company records credit risk valuation adjustments on its interest rate swaps based on the respective credit quality of the Company and the counterparty. The Company believes it mitigates its credit risk by entering into agreements with creditworthy counterparties. As of June 30, 2017, the fair value of the derivative in a net liability position, including accrued interest but excluding any adjustment for nonperformance risk related to the agreement, was $898,000. As of June 30, 2017, there were no termination events or events of default related to the interest rate swaps.

Tabular Disclosure Offsetting Derivatives
The Company has elected not to offset derivative positions in its condensed consolidated financial statements. The following tables present the effect on the Company’s financial position had the Company made the election to offset its derivative positions as of June 30, 2017 and December 31, 2016 (amounts in thousands):

Offsetting of Derivative Assets
				Gross Amounts Not Offset in the Balance Sheet
	Gross Amounts of Recognized Assets	Gross Amounts Offset in the Balance Sheet	Net Amounts of Assets Presented in the Balance Sheet	Financial Instruments Collateral	Cash Collateral	Net Amount
June 30, 2017	$1,813	$—	$1,813	$—	$—	$1,813
December 31, 2016	$1,782	$—	$1,782	$—	$—	$1,782

Offsetting of Derivative Liabilities
				Gross Amounts Not Offset in the Balance Sheet
	Gross Amounts of Recognized Liabilities	Gross Amounts Offset in the Balance Sheet	Net Amounts of Liabilities Presented in the Balance Sheet	Financial Instruments Collateral	Cash Collateral	Net Amount
June 30, 2017	$765	$—	$765	$—	$—	$765
December 31, 2016	$798	$—	$798	$—	$—	$798
The Company reports derivatives in the accompanying condensed consolidated balance sheets as other assets, net and accounts payable and other liabilities.
Note 14—Accumulated Other Comprehensive Income
The following table presents a rollforward of amounts recognized in accumulated other comprehensive income by component for the six months ended June 30, 2017 and 2016 (amounts in thousands):

	Unrealized Income on Derivative Instruments	Accumulated Other Comprehensive Income
Balance as of December 31, 2016	$840	$840
Other comprehensive loss before reclassification	(635)	(635)
Amount of loss reclassified from accumulated other comprehensive income to net income (effective portion)	697	697
Other comprehensive income	62	62
Balance as of June 30, 2017	$902	$902

	Unrealized Loss on Derivative Instruments	Accumulated Other Comprehensive Loss
Balance as of December 31, 2015	$—	$—
Other comprehensive loss before reclassification	(101)	(101)
Amount of loss reclassified from accumulated other comprehensive loss to net income (effective portion)	—	—
Other comprehensive loss	(101)	(101)
Balance as of June 30, 2016	$(101)	$(101)
The following table presents reclassifications out of accumulated other comprehensive income for the six months ended June 30, 2017 and 2016 (amounts in thousands):

Details about Accumulated Other Comprehensive Income Components	Amounts Reclassified from Accumulated Other Comprehensive Income to Net Income		Affected Line Items in the Consolidated Statements of Comprehensive Income
	Six Months Ended June 30,
	2017	2016
Interest rate swap contracts	$697	$—	Interest expense, net
Note 15—Commitments and Contingencies
Litigation
In the ordinary course of business, the Company may become subject to litigation or claims. As of June 30, 2017, there were, and currently there are, no material pending legal proceedings to which the Company is a party.
Note 16—Economic Dependency
The Company is dependent on the Advisor and its affiliates for certain services that are essential to the Company, including the sale of the Company’s shares of common and preferred stock available for issuance; the identification, evaluation, negotiation, purchase and disposition of real estate investments and other investments; the management of the daily operations of the Company’s real estate portfolio; and other general and administrative responsibilities. In the event that the Advisor and its affiliates are unable to provide the respective services, the Company will be required to obtain such services from other sources.
Note 17—Subsequent Events
Distributions to Stockholders Paid
On July 3, 2017, the Company paid aggregate distributions of approximately $4,029,000 to Class A stockholders ($1,977,000 in cash and $2,052,000 in shares of the Company’s Class A common stock pursuant to the DRIP), which related to distributions declared for each day in the period from June 1, 2017 through June 30, 2017. On August 1, 2017, the Company paid aggregate distributions of approximately $4,203,000 to Class A stockholders ($2,073,000 in cash and $2,130,000 in shares of the Company’s Class A common stock pursuant to the DRIP), which related to distributions declared for each day in the period from July 1, 2017 through July 31, 2017.
On July 3, 2017, the Company paid aggregate distributions of approximately $72,000 to Class I stockholders ($34,000 in cash and $38,000 in shares of the Company's Class I common stock pursuant to the DRIP), which related to distributions declared for each day in the period from June 1, 2017 through June 30, 2017. On August 1, 2017, the Company paid aggregate distributions of approximately $106,000 to Class I stockholders ($52,000 in cash and $54,000 in shares of the Company's Class I common stock pursuant to the DRIP), which related to distributions declared for each day in the period from July 1, 2017 through July 31, 2017.
On July 3, 2017, the Company paid aggregate distributions of approximately $934,000 to Class T stockholders ($375,000 in cash and $559,000 in shares of the Company's Class T common stock pursuant to the DRIP), which related to distributions declared for each day in the period from June 1, 2017 through June 30, 2017. On August 1, 2017, the Company paid aggregate distributions of approximately $1,061,000 to Class T stockholders ($432,000 in cash and $629,000 in shares of the Company's

Class T common stock pursuant to the DRIP), which related to distributions declared for each day in the period from July 1, 2017 through July 31, 2017.
Distributions Declared
Class A Shares
On August 3, 2017, the board of directors of the Company approved and declared a distribution to the Company’s Class A stockholders of record as of the close of business on each day of the period commencing on September 1, 2017 and ending on November 30, 2017. The distributions will be calculated based on 365 days in the calendar year and will be equal to $0.001767101 per share of Class A common stock, which will be equal to an annualized distribution rate of 6.40%, assuming a purchase price of $10.078 per share of Class A common stock. The distributions declared for each record date in September 2017, October 2017 and November 2017 will be paid in October 2017, November 2017 and December 2017, respectively. The distributions will be payable to stockholders from legally available funds therefor.
Class I Shares
On August 3, 2017, the board of directors of the Company approved and declared a daily distribution to the Company’s Class I stockholders of record as of the close of business on each day of the period commencing on September 1, 2017 and ending on November 30, 2017. The distribution will be calculated based on 365 days in the calendar year and will be equal to $0.001767101 per share of Class I common stock, which will be equal to an annualized distribution rate of 7.04%, assuming a purchase price of $9.162 per share. The distributions declared for each record date in September 2017, October 2017 and November 2017 will be paid in October 2017, November 2017 and December 2017, respectively. The distributions will be payable to stockholders from legally available funds therefor.
Class T Shares
On August 3, 2017, the board of directors of the Company approved and declared a daily distribution to the Company’s Class T stockholders of record as of the close of business on each day of the period commencing on September 1, 2017 and ending on November 30, 2017. The distribution will be calculated based on 365 days in the calendar year and will be equal to $0.001501543 per share of Class T common stock, which will be equal to an annualized distribution rate of 5.68%, assuming a purchase price of $9.649 per share. The distributions declared for each record date in September 2017, October 2017 and November 2017 will be paid in October 2017, November 2017 and December 2017, respectively. The distributions will be payable to stockholders from legally available funds therefor.
Status of the Offering
As of August 7, 2017, the Company had accepted investors’ subscriptions for and issued approximately 78,430,000 shares of Class A common stock, 2,306,000 shares of Class I common stock and 24,465,000 shares of Class T common stock in the Offering, resulting in receipt of gross proceeds of approximately $776,787,000, $20,988,000 and $234,478,000, respectively, including shares of its common stock issued pursuant to its DRIP, for total gross proceeds raised of $1,032,253,000. As of August 7, 2017, the Company had approximately $1,317,747,000 in Class A shares, Class I shares and Class T shares of common stock remaining in the Offering.

INDEX TO FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION OF
250 WILLIAMS ATLANTA DATA CENTER

INDEPENDENT AUDITORS' REPORT
Members
DCII-250 Williams Street NW, LLC
Tampa, Florida

We have audited the accompanying historical summary of gross income and direct operating expenses of 250 Williams Atlanta Data Center (the “Property”) for the year ended December 31, 2016, and the related notes to the financial statement.
Management's Responsibility for the Financial Statement
Management is responsible for the preparation and fair presentation of this financial statement in accordance with the applicable rules and regulations of the Securities and Exchange Commission as described in Note 2 to the financial statements; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of a financial statement that is free from material misstatement, whether due to fraud or error.
Auditors' Responsibility
Our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditors' judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statement referred to above presents fairly, in all material respects, the historical summary of gross income and direct operating expenses of the Property for the year ended December 31, 2016, in accordance with the rules and regulations of the Securities and Exchange Commission.
Emphasis of Matter
We draw attention to Note 2 to the accompanying financial statement, which describes that the historical summary of gross income and direct operating expenses of the Property was prepared for the purpose of complying with the rules of the Securities and Exchange Commission (for the inclusion on Form 8-K/A of Carter Validus Mission Critical REIT II, Inc.) and is not intended to be a complete presentation of the Property’s revenues and expenses. Our opinion has not been modified with respect to this matter.

/s/ Frazier & Deeter, LLC

Atlanta, Georgia
August 31, 2017

250 Williams Atlanta Data Center
Historical Summary of Gross Income and Direct Operating Expenses
Three Months Ended March 31, 2017 (Unaudited) and Year Ended December 31, 2016
(in thousands)

	Three Months Ended March 31, 2017 (Unaudited)	Year Ended December 31, 2016
Gross income:
Rental and parking income	$5,098	$19,973
Tenant reimbursement income	965	4,051
Total gross income	6,063	24,024
Direct operating expenses:
Operating and maintenance	2,198	9,291
Property taxes and insurance	571	2,175
Total direct operating expenses	2,769	11,466
Excess of gross income over direct operating expenses	$3,294	$12,558
See accompanying notes to historical summary of gross income and direct operating expenses.

250 Williams Atlanta Data Center
Notes to Historical Summary of Gross Income and Direct Operating Expenses
Three Months Ended March 31, 2017 (Unaudited) and Year Ended December 31, 2016

Note 1—Business
On June 15, 2017, Carter Validus Mission Critical REIT II, Inc. (the “Company”) acquired the 250 Williams Atlanta Data Center, located in Atlanta, Georgia (the “Property”). The Company acquired the Property through DCII-250 Williams Street NW, LLC, an indirect wholly owned subsidiary. The contract purchase price for the Property was $166,000,000, exclusive of closing fees and costs. The acquisition was funded with a combination of (1) a loan in the aggregate principal amount of $116,200,000, which is secured by the Property, (2) net proceeds from the Company’s ongoing initial public offering and (3) proceeds from the Company's secured credit facility.
The Property is a 995,728 gross rentable square foot (unaudited) data center, located at 250 Williams Street, Atlanta, Georgia. The Property is approximately 88.3% leased to 12 tenants as of March 31, 2017.
Note 2—Basis of Presentation
The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”) and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.
The unaudited Historical Summary for the three months ended March 31, 2017 has been prepared on the accrual basis of accounting. In the opinion of the Company’s management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. The Historical Summary for the three months ended March 31, 2017 is not necessarily indicative of the expected results for the entire year ended December 31, 2017.
A Historical Summary is being presented for the most recent year available instead of the three most recent years based on the following factors: (1) the Property was acquired from an unaffiliated party; and (2) based on due diligence of the Property conducted by the Company, management is not aware of any material factors relating to the Property that would cause this financial information not to be indicative of future operating results.
Note 3—Gross Income
The Property is leased to tenants under operating leases with varying terms through 2029. The Company retains substantially all of the risks and benefits of ownership of the Property. Revenue is recognized on a straight-line basis over the lease term, regardless of when payments are due.
As of March 31, 2017, the Property had four tenant concentrations that accounted for 10.0% or more of contractual rental revenue. The leases with American Cancer Society, U.S. South Communications, Inc., Internap Network Services Corporation and Georgia Lottery Corporation accounted for 28.4%, 22.7%, 21.3% and 11.8%, respectively, of contractual rental revenue for the three months ended March 31, 2017. As of December 31, 2016, the Property had four tenant concentrations that accounted for 10.0% or more of contractual rental revenue. The leases with American Cancer Society, U.S. South Communications, Inc., Internap Network Services Corporation and Georgia Lottery Corporation accounted for 27.0%, 21.8%, 20.5% and 11.5%, respectively, of contractual rental revenue for the year ended December 31, 2016.
The future minimum rent to be received from the Property under the non-cancelable operating leases for the nine months ending December 31, 2017 and for each of the next four years ending December 31 and thereafter, are as follows:

Year	Amount
Nine Months Ending December 31, 2017	$13,180
2018	18,132
2019	18,983
2020	16,313
2021	15,239
Thereafter	24,228
Total	$106,075

250 Williams Atlanta Data Center
Notes to Historical Summary of Gross Income and Direct Operating Expenses
Three Months Ended March 31, 2017 (Unaudited) and Year Ended December 31, 2016

Certain operating expenses incurred in the operations of the Property are recoverable from the tenants. The recoverable amounts are based on actual expenses incurred. Expense recoveries are recognized as revenue in the period in which the applicable costs are incurred.
Note 4—Direct Operating Expenses
Direct operating expenses include only those expenses expected to be comparable to the proposed future operations of the Property. The direct operating expenses for the three months ended March 31, 2017 and for the year ended December 31, 2016, only include utilities, property taxes, insurance, repair and maintenance, and other miscellaneous operating expenses.
Note 5—Subsequent Events
Subsequent events were evaluated through August 31, 2017, the date on which the Historical Summary was issued.

SUMMARY OF UNAUDITED PRO FORMA FINANCIAL STATEMENTS
This pro forma information should be read in conjunction with Management’s Discussion and Analysis of Financial Condition and Results of Operations and the consolidated financial statements and notes of the Company included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017, as filed with the Securities and Exchange Commission.
The following unaudited pro forma condensed consolidated balance sheet as of March 31, 2017, has been prepared to give effect to the acquisition as if the transaction had occurred on March 31, 2017.
The following unaudited pro forma condensed consolidated statements of comprehensive income for the three months ended March 31, 2017 and for the year ended December 31, 2016 have been prepared to give effect to the acquisition by the Company of the Property as if such acquisition had been completed on January 1, 2016.
These unaudited pro forma condensed consolidated financial statements are prepared for informational purposes only and are not necessarily indicative of future results or of actual results that would have been achieved had the acquisition been consummated as of the respective dates indicated; however, management is not aware of any material factors that would cause historical results not to be indicative of future results.

CARTER VALIDUS MISSION CRITICAL REIT II, INC.
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of March 31, 2017
(in thousands, except share data)
(Unaudited)

	March 31, 2017 (a)	Pro Forma Adjustments Acquisition of 250 Williams Atlanta Data Center		Pro Forma Total March 31, 2017
ASSETS
Real estate:
Land	$171,729	$19,159	(b)	$190,888
Buildings and improvements, less accumulated depreciation of $23,781	842,469	129,779	(b)	972,248
Construction in progress	26,671	—		26,671
Total real estate, net	1,040,869	148,938		1,189,807
Cash and cash equivalents	64,414	(53,046)	(c)	11,368
Acquired intangible assets, less accumulated amortization of $10,353	110,885	31,349	(b)	142,234
Other assets, net	31,411	—		31,411
Total assets	$1,247,579	$127,241		$1,374,820
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Notes payable, net of deferred financing costs of $2,196	$175,794	$115,543	(d)	$291,337
Credit facility, net of deferred financing costs of $803	309,197	—		309,197
Accounts payable due to affiliates	8,672	—		8,672
Accounts payable and other liabilities	19,981	—		19,981
Intangible lease liabilities, less accumulated amortization of $768	6,739	11,698	(b)	18,437
Total liabilities	520,383	127,241		647,624
Stockholders’ equity:
Preferred stock, $0.01 par value per share, 100,000,000 shares authorized; none issued and outstanding	—	—		—
Common stock, $0.01 par value per share, 500,000,000 shares authorized; 91,032,935 shares issued; 90,427,297 shares outstanding	904	—		904
Additional paid-in capital	790,371	—		790,371
Accumulated distributions in excess of earnings	(65,689)	—		(65,689)
Accumulated other comprehensive income	1,608	—		1,608
Total stockholders’ equity	727,194	—		727,194
Noncontrolling interests	2	—		2
Total equity	727,196	—		727,196
Total liabilities and stockholders’ equity	$1,247,579	$127,241		$1,374,820

(a)	Historical information is derived from the unaudited condensed consolidated balance sheet included in the Company’s quarterly report on Form 10-Q as of March 31, 2017.

(b)
To record the pro forma effect of the acquisition of the Property, assuming the acquisition had occurred on March 31, 2017. The purchase price of the Property consists of the following: land $19.2 million, buildings and improvements $129.7 million, in-place lease value $29.9 million, above market lease $1.4 million and below market lease value $11.6 million.

(c)	Reflects the net change in cash and cash equivalents to consummate the transaction on March 31, 2017.

(d)	Reflects the note payable, net of deferred financing costs, associated with the acquisition of the Property.

CARTER VALIDUS MISSION CRITICAL REIT II, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME
For the Three Months Ended March 31, 2017
(in thousands, except share data and per share amounts)
(Unaudited)

	Three Months Ended March 31, 2017 (a)	Pro Forma Adjustments Acquisition of 250 Williams Atlanta Data Center		Pro Forma Total Three Months Ended March 31, 2017
Revenue:
Rental and parking revenue	$19,682	$5,501	(b)	$25,183
Tenant reimbursement revenue	4,340	965	(b)	5,305
Total revenue	24,022	6,466		30,488
Expenses:
Rental and parking expenses	4,926	2,910	(b)	7,836
General and administrative expenses	925	—		925
Asset management fees	2,006	311	(c)	2,317
Depreciation and amortization	7,610	2,734	(d)	10,344
Total expenses	15,467	5,955		21,422
Income from operations	8,555	511		9,066
Interest expense, net	3,764	1,310	(e)	5,074
Net income (loss) attributable to common stockholders	$4,791	$(799)		$3,992
Other comprehensive income:
Unrealized income on interest rate swaps, net	$768	$—		$768
Other comprehensive income attributable to common stockholders	768	—		768
Comprehensive income (loss) attributable to common stockholders	$5,559	$(799)		$4,760
Weighted average number of common shares outstanding:
Basic	86,482,927	—		86,482,927
Diluted	86,499,543	—		86,499,543
Net income (loss) per common share attributable to common stockholders:
Basic	$0.06			$0.05
Diluted	$0.06			$0.05

(a)
Historical financial information is derived from the unaudited condensed consolidated statement of comprehensive income included in the Company's quarterly report on Form 10-Q for the three months ended March 31, 2017.

(b)
Represents pro forma results of the Property, assuming the acquisition had occurred on January 1, 2016. The Property was purchased on June 15, 2017. Amortization of above-market leases and below-market leases of approximately $403,000 is included in the pro forma adjustments for rental and parking revenue. Above-market lease values are amortized as an adjustment of rental income over the remaining terms of the respective leases. Below-market leases are amortized as an adjustment of rental income over the remaining terms of the respective leases, including any fixed rate bargain renewal periods.

(c)
Represents the estimated asset management fee payable to Carter Validus Advisors II, LLC on a monthly basis equal to 0.0625% of the aggregate asset value as of the last day of the immediately preceding month.

(d)
Represents the estimated depreciation and amortization of real estate assets and intangible lease assets had the property been acquired on January 1, 2016. Real estate assets, other than land, are depreciated on a straight-line basis over their estimated useful lives.

Buildings and improvements	15 - 40 years
Identified intangible assets	Remaining term of related lease

(e)
Includes interest expense on the Property's note payable of $116,200,000 at an interest rate of 3.99% per annum, amortization of the deferred financing costs related to the note payable and interest expense on the proceeds from the secured credit facility, assuming the acquisition had occurred on January 1, 2016.

CARTER VALIDUS MISSION CRITICAL REIT II, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME
For the Year Ended December 31, 2016
(in thousands, except share data and per share amounts)
(Unaudited)

	Year Ended December 31, 2016 (a)	Pro Forma Adjustments Acquisition of 250 Williams Atlanta Data Center		Pro Forma Total Year Ended December 31, 2016
Revenue:
Rental and parking revenue	$49,699	$21,585	(b)	$71,284
Tenant reimbursement revenue	6,732	4,051	(b)	10,783
Total revenue	56,431	25,636		82,067
Expenses:
Rental and parking expenses	8,164	12,031	(b)	20,195
General and administrative expenses	3,105	—		3,105
Acquisition related expenses	5,339	—		5,339
Asset management fees	4,925	1,246	(c)	6,171
Depreciation and amortization	19,211	10,937	(d)	30,148
Total expenses	40,744	24,214		64,958
Income from operations	15,687	1,422		17,109
Interest expense, net	4,390	5,211	(e)	9,601
Net income (loss) attributable to common stockholders	$11,297	$(3,789)		$7,508
Other comprehensive income:
Unrealized income on interest rate swaps, net	$840	$—		$840
Other comprehensive income attributable to common stockholders	840	—		840
Comprehensive income (loss) attributable to common stockholders	$12,137	$(3,789)		$8,348
Weighted average number of common shares outstanding:
Basic	66,991,294	—		66,991,294
Diluted	67,007,124	—		67,007,124
Net income (loss) per common share attributable to common stockholders:
Basic	$0.17			$0.11
Diluted	$0.17			$0.11

(a)	Historical financial information is derived from the consolidated statement of comprehensive income included in the Company's annual report on Form 10-K for the year ended December 31, 2016.

(b)
Represents pro forma results of the Property, assuming the acquisition had occurred on January 1, 2016. The Property was purchased on June 15, 2017. Amortization of above-market leases and below-market leases of approximately $1,612,000 is included in the pro forma adjustments for rental and parking revenue. Above-market lease values are amortized as an adjustment of rental income over the remaining terms of the respective leases. Below-market leases are amortized as an adjustment of rental income over the remaining terms of the respective leases, including any fixed rate bargain renewal periods.

(c)
Represents the estimated asset management fee payable to Carter Validus Advisors II, LLC on a monthly basis equal to 0.0625% of the aggregate asset value as of the last day of the immediately preceding month.

(d)
Represents the estimated depreciation and amortization of real estate assets and intangible lease assets had the property been acquired on January 1, 2016. Real estate assets, other than land, are depreciated on a straight-line basis over their estimated useful lives.

Buildings and improvements	15 - 40 years
Identified intangible assets	Remaining term of related lease

(e)
Includes interest expense on the Property's note payable of $116,200,000 at an interest rate of 3.99% per annum, amortization of the deferred financing costs related to the note payable and interest expense on the proceeds from the secured credit facility, assuming the acquisition had occurred on January 1, 2016.

Revised Forms of Subscription Agreements
Revised forms of our Subscription Agreement, Additional Subscription Agreement and Multi-Product Subscription Agreement are attached as Appendices B, C and F, respectively, and supersede and replace Appendices B, C and F in the prospectus.
Revised Form of Automatic Purchase Program Enrollment Form
A revised form of our Automatic Purchase Program Enrollment Form is attached as Appendix D and supersedes and replaces Appendix D in the prospectus.

CARTER VALIDUS® MISSION CRITICAL REIT II

SUBSCRIPTION AGREEMENT

AN INVESTMENT IN THE OFFERING OR "INVESTMENT PROGRAM" DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR THIS OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN (10) BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE, SC DISTRIBUTORS, LLC (MEMBER FINRA/SIPC) AT 1-877-907-1148.

1. Investment

All investments are subject to suitability standards, see corresponding prospectus and Section 9 herein.

Amount of Subscription ______________ State of Sale ______________

Minimum Initial Investment is $2,000 ($2,500 - New York) for CVMC REIT II.
Money Orders, Traveler's Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.

Payment will be made with: ☐ Enclosed Check ☐ Funds Wired ☐ Funds to Follow - Name of Institution ______________

☐ Volume Discount*: Check this box ONLY after discussion with your Broker-Dealer. Please provide a separate request in writing that sets forth the basis for receiving a volume discount as set forth in the appropriate prospectus.

**Any combination request will be subject to our verification that the subscriptions to be combined are made by a single qualifying purchaser. Please see "Volume Discounts" section of the prospectus for further information on volume discount qualifications.*

1a. Share Class - The Selection of a Share Class is Required

Please consult with your Financial Advisor and check one of the following options pertaining to the class of shares you intend to purchase. The Prospectus contains additional information regarding these share classes, including the different fees which are payable with respect to each share class.

SHARE CLASS REQUIRED ☐ Class A ☐ Class T ☐ Class I

2. Account Type - Check One Box Only

Account Type	Additional Required Documentation
☐ Individual ☐ TOD*	If TOD, Transfer on Death form *Please see Section 2 of Investor Instructions for details
☐ Joint Tenants ☐ TOD* ☐ Tenants in Common* ☐ Community Property*	If JTWROS TOD, Transfer on Death form *All parties must sign / Please see Section 2 of Investor Instructions for details
☐ Trust	Trustee Certification form or trust documents
☐ Estate	Documents evidencing individuals authorized to act on behalf of estate
☐ Custodial ☐ UGMA: State of: _____ ☐ UTMA: State of: _____	None
☐ Corporation ☐ C Corp ☐ S Corp	Articles of Incorporation or Corporate Resolution
☐ LLC ☐ Enter the tax classification (C= C Corporation, S= S Corporation, P= Partnership) ____	LLC Operating Agreement or LLC Resolution
☐ Partnership	Partnership Certification of Powers or Certificate of Limited Partnership
☐ Non-Profit Organization	Formation document or other document evidencing authorized signers
☐ Profit Sharing Plan* ☐ Defined Benefit Plan* ☐ KEOGH Plan*	Pages of plan document that list plan name, date, trustee name(s) and signatures *Please see Section 2 of Investor Instructions for details
☐ Traditional IRA ☐ SEP IRA ☐ ROTH IRA ☐ Simple IRA ☐ Inherited/Beneficial IRA	For Inherited IRA indicate Decedent's name: ______________
☐ Other (Specify) ______________	

For Non-Qualified Custodial Accounts and All Qualified Accounts, please complete Section 5

CURRENT FORM AS OF 5/15/17 VERSION AG

pp

3. Investment Title - SSN or TIN Required

Please print names in which shares of common stock are to be registered. For trusts, include trust name and name of trustee. If IRA or qualified plan, include both custodian and investor names and applicable Tax ID Numbers. If "same as below", write "same." (This is the name that will appear on your statement.)

Title Line 1 ______

Title Line 2 ______

SSN/TIN ______

4. Investor Information

Primary Investor is: Individual, Trust/Qualified Plan, Entity, Minor (UGMA/UTMA)
Secondary Investor is: Additional Account holder, Trustee, Officer/Authorized Signer, Custodian (UGMA/UTMA)

Primary Investor Name ______ SSN/TIN ______ DOB ______

Secondary Investor Name ______ SSN/TIN ______ DOB ______

Street Address ______

City ______ State ______ ZIP ______

Phone (day) ______ Phone (evening) ______ Email ______

Mailing Address (optional) ______

City ______ State ______ ZIP ______

☐ **Check here for eletronic delivery and complete Section 8**

Citizenship: Please indicate Citizenship Status (Required)

☐ US Citizen ☐ US Citizen residing outside the US ☐ Resident Alien

☐ Non-Resident Alien* Country: ______ ☐ Check here if you are subject to backup withholding

Please attach a separate sheet with the above information for each additional investor.

NOTE: Any and all U.S. taxpayers are required to complete Section 9a. (If a foreign national is, in fact, a U.S. taxpayer, complete Section 9a.)
Please refer to the Guidelines for U.S. Taxpayer Certifications in the Investor Instructions of this Subscription Agreement regarding your SSN or TIN.

* If non-resident alien, investor must submit the appropriate IRS Form W-8 (e.g., Form W-8BEN, W-8ECI, W-8EXP or W-8IMY) in order to make an investment. The applicable IRS Form can be obtained from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

5. Third Party Custodian/Trustee Information

> Applies to ALL retirement accounts and to non-retirement accounts that have elected to use a third party custodian/trustee.

> Make checks payable to the custodian and send ALL paperwork directly to the custodian. The custodian/trustee is responsible for sending payments pursuant to the instructions as set forth below.

Custodian/Trustee Name ______

Custodian/Trustee Address ______

City ______ State ______ ZIP ______

Custodian/Trustee Phone ______ Custodian/Trustee TIN ______

Investor Account Number with Custodian/Trustee ______

6. Distribution Information

If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%. If you do not complete this section, distributions will be paid to the registered owner at the address in Section 4 above. IRA accounts may not direct distributions without the custodian's approval.

Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by CVMC REIT II. Any capital returned to investors through distributions will be returned after certain fees and expenses are paid to the sponsor of this offering or its affiliates.

If you elect to participate in the Distribution Reinvestment Plan, you agree that, if at any time you fail to meet the applicable suitability standards set forth in the then current Prospectus, you will promptly provide written notification to: CVMC REIT II, c/o DST Systems, Inc, 430 W. 7th Street, Kansas City, MO 64105.

	% of Distribution
☐ I prefer to participate in the Distribution Reinvestment Plan, as described in the Prospectus	______
☐ Send distributions via check to investor's home address **(or for Qualified Plans, to the address listed in Section 5)**	______
☐ Send distributions via check to the alternate payee listed here **(not available for Qualified Plans without custodial approval)**	______

CURRENT FORM AS OF 5/15/17 VERSION AG

6. Distribution Information, continued

Name

Address

City State ZIP

Account Number

☐ **Direct Deposit: (Attach Voided Check)** I/we authorize CVMC REIT II, or its agent, DST Systems, Inc. by or through a third party provider, (as applicable, the "Issuer") to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below. **(not available for custodial held accounts without the custodian's approval)**

Financial Institution Name % of Distribution ☐ Checking

ABA/ Routing Number Account Number ☐ Savings

7. Broker-Dealer and Financial Advisor Information

Broker-Dealer Name

Financial Advisor's Name Rep Number

Financial Advisor's Firm Name Branch ID

Financial Advisor's Address

Financial Advisor's City State ZIP

Financial Advisor's Phone Financial Advisor's Fax

Financial Advisor's E-Mail Address

This Subscription was made as follows:

☐ Through a participating Broker-Dealer

☐ Through a participating RIA unaffiliated with a participating Broker-Dealer

☐ *Friends and Family Purchase

* Please refer to the prospectus for further information on friends and family discounts and consult with your broker-dealer or financial advisor to determine wheather you qualify for such discounts.

Based on the information I obtained from the investor regarding the investor's financial situation and investment objectives, I hereby certify to CVMC REIT II, that I have reasonable grounds to believe that the purchase of the shares by the investor is suitable for this investor and such investor has sufficient net worth and is in a position to realize the benefits of an investment in the shares, and further that I have (a) informed the investor of all aspects of liquidity and marketability of this investment, including the restrictions on transfers of the shares, (b) delivered the Prospectus to the investor the requisite number of days prior to the date that the investor will deliver this Subscription Agreement to the issuer as specified under the laws of the investor's principal state of residence or principal state of business, as applicable, (c) verified the identity of the investor through appropriate methods and will retain proof of such verification process as required by applicable law, and (d) verified that the investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.

If a Registered Associate of a FINRA member firm or a Registered Investment Advisor, I hereby certify that I am properly licensed and I am registered in the state of sale. State of sale is defined as the investor's principal place of residence or principal place of business, as applicable.

Signature of Financial Advisor Date

Branch Manager Signature (if required by Broker-Dealer) Date

8. Electronic Delivery (optional)

Electronic Delivery of stockholder communication is available and if you would prefer to receive such communications and statements electronically for CVMC REIT II, please affirmatively elect to do so by signing below where indicated.

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize CVMC REIT II to either (i) e-mail stockholder communications to you directly or (ii) make them available on the CVMC REIT II website and notify you by e-mail when such documents are available and how to access the documents.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

Sign below if you consent to the electronic delivery of documents for CVMC REIT II, including annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges in connection with access to these materials. E-mail address in the section below is required. Please carefully read the following representations before consenting to receive documents electronically. By signing this box and consenting to receive documents electronically, you represent the following:

(a) I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification of the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility. (b) I acknowledge that documents distributed electronically may be provided in Adobe's Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe's web site at www.adobe.com. The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications. (c) I acknowledge that I may receive at no cost from CVMC REIT II a paper copy of any documents delivered electronically by calling Investor Services at 888.292.3178 from 9:00 am to 5:00 pm EST Monday-Friday. (d) I acknowledge that if the e-mail notification is returned to CVMC REIT II as "undeliverable", a

CURRENT FORM AS OF 5/15/17 VERSION AG

ersion

8. Electronic Delivery (optional), continued

letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if CVMC REIT II is unable to obtain a valid e-mail address for me, CVMC REIT II will resume sending a paper copy of its filings by U.S. mail to my address of record. (e) I acknowledge that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling Investor Services at 888.292.3178 from 9:00 am to 5:00 pm EST Monday-Friday.

Electronic Delivery Acknowledgement Only

Signature of Investor ______________________ Date ________

Signature of Joint Investor ______________________ Date ________

E-mail (If blank - email from Section 4 will be used) ______________________

Joint Accounts: If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting stockholder must have access to the e-mail account provided.

Your e-mail address will be held in confidence and used only for matters relating to your investment.

9. Subscriber Signatures

Please separately initial each of the representations below. Except in the case of fiduciary, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

____Owner ____Co-Owner I have received the final Prospectus of Carter Validus Mission Critical REIT II, Inc. at least five business days before signing the Subscription Agreement.

____Owner ____Co-Owner I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under "Suitability Standards." I will not purchase additional shares unless I meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

____Owner ____Co-Owner I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

____Owner ____Co-Owner I am purchasing the shares for the account referenced above.

____Owner ____Co-Owner I acknowledge that I will not be admitted as a stockholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA PATRIOT Act and payment of the full purchase price of the shares.

____Owner ____Co-Owner **Alabama**: In addition to the general suitability standards listed above, Alabama investors must represent that they have a liquid net worth of at least 10 times the amount invested in the program and its affiliates.

____Owner ____Co-Owner **Iowa**: In addition to the general suitability standards listed above, an Iowa investor must have either (a) a minimum net worth of $300,000 (exclusive of home, auto and furnishings) or (b) a minimum annual income of $70,000 and a net worth of $100,000 (exclusive of home, auto and furnishings). In addition, Iowa recommends that an investor's total investment in this offering or any of its affiliates and any other non exchange traded REIT, not exceed 10% of the Iowa resident's liquid net worth. "Liquid net worth" for purposes of this investment shall consist of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **Kansas**: It is recommended by the Office of the Securities Commissioner of Kansas that investors limit their aggregate investment in our securities and the securities of other non-traded real estate investment trusts to not more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents, and readily marketable securities, as determined in conformity with Generally Acceptable Accounting Principles.

____Owner ____Co-Owner **Kentucky**: In addition to the general suitability standards listed above, no Kentucky resident can invest, in aggregate, more than 10% of their liquid net worth (cash, cash equivalents and readily marketable securities) in us or our affiliates' non-publicly traded real estate investment trusts.

____Owner ____Co-Owner **Maine**: In addition to the suitability standards noted above, the Maine Office of Securities recommends that an investor's aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.

____Owner ____Co-Owner **Massachusetts**: In addition to the suitability standards listed above, Massachusetts investors may not invest more than 10% of their liquid net worth in us or in other illiquid direct participation programs.

____Owner ____Co-Owner **Missouri**: In addition to the general suitability requirements listed above, no more than ten percent (10%) of any investor's liquid net worth shall be invested in the securities registered by the Issuer for this offering with the Securities Division.

____Owner ____Co-Owner **Nebraska**: In addition to the general suitability standards listed above, Nebraska investors must limit their aggregate investment in us and in the securities of other non-publicly traded real estate investment trusts to 10% of such investor's net worth. Accredited investors in Nebraska, as defined in 17 C.F.R. § 230.501, are not subject to this limitation.

____Owner ____Co-Owner **New Jersey**: In addition to the suitability standards listed above, a New Jersey investor's investment in the issuer, shares of its affiliates and other direct participation investments may not exceed 10% of his or her liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **New Mexico**: In addition to the general suitability standards listed above, a New Mexico investor may not invest more than 10% of their liquid net worth in us, our affiliates and other non-traded real estate investment programs.

____Owner ____Co-Owner **North Dakota**: North Dakota investors must represent that, in addition to the stated net income and net worth standards, they have a net worth of at least ten times their investment in us.

____Owner ____Co-Owner **Ohio**: It shall be unsuitable for an Ohio investor's aggregate investment in shares of the issuer, affiliates of the issuer, and in other non-traded real estate investment trusts to exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

CURRENT FORM AS OF 5/15/17 VERSION AG

9. Subscriber Signatures, continued

____Owner ____Co-Owner

Oregon: In addition to the minimum suitability standards described above, an Oregon resident may not exceed ten percent (10%) of the Oregon resident's liquid net worth in us and our affiliates.

____Owner ____Co-Owner

Pennsylvania: In addition to the general suitability standards listed above, a Pennsylvania investor may not invest more than 10% of their net worth (exclusive of home, furnishings and automobiles) in us.

____Owner ____Co-Owner

Tennessee: In addition to the general suitability standards listed above, Tennessee residents must have a minimum annual gross income of $100,000 and a minimum net worth of $100,000, or a minimum net worth of $500,000 exclusive of home, home furnishings and automobiles. In addition, Tennessee residents' investment in us must not exceed ten percent (10%) of their liquid net worth.

9a. Subscriber Acknowledgements & Signatures

See Guidelines for U.S. Taxpayer Certifications (the "guidelines") in Section 9a of the attached Investor Instructions to this Subscription Agreement for the guidelines on how to complete Section 9a.

INFORMATION REQUIRED BELOW

Certification

Exempt payee code (If any)

Exemption from FATCA reporting code (If any)
(Applies to accounts maintained outside the U.S.)

SELECTION REQUIRED BELOW

You must check the box in item 2 below next to the statement that applies to you.

By signing below, under penalties of perjury, I certify that:

1. The number shown in Section 4 of this Subscription Agreement is my correct taxpayer identification number, and

2. ☐ I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, or

   ☐ I am subject to backup withholding because I have been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, and

3. I am a U.S. citizen or other U.S. person (as defined in the Guidelines), and

4. The FATCA code(s) entered on this form (if any) indicating I am exempt from FATCA reporting is correct.

WE INTEND TO ASSERT THE FOREGOING REPRESENTATION AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS THEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE SUBSCRIBER HEREBY DECLARES THE INFORMATION SUPPLIED ABOVE IS TRUE AND CORRECT AND MAY BE RELIED UPON BY CVMC REIT II IN CONNECTION WITH THE SUBSCRIBER'S INVESTMENT IN CVMC REIT II.

THE SUBSCRIBER DOES NOT WAIVE ANY RIGHTS IT MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS SUBSCRIPTION AGREEMENT. A SALE OF SHARES MAY NOT BE COMPLETED UNTIL THE SUBSCRIBER HAS BEEN IN RECEIPT OF THE FINAL PROSPECTUS FOR CVMC REIT II FOR AT LEAST FIVE (5) BUSINESS DAYS.

THE SUBSCRIBER WILL NOT BE ADMITTED AS A STOCKHOLDER OF CVMC REIT II UNTIL THIS SUBSCRIPTION AGREEMENT HAS BEEN ACCEPTED BY CVMC REIT II. CVMC REIT II MAY REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. SUBSCRIPTIONS WILL BE ACCEPTED OR REJECTED WITHIN 30 DAYS OF THEIR RECEIPT. CVMC REIT II WILL ACCEPT SUBSCRIPTIONS IN GOOD ORDER NO LESS FREQUENTLY THAN MONTHLY, SUBJECT TO THE TERMS OF THE CURRENT PROSPECTUS. IF CVMC REIT II REJECTS THE SUBSCRIBER'S SUBSCRIPTION, THE PURCHASE PRICE WILL BE RETURNED TO THE SUBSCRIBER WITHIN TEN(10) BUSINESS DAYS AFTER THE REJECTION OF THE SUBSCRIPTION. IF THE SUBSCRIBER'S SUBSCRIPTION IS ACCEPTED, THE SUBSCRIBER WILL BE SENT A CONFIRMATION OF ITS PURCHASE AFTER THE SUBSCRIBER HAS BEEN ADMITTED AS A STOCKHOLDER.

CURRENT FORM AS OF 5/15/17 VERSION AG

9a. Subscriber Acknowledgements & Signatures, continued

SIGNATURE REQUIRED BELOW

IN ORDER TO HAVE THIS AGREEMENT EXECUTED, THE INVESTOR(S) MUST SIGN THIS SECTION

For CVMC REIT II, if the investor signing below is acquiring the shares through an IRA or will otherwise beneficially hold the shares through a Custodian or Trustee, the investor also authorizes CVMC REIT II to receive (on behalf of the investor) authorization for the investor to act as proxy for the Custodian or Trustee. This authorization coupled with the Custodian or Trustee authorization below is intended to permit the investor to vote his or her shares even though the investor is not the record holder of the shares. Signing Section 9a will not constitute an execution of this Subscription Agreement.

Owner Signature ______________________ Date ____________

Co-Owner Signature (If applicable) ______________________ Date ____________

AUTHORIZATION: FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY

Signature of Custodian(s) or Trustee(s): By signing this Subscription Agreement, the Custodian authorizes the investor to vote the number of shares of CVMC REIT II that are beneficially owned by the investor as reflected on the records of CVMC REIT II as of the applicable record date at any meeting of the shareholders of CVMC REIT II. This authorization shall remain in place until revoked in writing by the Custodian. CVMC REIT II is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

Authorized Signature (Custodian or Trustee) ______________________ Date ____________

☐ I am a Registered Investment Advisor representative and am completing and signing this application for a fiduciary account over which I maintain discretionary authority pursuant to a legally valid investment advisory agreement, which discretionary authority includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.

☐ I am acting in a fiduciary capacity and am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.

10. Check Instructions

For Non-Custodial Accounts: Please mail a completed original Subscription Agreement along with a check and the appropriate documents outlined in Sections 1 and 2 of this Subscription Agreement, to the appropriate address as outlined in Section 10a.

For Custodial Accounts: Please mail a completed original Subscription Agreement directly to the custodian, along with your check and the appropriate documents outlined in Sections 1 and 2 of this Subscription Agreement.

PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements.

Carter Validus Mission Critical REIT II, Inc. Investors: The Subscription Agreement, together with a check made payable to "Carter Validus Mission Critical REIT II, Inc." for the full purchase price, should be delivered to the address in Section 10a.

10a. Mailing Address

Regular Mail
Investment Processing Department
c/o DST Systems, Inc.
PO BOX 219731
Kansas City, MO 64121-9731

Overnight Mail
Investment Processing Department
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105-1407

Subscription Agreements may be faxed to:
855.223.2474

Payment may be wired to:
UMB Bank, N.A.
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: 9871916944
FAO: (Include Account Title)

Should you have any questions or concerns and require customer service to handle your request or inquiry, please contact our transfer agent at:

Investment Processing Department
c/o DST Systems, 430 W. 7th St., Kansas City, MO 64105
Investors: 888.292.3178
Financial Advisors: 877.907.1148

CURRENT FORM AS OF 5/15/17 VERSION AG

Investor Instructions

(not required to be returned with Subscription Agreement)

Please follow these instructions carefully. Failure to do so could result in the rejection of your subscription.

1. Investment

PLEASE NOTE: We do not accept money orders, traveler's checks, starter checks, foreign checks, counter checks, third-party checks or cash.

A minimum initial investment of $2,000 is required, except in New York, where the minimum investment is $2,500. In no event shall any investment be less than $100.

If you would like to purchase shares in this offering at regular intervals you may be able to do so by electing to participate in the Automatic Purchase Program by completing an enrollment form that we will provide upon request. North Carolina, New Jersey, Alabama, Nebraska and Ohio investors are not eligible to participate in the Automatic Purchase Program. Custodial accounts are also not eligible to participate in the Automatic Purchase Program.

1a. Select a Share Class

Please consult with your financial representative and check the appropriate box to indicate the class of shares you intend to purchase.

2. Enter Account Type - Check One Box Only

Please check the appropriate box to indicate the account type of the subscription.

** Transfer on Death (TOD): Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor's death. TOD registration is available only for owner(s)/investor(s) who are (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act.*

Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such Investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/ Administrator and plan participants/investors is required for investment through these types of accounts.

3. Enter Investment Title

All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 9a, you are certifying that this number is correct.

Please print the exact name(s) in which shares are to be registered. Include the trust/entity name, if applicable. If the account is Qualified, include the names and taxpayer identification numbers of the investor and the custodian or trustee.

4. Enter Investor Information

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions, including CVMC REIT II, to obtain, verify and record information that identifies each person who opens an account or person(s) authorized to effect transactions in an account. When you open an account, we will ask for your name, address, date of birth and other information that will allow us to identify you. Some or all of this information will be used to verify the identity of all persons opening an account.

Enter the name(s), mailing address and telephone numbers of the registered owner of the investment.

You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must provide the requested investor information for each joint owner.

All investors must provide a taxpayer identification number or social security number. By signing in Section 9a, you are certifying that this number is correct.

Primary Investor is: Individual, Trust/Qualified Plan, Entity, Minor (UGMA/UTMA)
Secondary Investor is: Additional Account holder, Trustee, Officer/Authorized Signer, Custodian (UGMA/UTMA)

5. Enter Third Party Custodian Information

Make checks payable to the custodian and send ALL paperwork directly to the custodian.

If you would like to purchase shares through an IRA account, First Trust Retirement and Community National Bank have each agreed to act as IRA custodians for such purpose; however, we do not require that you use our IRA custodian.

If you would like to establish a new IRA account with either First Trust Retirement or Community National Bank, we will pay the fees related to the establishment of such accounts with First Trust Retirement or Community National Bank and the first calendar year base fee. After we pay the first calendar year base fee, investors will be responsible for the annual IRA maintenance fees charged by either of the IRA custodians, charged at the beginning of each calendar year. Further information about custodial services is available through your broker or through our dealer manager at 1-888-292-3178.

Complete this section if the registered owner of the investment will be a Custodian Plan or Trust.

6. Enter Distribution Information

CURRENT FORM AS OF 5/15/17 VERSION AG

7. Enter Broker-Dealer and Financial Advisor Information

PLEASE NOTE: The Broker-Dealer or Financial Advisor must complete and sign this section of the Subscription Agreement. All fields are mandatory.

Required Representations: By signing Section 7, the Financial Advisor confirms on behalf of the Broker-Dealer that he or she:

- has discussed the investor's prospective purchase of shares with such investor;
- has advised such investor of all fundamental risks related to the investment in the shares, and the risk that the investor could lose his or her entire investment in the shares;
- has reasonable grounds to believe the investor is purchasing these shares for the account referenced in Section 5, and

The Broker-Dealer is duly licensed and may lawfully offer and sell the shares in the state of sale designated as the investor's principal place of residence or principal place of business, as applicable; and agrees to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years.

RIA Submission: Check this box to indicate whether submission is made through a Registered Investment Advisor (RIA) in its capacity as the RIA and not in its capacity as a Financial Advisor, if applicable, whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Financial Advisor affiliated with a Broker-Dealer, the transaction should be completed through that Broker-Dealer, not through the RIA.

8. Select Electronic Delivery (optional)

9. Subscriber Acknowledgements & Signatures

You must initial ALL appropriate representations for CVMC REIT II.

IMPORTANT: Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

9a. Subscriber Acknowledgements & Signatures

By signing this Subscription Agreement, you agree to provide the information in Section 9 of such Agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

Guidelines for U.S. Taxpayer Certifications

Definition of a U.S. Person - For U.S. federal tax purposes, you are considered a U.S. person if you are:

- An individual who is a U.S. citizen or U.S. resident alien,
- A partnership, corporation, company or association created or organized in the United States or under the laws of the United States,
- An estate (other than a foreign estate), or
- A domestic trust (as defined in Treasury Regulations section 301.7701-7).

What Number to Give the Requester – Social Security numbers ('SSN') have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers ("EIN') have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All 'Section' references are to the Internal Revenue Code of 1986, as amended.

For this type of account:	Give the SSN of:
1. An individual's account	The individual
2. Two or more individuals (Joint account)	The actual owner of the account or, if combined funds, the first individual on the account (1)
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)
4. (a) The usual revocable savings trust account (grantor also is trustee)	The grantor-trustee (1)
(b) So-called trust account that is not a legal or valid trust under State law	The actual owner (1)
5. Sole proprietorship or disregarded entity owned by an individual	The owner (3)
6. Grantor trust filing under Optional Form 1099 Filing Method 1 (see, Regulations section 1.671-4(b)(2)(i)(A))	The grantor (4)

For this type of account:	Give the SSN of:
7. Disregarded entity not owned by an individual	The owner (3)
8. A valid trust, estate, or pension trust	The legal entity (5)
9. Corporate or LLC electing corporate status on Form 8832 or Form 2553	The corporation
10. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11. Partnership or multi-member LLC	The partnership or LLC
12. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments	The public entity
13. A broker or registered nominee	The broker or nominee
14. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see, Regulations section 1.671-4(b)(2)(i)(B))	The trust

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's SSN.
(3) You must show your individual name and you also may enter your business or 'DBA' name on the second name line. You may use either your SSN or TIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN.
(4) Note: Grantor also must provide a Form W-9 to trustee of trust.
(5) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

CURRENT FORM AS OF 5/15/17 VERSION AG

Guidelines for U.S. Taxpayer Certifications, continued

Obtaining a Number

If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.socialsecurity.gov/forms/ss-5.pdf. You also may get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

Payees Exempt from Backup Withholding and/or FATCA Reporting

If you are exempt from backup withholding and/or FATCA reporting, enter in Section 9a, any code(s) that may apply to you.

Exempt Payee Code

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends. Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

The following codes identify payees that are exempt from backup withholding:

1. An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401 (f)(2)
2. The United States or any of its agencies or instrumentalities
3. A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions, agencies or instrumentalities
4. A foreign government or any of its political subdivisions, agencies, or instrumentalities
5. A corporation
6. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession
7. A futures commission merchant registered with the Commodity Futures Trading Commission
8. A real estate investment trust
9. An entity registered at all times during the tax year under the Investment Company Act of 1940
10. A common trust fund operated by a bank under section 584(a)
11. A financial institution
12. A middleman known in the investment community as a nominee or custodian
13. A trust exempt from tax under section 664 or described in section 4947

For interest and dividends, all listed payees are exempt except payees listed in category 7. For broker transactions, payees listed in categories 1 through 4 and 6 through 11 and all C corporations are exempt. For broker transactions, S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.

Exempt payees described above should complete Section 9a to avoid possible erroneous backup withholding. ENTER YOUR TAXPAYER IDENTIFICATION NUMBER AND ANY APPLICABLE EXEMPT PAYEE CODE, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Exemption from FATCA Reporting Code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements.

A – An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)
B – The United States or any of its agencies or instrumentalities
C – A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions, agencies, or instrumentalities
D – A corporation the stock of which is regularly traded on one or more established securities markets, as described in Reg. section 1.1472-1(c)(1)(i)
E – A corporation that is a member of the same expanded affiliated group as a corporation described in Reg. section 1.1472-1(c)(1)(i)
F – A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state
G – A real estate investment trust
H – A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940
I – A common trust fund as defined in section 584(a)
J – A bank as defined in section 581
K – A broker
L – A trust exempt from tax under section 664 or described in section 4947
M – A tax exempt trust under a section 403(b) plan or section 457(g) plan

Privacy Act Notice

Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply.

Penalties

- Failure to Furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
- Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.
- Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
- Misuse of TINs. If the requester discloses or uses taxpayer identification numbers in violation of F ederal law, the payer may be subject to civil and criminal penalties.

CURRENT FORM AS OF 5/15/17 VERSION AG

CARTER VALIDUS® MISSION CRITICAL REIT II

ADDITIONAL SUBSCRIPTION

This form may be used by any current investor in Carter Validus Mission Critical REIT II who desires to purchase additional shares of Carter Validus Mission Critical REIT II. Investors who acquired shares through a transfer of ownership or transfer on death and wish to make additional investments must complete the Carter Validus Mission Critical REIT II Subscription Agreement.

1. Investment Information

All investments are subject to suitability standards, see corresponding prospectus and Section 5 herein.

Amount of Subscription ______ State of Sale ______

Minimum Additional Investment is $500.
Money Orders, Traveler's Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.

Payment will be made with: ☐ Enclosed Check ☐ Funds Wired ☐ Funds to Follow - Name of Institution ______

☐ Volume Discount*: Check this box ONLY after discussion with your Broker-Dealer. Please provide a separate request in writing that sets forth the basis for receiving a volume discount as set forth in the appropriate prospectus.

*Any combination request will be subject to our verification that the subscriptions to be combined are made by a single qualifying purchaser. Please see "Volume Discounts" section of the prospectus for further information on volume discount qualifications

2. Account Number

Account Number ______

3. Investor Information- SSN or TIN Required

Please print name in which shares are registered.

Title Line 1 ______

Title Line 2 ______

Primary SSN/TIN ______ Secondary SSN/TIN ______

Primary Investor is: Individual, Trust/Qualified Plan, Entity, Minor (UGMA/UTMA)

Secondary Investor is: Additional Accountholder, Trustee, Officer/Authorized Signer, Custodian (UGMA/UTMA)

Primary Investor Name ______ SSN/TIN ______ DOB ______

Secondary Investor Name ______ SSN/TIN ______ DOB ______

Please indicate if mailing address has changed since initial investment in Carter Validus Mission Critical REIT II ☐ Yes ☐ No

If "yes", please print new address below:

Street Address ______

City ______ State ______ Zip Code ______

NOTE: Any and all U.S. taxpayers are required to complete Section 5a. (If a foreign national is, in fact, a U.S. taxpayer, complete Section 5a.)
Please refer to the Guidelines for U.S. Taxpayer Certifications in Section 5b. regarding your SSN or TIN.

CURRENT FORM AS OF 5/15/17 VERSION Q

4. Broker-Dealer and Financial Advisor Information

Broker-Dealer Name

Financial Advisor's Name | Rep Number

Financial Advisor's Firm Name | Branch ID

Financial Advisor's Address

Financial Advisor's City | State | Zip Code

Financial Advisor's Phone | Financial Advisor's Fax Number

Financial Advisor's E-mail Address

This Subscription was made as follows:

☐ Through a participating Broker-Dealer

☐ Through a participating RIA unaffiliated with a participating Broker-Dealer

☐ *Friends and Family Purchase

* Please refer to the prospectus for further information on friends and family discounts and consult with your broker-dealer or financial advisor to determine wheather you qualify for such discounts.

Based on the information I obtained from the investor regarding the investor's financial situation and investment objectives, I hereby certify to CVMC REIT II, that I have reasonable grounds to believe that the purchase of the shares by the investor is suitable for this investor and such investor has sufficient net worth and is in a position to realize the benefits of an investment in the shares, and further that I have (a) informed the investor of all aspects of liquidity and marketability of this investment, including the restrictions on transfers of the shares, (b) delivered the Prospectus to the investor the requisite number of days prior to the date that the investor will deliver this Subscription Agreement to the issuer as specified under the laws of the investor's principal state of residence or principal state of business, as applicable, (c) verified the identity of the investor through appropriate methods and will retain proof of such verification process as required by applicable law, and (d) verified that the investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.

If a Registered Associate of a FINRA member firm or a Registered Investment Advisor, I hereby certify that I am properly licensed and I am registered in the state of sale. State of sale is defined as the investor's principal place of residence or principal place of business, as applicable.

Signature of Financial Advisor | Date

Branch Manager Signature (if required by Broker-Dealer) | Date

5. Subscriber Signatures

Please separately initial each of the representations below. Except in the case of fiduciary, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

____Owner ____Co-Owner I have received the final Prospectus of Carter Validus Mission Critical REIT II, Inc. at least five business days before signing the Subscription Agreement.

____Owner ____Co-Owner I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under "Suitability Standards." I will not purchase additional shares unless I meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

____Owner ____Co-Owner I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

____Owner ____Co-Owner I am purchasing the shares for the account referenced above.

____Owner ____Co-Owner I acknowledge that I will not be admitted as a stockholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA PATRIOT Act and payment of the full purchase price of the shares.

____Owner ____Co-Owner **Alabama**: In addition to the general suitability standards listed above, Alabama investors must represent that they have a liquid net worth of at least 10 times the amount invested in the program and its affiliates.

____Owner ____Co-Owner **Iowa**: In addition to the general suitability standards listed above, an Iowa investor must have either (a) a minimum net worth of $300,000 (exclusive of home, auto and furnishings) or (b) a minimum annual income of $70,000 and a net worth of $100,000 (exclusive of home, auto and furnishings). In addition, Iowa recommends that an investor's total investment in this offering or any of its affiliates and any other non exchange traded REIT, not exceed 10% of the Iowa resident's liquid net worth. "Liquid net worth" for purposes of this investment shall consist of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **Kansas**: It is recommended by the Office of the Securities Commissioner of Kansas that investors limit their aggregate investment in our securities and the securities of other non-traded real estate investment trusts to not more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents, and readily marketable securities, as determined in conformity with Generally Acceptable Accounting Principles.

____Owner ____Co-Owner **Kentucky**: In addition to the general suitability standards listed above, no Kentucky resident can invest, in aggregate, more than 10% of their liquid net worth (cash, cash equivalents and readily marketable securities) in us or our affiliates' non-publicly traded real estate investment trusts.

____Owner ____Co-Owner **Maine**: In addition to the suitability standards noted above, the Maine Office of Securities recommends that an investor's aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.

CURRENT FORM AS OF 5/15/17 VERSION Q

5. Subscriber Signatures, continued

____Owner ____Co-Owner **Massachusetts**: In addition to the suitability standards listed above, Massachusetts investors may not invest more than 10% of their liquid net worth in us or in other illiquid direct participation programs.

____Owner ____Co-Owner **Missouri**: In addition to the general suitability requirements listed above, no more than ten percent (10%) of any investor's liquid net worth shall be invested in the securities registered by the Issuer for this offering with the Securities Division.

____Owner ____Co-Owner **Nebraska**: In addition to the general suitability standards listed above, Nebraska investors must limit their aggregate investment in us and in the securities of other non-publicly traded real estate investment trusts to 10% of such investor's net worth. Accredited investors in Nebraska, as defined in 17 C.F.R. § 230.501, are not subject to this limitation.

____Owner ____Co-Owner **New Jersey**: In addition to the suitability standards listed above, a New Jersey investor's investment in the issuer, shares of its affiliates and other direct participation investments may not exceed 10% of his or her liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **New Mexico**: In addition to the general suitability standards listed above, a New Mexico investor may not invest more than 10% of their liquid net worth in us, our affiliates and other non-traded real estate investment programs.

____Owner ____Co-Owner **North Dakota**: North Dakota investors must represent that, in addition to the stated net income and net worth standards, they have a net worth of at least ten times their investment in us.

____Owner ____Co-Owner **Ohio**: It shall be unsuitable for an Ohio investor's aggregate investment in shares of the issuer, affiliates of the issuer, and in other non-traded real estate investment trusts to exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

____Owner ____Co-Owner **Oregon**: In addition to the minimum suitability standards described above, an Oregon resident may not exceed ten percent (10%) of the Oregon resident's liquid net worth in us and our affiliates.

____Owner ____Co-Owner **Pennsylvania**: In addition to the general suitability standards listed above, a Pennsylvania investor may not invest more than 10% of their net worth (exclusive of home, furnishings and automobiles) in us.

____Owner ____Co-Owner **Tennessee**: In addition to the general suitability standards listed above, Tennessee residents must have a minimum annual gross income of $100,000 and a minimum net worth of $100,000, or a minimum net worth of $500,000 exclusive of home, home furnishings and automobiles. In addition, Tennessee residents' investment in us must not exceed ten percent (10%) of their liquid net worth.

5a. Subscriber Acknowledgements & Signatures

See Guidelines for U.S. Taxpayer Certifications (the "guidelines") in Section 5b of this Subscription Agreement for the guidelines on how to complete Section 5a.

INFORMATION REQUIRED BELOW

Certification

Exempt payee code (If any) ____________________

Exemption from FATCA reporting code (If any) ____________________
(Applies to accounts maintained outside the U.S.)

SELECTION REQUIRED BELOW

You must check the box in item 2 below next to the statement that applies to you.

By signing below, under penalties of perjury, I certify that:

1. The number shown in Section 3 of this Subscription Agreement is my correct taxpayer identification number, and

2. ☐ I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, or

   ☐ I am subject to backup withholding because I have been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, and

3. I am a U.S. citizen or other U.S. person (as defined in the Guidelines), and

4. The FATCA code(s) entered on this form (if any) indicating I am exempt from FATCA reporting is correct.

WE INTEND TO ASSERT THE FOREGOING REPRESENTATION AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS THEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE SUBSCRIBER HEREBY DECLARES THE INFORMATION SUPPLIED ABOVE IS TRUE AND CORRECT AND MAY BE RELIED UPON BY CVMC REIT II IN CONNECTION WITH THE SUBSCRIBER'S INVESTMENT IN CVMC REIT II.

THE SUBSCRIBER DOES NOT WAIVE ANY RIGHTS IT MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS SUBSCRIPTION AGREEMENT. A SALE OF SHARES MAY NOT BE COMPLETED UNTIL THE SUBSCRIBER HAS BEEN IN RECEIPT OF THE FINAL PROSPECTUS FOR CVMC REIT II FOR AT LEAST FIVE (5) BUSINESS DAYS.

THE SUBSCRIBER WILL NOT BE ADMITTED AS A STOCKHOLDER OF CVMC REIT II UNTIL THIS SUBSCRIPTION AGREEMENT HAS BEEN ACCEPTED BY CVMC REIT II. CVMC REIT II MAY REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. SUBSCRIPTIONS WILL BE ACCEPTED OR REJECTED WITHIN 30 DAYS OF THEIR RECEIPT. CVMC REIT II WILL ACCEPT SUBSCRIPTIONS IN GOOD ORDER NO LESS FREQUENTLY THAN MONTHLY, SUBJECT TO THE TERMS OF THE CURRENT PROSPECTUS. IF CVMC REIT II REJECTS THE SUBSCRIBER'S SUBSCRIPTION, THE PURCHASE PRICE WILL BE RETURNED TO THE SUBSCRIBER WITHIN TEN(10) BUSINESS DAYS AFTER THE REJECTION OF THE SUBSCRIPTION. IF THE SUBSCRIBER'S SUBSCRIPTION IS ACCEPTED, THE SUBSCRIBER WILL BE SENT A CONFIRMATION OF ITS PURCHASE AFTER THE SUBSCRIBER HAS BEEN ADMITTED AS A STOCKHOLDER.

CURRENT FORM AS OF 5/15/17 VERSION Q

5a. Subscriber Acknowledgements & Signatures, continued

SIGNATURE REQUIRED BELOW

IN ORDER TO HAVE THIS AGREEMENT EXECUTED, THE INVESTOR(S) MUST SIGN THIS SECTION

For CVMC REIT II, if the investor signing below is acquiring the shares through an IRA or will otherwise beneficially hold the shares through a Custodian or Trustee, the investor also authorizes CVMC REIT II to receive (on behalf of the investor) authorization for the investor to act as proxy for the Custodian or Trustee. This authorization coupled with the Custodian or Trustee authorization below is intended to permit the investor to vote his or her shares even though the investor is not the record holder of the shares. Signing Section 5a will not constitute an execution of this Subscription Agreement.

Owner Signature ______________________ Date ____________

Co-Owner Signature (If applicable) ______________________ Date ____________

AUTHORIZATION: FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY

Signature of Custodian(s) or Trustee(s): By signing this Subscription Agreement, the Custodian authorizes the investor to vote the number of shares of CVMC REIT II that are beneficially owned by the investor as reflected on the records of CVMC REIT II as of the applicable record date at any meeting of the shareholders of CVMC REIT II. This authorization shall remain in place until revoked in writing by the Custodian. CVMC REIT II is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

Authorized Signature (Custodian or Trustee) ______________________ Date ____________

☐ I am a Registered Investment Advisor representative and am completing and signing this application for a fiduciary account over which I maintain discretionary authority pursuant to a legally valid investment advisory agreement, which discretionary authority includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.

☐ I am acting in a fiduciary capacity and am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.

5b. Guidelines for U.S. Taxpayer Certifications

Definition of a U.S. Person - For U.S. federal tax purposes, you are considered a U.S. person if you are:

- An individual who is a U.S. citizen or U.S. resident alien,
- A partnership, corporation, company or association created or organized in the United States or under the laws of the United States,
- An estate (other than a foreign estate), or
- A domestic trust (as defined in Treasury Regulations section 301.7701-7).

What Number to Give the Requester – Social Security numbers ('SSN') have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers ("EIN') have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All 'Section' references are to the Internal Revenue Code of 1986, as amended.

For this type of account:	Give the SSN of:
1. An individual's account	The individual
2. Two or more individuals (Joint account)	The actual owner of the account or, if combined funds, the first individual on the account (1)
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)
4. (a) The usual revocable savings trust account (grantor also is trustee)	The grantor-trustee (1)
(b) So-called trust account that is not a legal or valid trust under State law	The actual owner (1)
5. Sole proprietorship or disregarded entity owned by an individual	The owner (3)
6. Grantor trust filing under Optional Form 1099 Filing Method 1 (see, Regulations section 1.671-4(b)(2)(i)(A))	The grantor (4)

For this type of account:	Give the SSN of:
7. Disregarded entity not owned by an individual	The owner (3)
8. A valid trust, estate, or pension trust	The legal entity (5)
9. Corporate or LLC electing corporate status on Form 8832 or Form 2553	The corporation
10. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11. Partnership or multi-member LLC	The partnership or LLC
12. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments	The public entity
13. A broker or registered nominee	The broker or nominee
14. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see, Regulations section 1.671-4(b)(2)(i)(B))	The trust

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's SSN.
(3) You must show your individual name and you also may enter your business or 'DBA' name on the second name line. You may use either your SSN or TIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN.
(4) Note: Grantor also must provide a Form W-9 to trustee of trust.
(5) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

CURRENT FORM AS OF 5/15/17 VERSION Q

5b. Guidelines for U.S. Taxpayer Certifications, continued

Obtaining a Number

If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.socialsecurity.gov/forms/ss-5.pdf. You also may get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

Payees Exempt from Backup Withholding and/or FATCA Reporting

If you are exempt from backup withholding and/or FATCA reporting, enter in Section 5a, any code(s) that may apply to you.

Exempt Payee Code

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends. Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

The following codes identify payees that are exempt from backup withholding:

1. An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401 (f)(2)
2. The United States or any of its agencies or instrumentalities
3. A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions, agencies or instrumentalities
4. A foreign government or any of its political subdivisions, agencies, or instrumentalities
5. A corporation
6. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession
7. A futures commission merchant registered with the Commodity Futures Trading Commission
8. A real estate investment trust
9. An entity registered at all times during the tax year under the Investment Company Act of 1940
10. A common trust fund operated by a bank under section 584(a)
11. A financial institution
12. A middleman known in the investment community as a nominee or custodian
13. A trust exempt from tax under section 664 or described in section 4947

For interest and dividends, all listed payees are exempt except payees listed in category 7. For broker transactions, payees listed in categories 1 through 4 and 6 through 11 and all C corporations are exempt. For broker transactions, S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.

Exempt payees described above should complete Section 5a to avoid possible erroneous backup withholding. ENTER YOUR TAXPAYER IDENTIFICATION NUMBER AND ANY APPLICABLE EXEMPT PAYEE CODE, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Exemption from FATCA Reporting Code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements.

A – An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)
B – The United States or any of its agencies or instrumentalities
C – A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions, agencies, or instrumentalities
D – A corporation the stock of which is regularly traded on one or more established securities markets, as described in Reg. section 1.1472-1(c)(1)(i)
E – A corporation that is a member of the same expanded affiliated group as a corporation described in Reg. section 1.1472-1(c)(1)(i)
F – A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state
G – A real estate investment trust
H – A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940
I – A common trust fund as defined in section 584(a)
J – A bank as defined in section 581
K – A broker
L – A trust exempt from tax under section 664 or described in section 4947
M – A tax exempt trust under a section 403(b) plan or section 457(g) plan

Privacy Act Notice

Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply.

Penalties

- Failure to Furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
- Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.
- Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
- Misuse of TINs. If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.

CURRENT FORM AS OF 5/15/17 VERSION Q

6. Check Instructions

For Non-Custodial Accounts: Please mail a completed original Additional Subscription Agreement along with a check and the appropriate documents outlined in Sections 1 and 2 of this Additional Subscription Agreement, to the appropriate address as outlined in Section 6a.

For Custodial Accounts: Please mail a completed original Additional Subscription Agreement directly to the custodian, along with your check and the appropriate documents outlined in Sections 1 and 2 of this Additional Subscription Agreement.

PLEASE NOTE: Only original, completed copies of the Additional Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Additional Subscription Agreements.

Carter Validus Mission Critical REIT II, Inc. Investors: The Subscription Agreement, together with a check made payable to "Carter Validus Mission Critical REIT II, Inc." for the full purchase price, should be delivered to the address in Section 6a.

6a. Mailing Address

Regular Mail
Investment Processing Department
c/o DST Systems, Inc.
PO BOX 219731
Kansas City, MO 64121-9731

Overnight Mail
Investment Processing Department
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105-1407

Additional Subscription Agreements may be faxed to:
855.223.2474

Payment may be wired to:
UMB Bank, N.A.
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: 9871916944
FAO: (Include Account Title)

Should you have any questions or concerns and require customer service to handle your request or inquiry, please contact our transfer agent at:

Investment Processing Department
c/o DST Systems, 430 W. 7th St., Kansas City, MO 64105
Investors: 888.292.3178
Financial Advisors: 877.907.1148

5/17 W

CV20013-Q

AUTOMATIC PURCHASE PROGRAM ENROLLMENT FORM

Complete this form if you wish to purchase shares of Carter Validus Mission Critical REIT II, Inc. at regular intervals through a transfer of funds from your bank account directly to your Carter Validus Mission Critical REIT II, Inc. investment account. Investors who acquired shares through a transfer of ownership or transfer on death and wish to make additional investments must complete the Carter Validus Mission Critical REIT II, Inc. Subscription Agreement. Custodial accounts are also not eligible to participate in the Automatic Purchase Program. Maryland, Nebraska, North Carolina, New Jersey, Alabama and Ohio investors are not eligible to participate in this Automatic Purchase Program.

1. Investor Information - SSN or TIN Required

Investor #1 Name: SSN/Tax ID: DOB:

Investor #2 Name: SSN/Tax ID: DOB:

Street Address:

City: State: Zip Code:

Optional
Mailing Address:

City: State: Zip Code:

Phone (day): Phone (evening):

E-mail: Account Number:

☐ US Citizen ☐ US Citizen residing outside the US

☐ Foreign citizen, country:

☐ Check here if you are subject to backup withholding

2. Investment Information

Monthly Investment Amount ($100/month minimum): Financial Institution Name:

Mailing Address:

City: State: Zip Code:

ABA/ Routing Number: Account Number: ☐ Checking ☐ Savings

Please enclose a voided check for the appropriate account to participate in the Automatic Purchase Program. By enclosing a voided check you authorize Carter Validus Mission Critical REIT II, Inc. to begin making electronic debits from the account designated by the enclosed voided check on the last business day of each month. Such deductions and investments will continue until you notify Carter Validus Mission Critical REIT II, Inc. in writing to change or discontinue them. Should your account contain insufficient funds to cover the authorized deduction, no deduction or investment will occur. In such event, your bank may charge you a fee for insufficient funds.

3. Broker-Dealer and Financial Advisor Information

Broker-Dealer Name

Financial Advisor's Name Rep Number

Financial Advisor's Firm Name Branch ID

Financial Advisor's Address

Financial Advisor's City State ZIP

Financial Advisor's Phone Financial Advisor's Fax

Financial Advisor's E-Mail Address

CURRENT FORM AS OF 7/13/17 VERSION I

D-1

3. Broker-Dealer and Financial Advisor Information, continued

This Subscription was made as follows:

☐ Through a participating Broker-Dealer

☐ Through a participating RIA

☐ *Friends and Family Purchase

* Please refer to the prospectus for further information on friends and family discounts and consult with your broker-dealer or financial advisor to determine wheather you qualify for such discounts.

Based on the information I obtained from the investor regarding the investor's financial situation and investment objectives, I hereby certify to CVMC REIT II, that I have reasonable grounds to believe that the purchase of the shares by the investor is suitable for this investor and such investor has sufficient net worth and is in a position to realize the benefits of an investment in the shares, and further that I have (a) informed the investor of all aspects of liquidity and marketability of this investment, including the restrictions on transfers of the shares, (b) delivered the Prospectus to the investor the requisite number of days prior to the date that the investor will deliver this Subscription Agreement to the issuer as specified under the laws of the investor's principal state of residence or principal state of business, as applicable, (c) verified the identity of the investor through appropriate methods and will retain proof of such verification process as required by applicable law, and (d) verified that the investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.

If a Registered Associate of a FINRA member firm or a Registered Investment Advisor, I hereby certify that I am properly licensed and I am registered in the state of sale. State of sale is defined as the investor's principal place of residence or principal place of business, as applicable.

Signature of Financial Advisor ______________________ Date ________

Branch Manager Signature (if required by Broker-Dealer) ______________________ Date ________

4. Investor Signatures

By signing below, you agree that if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current Prospectus (as Supplemented) or the Subscription Agreement relating to such investment, or if you change your registered representative, you will promptly notify Carter Validus Mission Critical REIT II, Inc. in writing of the fact at the address set forth below.

Signature of Investor: ______________________ Date: ________

Signature of Joint Investor: ______________________ Date: ________

Please consult your Financial Representative if you have any material changes which might affect your ability to meet the applicable suitability requirements.

Once Complete Send To:

Regular Mail

Investment Processing Department
c/o DST Systems, Inc.
P.O. Box 219731
Kansas City, MO 64121-9731
Investors: 888.292.3178
Financial Advisors: 877.907.1148

Overnight Mail

Investment Processing Department
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105
Investors: 888.292.3178
Financial Advisors: 877.907.1148

7/17 CV20012-I

D-2

CARTER VALIDUS® MISSION CRITICAL REIT II

GREENBACKER RENEWABLE ENERGY COMPANY

SIERRA INCOME CORPORATION

Multi-Offering Subscription Agreement

Investors in AL, AR, KY, MA, MD, NC, NE, NJ, OR and TN may not use this Multi-Offering Subscription Agreement to subscribe for shares of any offering described herein but instead should refer to the subscription agreement for each offering.

AN INVESTMENT IN THE OFFERING(S) OR "INVESTMENT PROGRAM(S)" DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR EACH OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN (10) BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE, SC DISTRIBUTORS, LLC (MEMBER FINRA/SIPC) AT 1-877-907-1148.

1. Investment

All investments are subject to suitability standards, see corresponding prospectus and Sections 9-9b herein.

Amount of Subscription ____________ **State of Sale** ____________

Minimum Initial Investment is $2,000 for CVMC REIT II, SIC & GREC.
Money Orders, Traveler's Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.

Payment will be made with: ☐ Enclosed Check ☐ Funds Wired ☐ Funds to Follow - Name of Institution ____________

(See Section 10 for Check Instructions)

	Investment Amount
Carter Validus Mission Critical REIT II (CVMC REIT II)	____________
Greenbacker Renewable Energy Company (GREC)	____________
Sierra Income Corporation (SIC)	____________

☐ **Volume Discount*:** Check this box ONLY after discussion with your Broker-Dealer. Please provide a separate request in writing that sets forth the basis for receiving a volume discount as set forth in the appropriate prospectus.

**Any combination request will be subject to our verification that the subscriptions to be combined are made by a single qualifying purchaser. Please see "Volume Discounts" section of the prospectus for further information on volume discount qualifications.*

1a. Share Class - The Selection of a Share Class is Required (CVMC REIT II Only)

Please consult with your Financial Advisor and check one of the following options pertaining to the class of shares you intend to purchase. The Prospectus contains additional information regarding these share classes, including the different fees which are payable with respect to each share class.

FOR CVMC REIT II INVESTORS - SHARE CLASS REQUIRED ☐ Class A ☐ Class T ☐ Class I

1b. Share Class - The Selection of a Share Class is Required (GREC Only)

Please consult with your Financial Advisor and check one of the following options pertaining to the class of shares you intend to purchase. The Prospectus contains additional information regarding these share classes, including the different fees which are payable with respect to each share class.

FOR GREC INVESTORS - SHARE CLASS REQUIRED ☐ Class A ☐ Class I ☐ Class C

CURRENT FORM AS OF 5/15/17 VERSION AD

F-1

2. Account Type - Check One Box Only

Account Type	Additional Required Documentation
☐ Individual ☐ TOD*	If TOD, Transfer on Death form *Please see Section 2 of Investor Instructions for details
☐ Joint Tenants ☐ TOD* ☐ Tenants in Common* ☐ Community Property*	If JTWROS TOD, Transfer on Death form *All parties must sign / Please see Section 2 of Investor Instructions for details
☐ Trust	Trustee Certification form or trust documents
☐ Estate	Documents evidencing individuals authorized to act on behalf of estate
☐ Custodial ☐ UGMA: State of: ______ ☐ UTMA: State of: ______	None
☐ Corporation ☐ C Corp ☐ S Corp	Articles of Incorporation or Corporate Resolution
☐ LLC ☐ Enter the tax classification (C= C Corporation, S= S Corporation, P= Partnership) ______	LLC Operating Agreement or LLC Resolution
☐ Partnership	Partnership Certification of Powers or Certificate of Limited Partnership
☐ Non-Profit Organization	Formation document or other document evidencing authorized signers
☐ Profit Sharing Plan* ☐ Defined Benefit Plan* ☐ KEOGH Plan*	Pages of plan document that list plan name, date, trustee name(s) and signatures *Please see Section 2 of Investor Instructions for details
☐ Traditional IRA ☐ SEP IRA ☐ ROTH IRA ☐ Simple IRA ☐ Inherited/Beneficial IRA	For Inherited IRA indicate Decedent's name: ______________________________
☐ Other (Specify) ____	

For Non-Qualified Custodial Accounts and all Qualified Accounts, please complete Section 5

3. Investment Title - SSN or TIN Required

Please print names in which shares of common stock are to be registered. For trusts, include trust name and name of trustee. If IRA or qualified plan, include both custodian and investor names and applicable Tax ID Numbers. If "same as below", write "same." *(This is the name that will appear on your statement.)*

Title Line 1 ______________________________

Title Line 2 ______________________________

SSN/TIN ______________________________

4. Investor Information

Primary Investor is: Individual, Trust/Qualified Plan, Entity, Minor (UGMA/UTMA)
Secondary Investor is: Additional Account holder, Trustee, Officer/Authorized Signer, Custodian (UGMA/UTMA)

Primary Investor Name ______ SSN/TIN ______ DOB ______

Secondary Investor Name ______ SSN/TIN ______ DOB ______

Street Address ______

City ______ State ______ ZIP ______

Phone (day) ______ Phone (evening) ______ Email ______

Mailing Address (optional) ______

City ______ State ______ ZIP ______

☐ **Check here for eletronic delivery and complete Section 8**

Citizenship: Please indicate Citizenship Status **(Required)**

☐ US Citizen ☐ US Citizen residing outside the US ☐ Resident Alien

☐ Non-Resident Alien* Country: ______________ ☐ Check here if you are subject to backup withholding

Please attach a separate sheet with the above information for each additional investor.

NOTE: Any and all U.S. taxpayers are required to complete Section 9a. (If a foreign national is, in fact, a U.S. taxpayer, complete Section 9a.)
Please refer to the Guidelines for U.S. Taxpayer Certifications in the Investor Instructions of this Subscription Agreement regarding your SSN or TIN.

* If non-resident alien, investor must submit the appropriate IRS Form W-8 **(e.g., Form W-8BEN, W-8ECI, W-8EXP or W-8IMY)** in order to make an investment. The applicable IRS Form can be obtained from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

CURRENT FORM AS OF 5/15/17 VERSION AD

F-2

5. Third Party Custodian/Trustee Information

> Applies to ALL retirement accounts and to non-retirement accounts that have elected to use a third party custodian/trustee.

> Make checks payable to the custodian and send ALL paperwork directly to the custodian. The custodian/trustee is responsible for sending payments pursuant to the instructions as set forth below.

Custodian/Trustee Name

Custodian/Trustee Address

City | State | ZIP

Custodian/Trustee Phone | Custodian/Trustee TIN

Investor Account Number with Custodian/Trustee

6. Distribution Information

If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%.

Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by CVMC REIT II and/or SIC and/or GREC. Any capital returned to investors through distributions will be returned after certain fees and expenses are paid to the sponsor of this offering or its affiliates.

If you elect to participate in the Distribution Reinvestment Plan, you agree that, if at any time you fail to meet the applicable suitability standards set forth in the then current Prospectus, you will promptly provide written notification to: CVMC REIT II and/or SIC and/or GREC, c/o DST Systems, Inc, 430 W. 7th Street, Kansas City, MO 64105.

> SELECTION REQUIRED BELOW

☐ I will not participate in the Distribution Reinvestment Plan

OR

☐ I will participate in the Distribution Reinvestment Plan, as described in the Prospectus — % of Distribution ______

And I would also like to:

☐ Send distributions via check to investor's home address (or for Qualified Plans, to the address listed in Section 5) ______

☐ Send distributions via check to the alternate payee listed here (not available for Qualified Plans without custodial approval) ______

Name

Address

City | State | ZIP

Account Number

☐ **Direct Deposit:** *(Attach Voided Check)* I/we authorize CVMC REIT II, SIC, GREC, or its agent, DST Systems, Inc. by or through a third party provider, (as applicable, the "Issuer") to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Multi-Offering Subscription Agreement, all parties must sign below. **(not available for custodial held accounts without the custodian's approval)**

Financial Institution Name | % of Distribution | ☐ Checking

ABA/ Routing Number | Account Number | ☐ Savings

7. Broker-Dealer and Financial Advisor Information

Broker-Dealer Name

Financial Advisor's Name | Rep Number

Financial Advisor's Firm Name | Branch ID

Financial Advisor's Address

Financial Advisor's City | State | ZIP

Financial Advisor's Phone | Financial Advisor's Fax

Financial Advisor's E-Mail Address

CURRENT FORM AS OF 5/15/17 VERSION AD

F-3

7. Broker-Dealer and Financial Advisor Information, continued

This Subscription was made as follows:

☐ Through a participating Broker-Dealer

☐ Through a participating RIA unaffiliated with a participating Broker-Dealer

☐ CVMC REIT II Friends and Family Purchase*

☐ Shares are being purchased net of commissions
(Not available to CVMC REIT II & Class A shares only for GREC)

* Please refer to CVMC REIT II's prospectus for further information on friends and family discounts and consult with your broker-dealer or financial advisor to determine wheather you qualify for such discounts.

Based on the information I obtained from the investor regarding the investor's financial situation and investment objectives, I hereby certify to CVMC REIT II and/or SIC and/or GREC, that I have reasonable grounds to believe that the purchase of the shares by the investor is suitable for this investor and such investor has sufficient net worth and is in a position to realize the benefits of an investment in the shares, and further that I have (a) informed the investor of all aspects of liquidity and marketability of this investment, including the restrictions on trasfers of the shares, (b) delivered the Prospectus to the investor the requisite number of days prior to the date that the investor will deliver this Multi-Offering Subscription Agreement to the issuer as specified under the laws of the investor's principal state of residence or principal state of business, as applicable, (c) verified the identity of the investor through appropriate methods and will retain proof of such verifcation process as required by applicable law, and (d) verified that the investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.

If a Registered Associate of a FINRA member firm or a Registered Investment Advisor, I hereby certify that I am properly licensed and I am registered in the state of sale. State of sale is defined as the investor's principal place of residence or principal place of business, as applicable.

Signature of Financial Advisor ____________________ Date ________

Branch Manager Signature (if required by Broker-Dealer) ____________________ Date ________

8. Electronic Delivery (Optional)

☐ CVMC REIT II ☐ GREC ☐ SIC

Electronic Delivery of stockholder communication is available and if you would prefer to receive such communications and statements electronically for the selected funds above, please affirmatively elect to do so by signing below where indicated.

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive shareholder communications, including your account-specific information, you authorize said offering(s) to either (i) e-mail shareholder communications to you directly or (ii) make them available on each offering's respective Website and notify you by e-mail when such documents are available and how to access the documents.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

Sign below if you consent to the electronic delivery of documents as applicable to the respective offering(s), including annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges in connection with access to these materials. E-mail address in the section below is required. Please carefully read the following representations before consenting to receive documents electronically. By signing this box and consenting to receive documents electronically, you represent the following:

(a) I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility. **(b)** I acknowledge that documents distributed electronically may be provided in Adobe's Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe's web site at www.adobe.com . The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to shareholder and/or unitholder communications. **(c)** I acknowledge that I may receive at no cost from CVMC REIT II and/or SIC and/or GREC a paper copy of any documents delivered electronically by calling SC Distributors at 877-907-1148 from 9:00 am to 5:00 pm EST Monday-Friday. **(d)** I acknowledge that if the e-mail notification is returned to CVMC REIT II and/or SIC and/or GREC as "undeliverable", a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if CVMC REIT II and/or SIC and/or GREC is unable to obtain a valid e-mail address for me, CVMC REIT II and/or SIC and/or GREC will resume sending a paper copy of its filings by U.S. mail to my address of record. **(e)** I acknowledge that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling SC Distributors at 877-907-1148 from 9:00 am to 5:00 pm EST Monday-Friday.

Electronic Delivery Acknowledgement Only

Signature of Investor ____________________ Date ________

Signature of Joint Investor ____________________ Date ________

E-mail (If blank - email from Section 4 will be used) ____________________

Joint Accounts: If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting shareholder must have access to the e-mail account provided.

Your e-mail address will be held in confidence and used only for matters relating to your investment(s).

CURRENT FORM AS OF 5/15/17 VERSION AD

F-4

9. Subscriber Acknowledgements & Signatures for CVMC REIT II

The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: (you must initial ALL appropriate representations below)

____Owner	____Co-Owner	I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under "Suitability Standards." I (we) will not purchase additional shares unless I (we) meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.
____Owner	____Co-Owner	I/we have received the final Prospectus of CVMC REIT II at least five (5) business days before signing the Subscription Agreement.
____Owner	____Co-Owner	I (we) acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.
____Owner	____Co-Owner	I/we am/are purchasing the shares for the account referenced above.
____Owner	____Co-Owner	I (we) acknowledge that I (we) will not be admitted as a stockholder until my (our) investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.
____Owner	____Co-Owner	**Iowa:** In addition to the general suitability standards listed above, an Iowa investor must have either (a) a minimum net worth of $300,000 (exclusive of home, auto and furnishings) or (b) a minimum annual income of $70,000 and a net worth of $100,000 (exclusive of home, auto and furnishings). In addition, Iowa recommends that an investor's total investment in this offering or any of its affiliates and any other non exchange traded REIT, not exceed 10% of the Iowa resident's liquid net worth. "Liquid net worth" for purposes of this investment shall consist of cash, cash equivalents and readily marketable securities.
____Owner	____Co-Owner	**Kansas:** It is recommended by the Office of the Securities Commissioner of Kansas that investors limit their aggregate investment in our securities and the securities of other non-traded real estate investment trusts to not more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents, and readily marketable securities, as determined in conformity with Generally Acceptable Accounting Principles.
____Owner	____Co-Owner	**Maine:** In addition to the suitability standards noted above, the Maine Office of Securities recommends that an investor's aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.
____Owner	____Co-Owner	**Missouri:** In addition to the general suitability requirements listed above, no more than ten percent (10%) of any investor's liquid net worth shall be invested in the securities registered by the Issuer for this offering with the Securities Division.
____Owner	____Co-Owner	**New Mexico:** In addition to the general suitability standards listed above, a New Mexico investor may not invest more than 10% of their liquid net worth in us, our affiliates and other non-traded real estate investment programs.
____Owner	____Co-Owner	**North Dakota:** North Dakota investors must represent that, in addition to the stated net income and net worth standards, they have a net worth of at least ten times their investment in us.
____Owner	____Co-Owner	**Ohio:** It shall be unsuitable for an Ohio investor's aggregate investment in shares of the issuer, affiliates of the issuer, and in other non-traded real estate investment trusts to exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.
____Owner	____Co-Owner	**Pennsylvania:** In addition to the general suitability standards listed above, a Pennsylvania investor may not invest more than 10% of their net worth (exclusive of home, furnishings and automobiles) in us.

9a. Subscriber Acknowledgements & Signatures for SIC

The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: (you must initial ALL appropriate representations below)

____Owner	____Co-Owner	I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under "Suitability Standards." I (we) will not purchase additional shares unless I (we) meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.
____Owner	____Co-Owner	I/we have received the final Prospectus of SIC at least five (5) business days before signing the Subscription Agreement.
____Owner	____Co-Owner	I (we) acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.
____Owner	____Co-Owner	I/we am/are purchasing the shares for the account referenced above.
____Owner	____Co-Owner	I (we) acknowledge that I (we) will not be admitted as a stockholder until my (our) investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

CURRENT FORM AS OF 5/15/17 VERSION AD

F-5

9a. Subscriber Acknowledgements & Signatures for SIC, continued

____Owner ____Co-Owner **California:** In addition to the suitability standards noted above, a California investor's total investment in SIC shares shall not exceed 10% of his or her net worth.

____Owner ____Co-Owner **Idaho:** In addition to the suitability standards above, the state of Idaho requires that each Idaho investor will not invest in the aggregate, more than 10% of his or her liquid net worth in shares of Sierra Income Corporation's common stock. Liquid net worth is defined as that portion of net worth consisting of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **Iowa:** In addition to the suitability standards noted above, Iowa investors must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $350,000 (net worth should be determined exclusive of home, auto and home furnishings); and (ii) Iowa investors must limit their aggregate investment in SIC shares and in the securities of other non-traded business development companies (BDCs) to 10% of such investor's liquid net worth (liquid net worth should be determined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **Kansas:** In addition to the suitability standards noted above, it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in SIC Shares and other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **Maine:** In addition to the suitability standards noted above, the Maine Office of Securities recommends that an investor's aggregate investment in SIC Shares and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.

____Owner ____Co-Owner **New Mexico:** In addition to the suitability standards noted above, a New Mexico resident's investment should not exceed 10% of his or her liquid net worth in SIC shares, its affiliates and other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **North Dakota:** In addition to the suitability standards noted above, North Dakota requires that shares may only be sold to residents of North Dakota that represent they have a net worth of at least ten times their investment in SIC shares and its affiliates and that they meet one of the established suitability standards.

____Owner ____Co-Owner **Oklahoma:** In addition to the suitability standards noted above, an Oklahoma investor must limit his or her investment in SIC shares to 10% of his or her net worth (excluding home, furnishings, and automobiles.)

____Owner ____Co-Owner **Ohio:** In addition to the suitability standards noted above, it shall be unsuitable for an Ohio investor's aggregate investment in SIC shares, its affiliates, and in other non-traded business development programs to exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

____Owner ____Co-Owner **Texas:** In addition to the suitability standards noted above, Texas residents purchasing shares (i) must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $250,000; and (ii) may not invest more than 10% of their net worth in SIC shares. For Texas residents, "net worth" does not include the value of one's home, home furnishings or automobiles.

9b. Subscriber Acknowledgements & Signatures for GREC

By executing the Multi-Offering Subscription Agreement, the undersigned hereby agrees to be bound by the terms of the limited liability operating agreement and any amendments or supplements thereto or cancellations thereof and authorizes GREC to make all filings of any and all certificates, instruments, agreements or other documents, whether related to the limited liability agreement or otherwise, as may be required or advisable under the laws of the State of Delaware.

The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following:
(you must initial ALL appropriate representations below)

____Owner ____Co-Owner I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under "Suitability Standards." I (we) will not purchase additional shares unless I (we) meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

____Owner ____Co-Owner I/we have received the final Prospectus of GREC at least five (5) business days before signing the Subscription Agreement.

____Owner ____Co-Owner I (we) acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

____Owner ____Co-Owner I/we am/are purchasing the shares for the account referenced above.

____Owner ____Co-Owner I (we) acknowledge that I (we) will not be admitted as a stockholder until my (our) investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

____Owner ____Co-Owner **California:** In addition to the minimum suitability standards listed above, a California investor's maximum investment in the Issuer may not exceed 10% of such investor's net worth.

____Owner ____Co-Owner **Idaho:** In addition to the minimum suitability standards listed above, an Idaho investor's total investment in the company shall not exceed 10% of his or her liquid net worth. Liquid net worth is defined as that portion of net worth consisting of cash, cash equivalents and readily marketable securities.

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9b. Subscriber Acknowledgements & Signatures for GREC, continued

____Owner ____Co-Owner

Iowa: Iowa investors must have either, (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $100,000, or (b) a minimum liquid net worth of at least $350,000. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consist of cash, cash equivalents and readily marketable securities. In addition, an Iowa investor's aggregate investment in the company, shares of the company's affiliates, and other non exchange traded direct participation programs may not exceed ten percent (10%) of his or her liquid net worth. Accredited investors in Iowa, as defined in 17 C.F.R. Section 230.501 of the 1933 Securities and Exchange Act, are not subject to the 10% investment limitation.

____Owner ____Co-Owner

Kansas: It is recommended by the Office of the Securities Commissioner of Kansas that Kansas investors limit their aggregate investment in us, the shares of our affiliates and other publicly offered direct participation programs to not more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner

Maine: The Maine Office of Securities recommends that an investor's aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.

____Owner ____Co-Owner

Michigan: It is recommended by the Michigan Securities Division that Michigan citizens not invest more than 10% of their liquid net worth in the shares. Liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities that may be converted into cash within one year.

____Owner ____Co-Owner

New Mexico: In addition to the minimum suitability standards described above, an investment in the shares, its affiliates and other similar non-traded direct participation programs by a New Mexico resident may not exceed ten percent (10%) of the New Mexico resident's liquid net worth.

____Owner ____Co-Owner

North Dakota: North Dakota investors must represent that, in addition to the standards listed above, they have a net worth of at least ten times their investment in the shares.

____Owner ____Co-Owner

Oklahoma: In addition to the minimum suitability standards described above, an investment by Oklahoma investors should not exceed 10% of their net worth (not including home, home furnishings and automobiles).

____Owner ____Co-Owner

Pennsylvania: Because the minimum closing amount is less than $80,000,000, you are cautioned to carefully evaluate the programs ability to fully accomplish its stated objectives and to inquire as to the current dollar volume of program subscriptions.

____Owner ____Co-Owner

Vermont: Accredited investors in Vermont, as defined in 17 C.F.R. § 230.501, may invest freely in this offering. In addition to the suitability standards described above, non-accredited Vermont investors may not purchase an amount in this offering that exceeds 10% of the investor's liquid net worth. For these purposes, "liquid net worth" is defined as an investor's total assets (not including home, home furnishings, or automobiles) minus total liabilities.

9d. Subscriber Acknowledgements & Signatures

See Guidelines for U.S. Taxpayer Certifications (the "guidelines") in Section 9d of the attached Investor Instructions to this Multi-Offering Subscription Agreement for the guidelines on how to complete Section 9d.

INFORMATION REQUIRED BELOW

Certification

Exempt payee code (If any)

Exemption from FATCA reporting code (If any)
(Applies to accounts maintained outside the U.S.)

SELECTION REQUIRED BELOW

You must check the box in item 2 below next to the statement that applies to you.

By signing below, under penalties of perjury, I certify that:

1. The number shown in Section 4 of this Multi-Offering Subscription Agreement is my correct taxpayer identification number, and

2. ☐ I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, or

   ☐ I am subject to backup withholding because I have been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, and

3. I am a U.S. citizen or other U.S. person (as defined in the Guidelines), and

4. The FATCA code(s) entered on this form (if any) indicating I am exempt from FATCA reporting is correct.

CURRENT FORM AS OF 5/15/17 VERSION AD

F-7

9d. Subscriber Acknowledgements & Signatures, continued

Please check all funds applicable.

☐ CVMC REIT II ☐ GREC ☐ SIC

WE INTEND TO ASSERT THE FOREGOING REPRESENTATION AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS THEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE SUBSCRIBER HEREBY DECLARES THE INFORMATION SUPPLIED ABOVE IS TRUE AND CORRECT AND MAY BE RELIED UPON BY EACH ISSUER IN CONNECTION WITH THE SUBSCRIBER'S INVESTMENT IN SUCH ISSUER.

THE SUBSCRIBER DOES NOT WAIVE ANY RIGHTS IT MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS SUBSCRIPTION AGREEMENT. A SALE OF SHARES MAY NOT BE COMPLETED UNTIL THE SUBSCRIBER HAS BEEN IN RECEIPT OF THE FINAL PROSPECTUS FOR FOR EACH OFFERING (AT LEAST FIVE (5) BUSINESS DAYS).

THE SUBSCRIBER WILL NOT BE ADMITTED AS A SHAREHOLDER OF THE APPLICABLE ISSUER UNTIL THIS SUBSCRIPTION AGREEMENT HAS BEEN ACCEPTED BY SUCH ISSUER. SUCH ISSUER MAY REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. SUBSCRIPTIONS WILL BE ACCEPTED OR REJECTED WITHIN 30 DAYS OF THEIR RECEIPT. EACH ISSUER WILL ACCEPT SUBSCRIPTIONS IN GOOD ORDER NO LESS FREQUENTLY THAN MONTHLY, SUBJECT TO THE TERMS OF THE CURRENT PROSPECTUS. IF AN ISSUER REJECTS THE SUBSCRIBER'S SUBSCRIPTION, THE PURCHASE PRICE WILL BE RETURNED TO THE SUBSCRIBER WITHIN TEN(10) BUSINESS DAYS AFTER THE REJECTION OF THE SUBSCRIPTION. IF THE SUBSCRIBER'S SUBSCRIPTION IS ACCEPTED, THE SUBSCRIBER WILL BE SENT A CONFIRMATION OF ITS PURCHASE AFTER THE SUBSCRIBER HAS BEEN ADMITTED AS A SHAREHOLDER.

FOR SIC INVESTORS ONLY

BY SIGNING BELOW, YOU ALSO ACKNOWLEDGE THAT:

- *YOU SHOULD NOT EXPECT TO BE ABLE TO SELL YOUR SHARES REGARDLESS OF HOW WE PERFORM.*
- *IF YOU ARE ABLE TO SELL YOUR SHARES, YOU WILL LIKELY RECEIVE LESS THAN YOUR PURCHASE PRICE.*
- *WE DO NOT INTEND TO LIST OUR SHARES ON ANY SECURITIES EXCHANGE DURING OR FOR WHAT MAY BE A SIGNIFICANT TIME AFTER THE OFFERING PERIOD, AND WE DO NOT EXPECT A SECONDARY MARKET IN THE SHARES TO DEVELOP.*
- *BEGINNING THE SECOND QUARTER OF 2013, WE IMPLEMENTED A SHARE REPURCHASE PROGRAM, BUT ONLY A LIMITED NUMBER OF SHARES ARE ELIGIBLE FOR*
- *REPURCHASE BY US. IN ADDITION, ANY SUCH REPURCHASES WILL BE AT A PRICE EQUAL TO OUR MOST RECENTLY DISCLOSED NET ASSET VALUE PER SHARE IMMEDIATELY PRIOR TO THE DATE OF REPURCHASE.*
- *YOU SHOULD CONSIDER THAT YOU MAY NOT HAVE ACCESS TO THE MONEY YOU INVEST FOR AN INDEFINITE PERIOD OF TIME.*
- *AN INVESTMENT IN OUR SHARES IS NOT SUITABLE FOR YOU IF YOU NEED ACCESS TO THE MONEY YOU INVEST. SEE "SHARE REPURCHASE PROGRAM," "SUITABILITY STANDARDS" AND "SHARE LIQUIDITY STRATEGY."*
- *BECAUSE YOU WILL BE UNABLE TO SELL YOUR SHARES, YOU WILL BE UNABLE TO REDUCE YOUR EXPOSURE IN ANY MARKET DOWNTURN.*
- *OUR DISTRIBUTIONS MAY BE FUNDED FROM OFFERING PROCEEDS OR BORROWINGS, WHICH MAY CONSTITUTE A RETURN OF CAPITAL AND REDUCE THE AMOUNT OF CAPITAL AVAILABLE TO US FOR INVESTMENT. ANY CAPITAL RETURNED TO STOCKHOLDERS THROUGH DISTRIBUTIONS WILL BE DISTRIBUTED AFTER PAYMENT OF FEES AND EXPENSES.*
- *OUR PREVIOUS DISTRIBUTIONS TO STOCKHOLDERS WERE FUNDED FROM TEMPORARY FEE REDUCTIONS THAT ARE SUBJECT TO REPAYMENT TO OUR ADVISER. THESE DISTRIBUTIONS WERE NOT BASED ON OUR INVESTMENT PERFORMANCE AND MAY NOT CONTINUE IN THE FUTURE. IF OUR ADVISER HAD NOT AGREED TO MAKE EXPENSE SUPPORT PAYMENTS, THESE DISTRIBUTIONS WOULD HAVE COME FROM YOUR PAID IN CAPITAL. THE REIMBURSEMENT OF THESE PAYMENTS OWED TO OUR ADVISER WILL REDUCE THE FUTURE DISTRIBUTIONS TO WHICH YOU WOULD OTHERWISE BE ENTITLED.*

SIGNATURE REQUIRED BELOW

IN ORDER TO HAVE THIS AGREEMENT EXECUTED, THE INVESTOR(S) MUST SIGN THIS SECTION

For the selected funds above, if the investor signing below is acquiring the shares through an IRA or will otherwise beneficially hold the shares through a Custodian or Trustee, the investor also authorizes the Investment Program(s) indicated in Section 1 to receive (on behalf of the investor) authorization for the investor to act as proxy for the Custodian or Trustee. This authorization coupled with the Custodian or Trustee authorization below is intended to permit the investor to vote his or her shares even though the investor is not the record holder of the shares. Signing Section 9d will not constitute an execution of this Multi-Offering Subscription Agreement.

Owner Signature ____________________ Date ____________

Co-Owner Signature (If applicable) ____________________ Date ____________

AUTHORIZATION: FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY

Signature of Custodian(s) or Trustee(s): By signing this Multi-Offering Subscription Agreement, the Custodian authorizes the investor to vote the number of shares of the Investment Program(s) indicated in Section 1 that are beneficially owned by the investor as reflected on the records of each said offering as of the applicable record date at any meeting of the shareholders of each said offering. This authorization shall remain in place until revoked in writing by the Custodian. The Investment Program(s) indicated in Section 1 is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

Authorized Signature (Custodian or Trustee) ____________________ Date ____________

☐ I am a Registered Investment Advisor representative and am completing and signing this application for a fiduciary account over which I maintain discretionary authority pursuant to a legally valid investment advisory agreement, which discretionary authority includes within its scope my completion and execution of this application on behalf of the investor.THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.

☐ I am acting in a fiduciary capacity and am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.

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10. Check Instructions

For Non-Custodial Accounts: Please mail a completed original Subscription Agreement along with a check and the appropriate documents outlined in Sections 1 and 2 of this Subscription Agreement, to the appropriate address as outlined in Section 10a.

For Custodial Accounts: Please mail a completed original Subscription Agreement directly to the custodian, along with your check and the appropriate documents outlined in Sections 1 and 2 of this Subscription Agreement.

PLEASE NOTE: Only original, completed copies of the Multi-Offering Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Multi-Offering Subscription Agreements.

- **Carter Validus Mission Critical REIT II, Inc. Investors:** The Multi-Offering Subscription Agreement, together with a check made payable to "Carter Validus Mission Critical REIT II, Inc." for the full purchase price, should be delivered to the address in Section 10a.
- **Sierra Income Corporation Investors:** The Multi-Offering Subscription Agreement, together with a check made payable to "UMB Bank, N.A., as Agent for Sierra Income Corporation" for the full purchase price, should be delivered to the address in Section 10a.
- **Greenbacker Renewable Energy Company Investors:** The Multi-Offering Subscription Agreement, together with a check made payable to "Greenbacker Renewable Energy Company" for the full purchase price, should be delivered to the address in Section 10a.
- **Greenbacker Renewable Energy Company Investors in PA:** Until we have raised the minimum offering amount required in the state of Pennsylvania, the Multi-Offering Subscription Agreement, together with a check made payable to "UMB Bank, N.A., as Escrow Agent for Greenbacker Renewable Energy Company, LLC" for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address in Section 10a. Please refer to the "Suitability Standards-Notice to Residents of Pennsylvania Only" section of the Prospectus for additional information regarding the Pennsylvania escrow requirements.

10a. Mailing Addresses

For CVMC REIT II and/or SIC and/or GREC (except PA)

Regular Mail
Investment Processing Department
c/o DST Systems, Inc.
PO BOX 219731
Kansas City, MO 64121-9731

Overnight Mail
Investment Processing Department
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105-1407

For GREC in PA *(before escrow requirements are met)*

Regular Mail
UMB Bank, N.A. as Escrow Agent for
Greenbacker Renewable Energy Company LLC
c/o DST Systems, Inc.
PO BOX 219731
Kansas City, MO 64121-9731

Overnight Mail
UMB Bank, N.A. as Escrow Agent for
Greenbacker Renewable Energy Company LLC
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105-1407

Should you have any questions or concerns and require customer service to handle your request or inquiry, please contact our transfer agent at:

Investment Processing Department
c/o DST Systems, 430 W. 7th St., Kansas City, MO 64105
Phone: (888) 292-3178

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Multi-Offering Investor Instructions

(not required to be returned with Subscription Agreement)

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Investors in AL, AR, KY, MA, MD, NC, NE, NJ, OR and TN may not use this Multi-Offering Subscription Agreement to subscribe for shares of any offering described herein but instead should refer to the subscription agreement for each offering.

1. Investment

PLEASE NOTE: Money orders, traveler's checks, starter checks, foreign checks, counter checks, third-party checks or cash will not be accepted. Minimum Initial Investment is $2,000 for CVMC REIT II, SIC & GREC. In no event shall any investment be less than $100.

1a-1b. Select a Share Class

2. Account Type - Check One Box Only

Please check the appropriate box to indicate the account type of the subscription.

** **Transfer on Death (TOD):** Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor's death. TOD registration is available only for owner(s)/investor(s) who are (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act.*

Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such Investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/ Administrator and plan participants/investors is required for investment through these types of accounts.

3. Enter Investment Title

4. Enter Investor Information

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account or person(s) authorized to effect transactions in an account. When you open an account, we will ask for your name, address, date of birth and other information that will allow us to identify you. Some or all of this information will be used to verify the identity of all persons opening an account.

You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must provide the requested investor information for each joint owner.

5. Enter Third Party Custodian Information

If you would like to purchase shares through an IRA account, First Trust Retirement has agreed to act as IRA custodian for such purpose for each of CVMC REIT II and/or SIC and/or GREC. In addition, Community National Bank has agreed to act as IRA custodian for purchases of SIC and/or GREC only or for joint purchases with CVMC REIT II; however, we do not require that you use our IRA custodian.

If you would like to establish a new IRA account with First Trust Retirement, CVMC REIT II and/or SIC and/or GREC will pay the first-year annual IRA maintenance fees of such accounts with First Trust Retirement. If you would like to establish a new IRA account with Community National Bank, CVMC REIT II will pay the first-year annual IRA maintenance fees of such accounts with Community National Bank. Thereafter, investors will be responsible for the annual IRA maintenance fees which are currently $25 per account per year. Further information about custodial services is available through your Financial Advisor or our dealer manager.

6. Enter Distribution Information

7. Enter Broker-Dealer and Financial Advisor Information

PLEASE NOTE: The Broker-Dealer or Financial Advisor must complete and sign this section of the Multi-Offering Subscription Agreement. All fields are mandatory.

Required Representations: By signing Section 7, the Financial Advisor confirms on behalf of the Broker-Dealer that he or she:

- has discussed the investor's prospective purchase of shares with such investor;
- has advised such investor of all fundamental risks related to the investment in the shares, and the risk that the investor could lose his or her entire investment in the shares;
- has reasonable grounds to believe the investor is purchasing these shares for the account referenced in Section 6, and

The Broker-Dealer is duly licensed and may lawfully offer and sell the shares in the state of sale designated as the investor's principal place of residence or principal place of business, as applicable; and agrees to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years.

Net of Commission Purchase ("NOCP"): NOCPs are available to registered associates and other employees of soliciting Broker-Dealer, the funds referenced in Section 1 and their affiliates, participants in a wrap account or commission replacement account with approval for a discount by the Broker-Dealer, RIA, bank trust account, etc. Representatives will not receive selling commission. Refer to prospectus for details.

RIA Submission: Check this box to indicate whether submission is made through a Registered Investment Advisor (RIA) in its capacity as the RIA and not in its capacity as a Financial Advisor, if applicable, whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Financial Advisor affiliated with a Broker-Dealer, the transaction should be completed through that Broker-Dealer, not through the RIA.

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8. Select Electronic Delivery (Optional)

9-9b Subscriber Acknowledgements & Signatures

You must initial ALL appropriate representations for ALL funds applicable.

IMPORTANT: Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

9d. Subscriber Acknowledgements & Signatures

Please check all funds applicable. By signing the Multi-Offering Subscription Agreement, you agree to provide the information in Section 9-9b of such Agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

Guidelines for U.S. Taxpayer Certifications

Definition of a U.S. Person - For U.S. federal tax purposes, you are considered a U.S. person if you are:

- An individual who is a U.S. citizen or U.S. resident alien,
- A partnership, corporation, company or association created or organized in the United States or under the laws of the United States,
- An estate (other than a foreign estate), or
- A domestic trust (as defined in Treasury Regulations section 301.7701-7).

What Number to Give the Requester – Social Security numbers ('SSN') have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers ("EIN') have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All 'Section' references are to the Internal Revenue Code of 1986, as amended.

For this type of account:	Give the SSN of:
1. An individual's account	The individual
2. Two or more individuals (Joint account)	The actual owner of the account or, if combined funds, the first individual on the account (1)
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)
4. (a) The usual revocable savings trust account (grantor also is trustee)	The grantor-trustee (1)
(b) So-called trust account that is not a legal or valid trust under State law	The actual owner (1)
5. Sole proprietorship or disregarded entity owned by an individual	The owner (3)
6. Grantor trust filing under Optional Form 1099 Filing Method 1 (see, Regulations section 1.671-4(b)(2)(i)(A))	The grantor (4)

For this type of account:	Give the SSN of:
7. Disregarded entity not owned by an individual	The owner (3)
8. A valid trust, estate, or pension trust	The legal entity (5)
9. Corporate or LLC electing corporate status on Form 8832 or Form 2553	The corporation
10. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11. Partnership or multi-member LLC	The partnership or LLC
12. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments	The public entity
13. A broker or registered nominee	The broker or nominee
14. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see, Regulations section 1.671-4(b)(2)(i)(B))	The trust

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's SSN.
(3) You must show your individual name and you also may enter your business or 'DBA' name on the second name line. You may use either your SSN or TIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN.
*(4) **Note:** Grantor also must provide a Form W-9 to trustee of trust.*
(5) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

***Note:** If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.*

Obtaining a Number

If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.socialsecurity.gov/forms/ss-5.pdf. You also may get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

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Guidelines for U.S. Taxpayer Certifications, continued

Payees Exempt from Backup Withholding and/or FATCA Reporting

If you are exempt from backup withholding and/or FATCA reporting, enter in Section 9d, any code(s) that may apply to you.

Exempt Payee Code

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends. Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

The following codes identify payees that are exempt from backup withholding:

1. An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401 (f)(2)
2. The United States or any of its agencies or instrumentalities
3. A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions, agencies or instrumentalities
4. A foreign government or any of its political subdivisions, agencies, or instrumentalities
5. A corporation
6. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession
7. A futures commission merchant registered with the Commodity Futures Trading Commission
8. A real estate investment trust
9. An entity registered at all times during the tax year under the Investment Company Act of 1940
10. A common trust fund operated by a bank under section 584(a)
11. A financial institution
12. A middleman known in the investment community as a nominee or custodian
13. A trust exempt from tax under section 664 or described in section 4947

For interest and dividends, all listed payees are exempt except payees listed in category 7. For broker transactions, payees listed in categories 1 through 4 and 6 through 11 and all C corporations are exempt. For broker transactions, S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.

Exempt payees described above should complete Section 9d to avoid possible erroneous backup withholding. ENTER YOUR TAXPAYER IDENTIFICATION NUMBER AND ANY APPLICABLE EXEMPT PAYEE CODE, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Exemption from FATCA Reporting Code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements.

A – An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)
B – The United States or any of its agencies or instrumentalities
C – A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions, agencies, or instrumentalities
D – A corporation the stock of which is regularly traded on one or more established securities markets, as described in Reg. section 1.1472-1(c)(1)(i)
E – A corporation that is a member of the same expanded affiliated group as a corporation described in Reg. section 1.1472-1(c)(1)(i)
F – A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state
G – A real estate investment trust
H – A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940
I – A common trust fund as defined in section 584(a)
J – A bank as defined in section 581
K – A broker
L – A trust exempt from tax under section 664 or described in section 4947
M – A tax exempt trust under a section 403(b) plan or section 457(g) plan

Privacy Act Notice

Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply.

Penalties

- Failure to Furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
- Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.
- Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
- Misuse of TINs. If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.

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